UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Cutter & Buck Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common Stock, no par value per share, of Cutter & Buck Inc. (“Common Stock”)
	(2)	Aggregate number of securities to which transaction applies:
11,174,434 shares of Common Stock (includes 557,307 shares underlying options to purchase Common Stock).
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based on the sum of (A) the product of (i) 10,617,127 shares of Cutter & Buck common stock outstanding as of April 12, 2007 multiplied by (ii) the merger consideration of $14.38 per share, plus (B) $3,852,028 expected to be paid upon cancellation of outstanding stock options.  In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .00003070 by the sum reflected in the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction:
$156,526,314
	(5)	Total fee paid:
$4,805.36
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

May    , 2007

Dear Cutter & Buck Inc. Shareholder:

You are cordially invited to attend a special meeting of the shareholders of Cutter & Buck Inc. to be held at [TIME], Seattle time, on [DAY OF WEEK], [MONTH_DATE], 2007, at [LOCATION].

At the special meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 12, 2007, by and among Cutter & Buck Inc., New Wave Group AB (Publ) and Newport Acquisition Corporation, a wholly-owned subsidiary of New Wave (the “Merger Agreement”), and the transactions contemplated thereby. The Merger Agreement provides for the merger of Newport with and into Cutter & Buck, as a result of which Cutter & Buck would remain as the surviving corporation and would become 100% owned by New Wave.

If the merger is completed, Cutter & Buck shareholders, other than shareholders that have perfected dissenters’ rights under Washington law, will receive $14.38 in cash, without interest and less any applicable withholding tax, for each share of Cutter & Buck common stock owned by them as of the date of the merger. The $14.38 per share cash consideration to be paid in the merger represents a premium of approximately 24.1% over the $11.59 closing price of Cutter & Buck’s common stock on April 11, 2007, the last trading day before the Merger Agreement was publicly announced.

Cutter & Buck’s board of directors has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the merger, are in the best interests of Cutter & Buck’s shareholders. Accordingly, the board of directors recommends that you vote “FOR” approval of the Merger Agreement and the transactions contemplated thereby, including the merger, and “FOR” any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of the Merger Agreement and the transactions contemplated thereby if there are not sufficient votes for such approval at the time of the special meeting.

Your vote is important.   We cannot complete the merger unless holders of at least two-thirds of our outstanding common stock vote to approve the Merger Agreement. Failure to submit a properly executed proxy will have the same effect as a vote against the Merger Agreement. Whether or not you plan to be present at the special meeting, we urge you to vote by completing, signing and returning the enclosed proxy or vote your shares via the telephone or internet (by following the instructions set forth on the enclosed proxy card) as soon as possible.* By submitting your proxy now, or voting your shares via the telephone or internet, you will not be precluded from attending the meeting and voting in person.

*                    If your shares are held in “street name,” meaning that they are registered in the name of a broker, nominee, fiduciary or other custodian, only that broker, nominee, fiduciary or other custodian can execute a proxy and vote your shares, and that broker, nominee, fiduciary or other custodian can do so only after receiving your specific instructions. If your shares are held in street name, please follow the directions provided by your broker, nominee, fiduciary or other custodian to provide them with instructions as to how to vote your shares at the special meeting.

The enclosed proxy statement provides detailed information about the merger, the Merger Agreement and the special meeting. We urge you to read the entire document carefully, including the documents included as annexes.

Very truly yours,

Douglas G. Southern
Chairman of the Board of Directors

The proxy statement is dated May   , 2007

and is first being mailed to shareholders on or about May   , 2007.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on [DAY OF WEEK], [MONTH_DATE], 2007

To the Shareholders of Cutter & Buck Inc.:

Notice is hereby given that a special meeting of shareholders of Cutter & Buck Inc. will be held at [TIME], Seattle time, on [DAY OF WEEK], [MONTH_DATE], 2007, at [LOCATION], [ADDRESS], for the following purposes:

1.                to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 12, 2007 (the “Merger Agreement”), by and among Cutter & Buck Inc., a Washington corporation (“Cutter & Buck”), New Wave Group AB (Publ) a corporation organized under the laws of Sweden (“New Wave”) and Newport Acquisition Corporation, a Washington corporation and a wholly owned subsidiary of New Wave (“Newport”) and the transactions contemplated thereby, including the merger, subject to the terms and conditions of the Merger Agreement, of Newport with and into Cutter & Buck (the “Merger”);

2.                to consider and vote upon any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, if there are not sufficient votes for such approval at the time of the special meeting; and

3.                to consider and vote upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Only shareholders of record on the books of the Company at the close of business on [MONTH_DATE], 2007, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof.

Cutter & Buck’s board of directors has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of Cutter & Buck’s shareholders. Accordingly, the board of directors recommends that you vote “FOR” approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, and “FOR” approval of any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, if there are not sufficient votes for such approval at the time of the special meeting.

Under Washington law, dissenters’ rights will be available to Cutter & Buck shareholders of record who do not vote in favor of approval of the Merger. To exercise your dissenters’ rights, you must strictly follow the procedures prescribed by Washington law. These procedures are summarized in the enclosed proxy statement.

Your vote is important.   Whether or not you plan to attend the meeting in person, please either sign, date and return the accompanying proxy in the enclosed stamped and addressed envelope or instruct us by telephone or via the internet as to how you would like your shares voted. Instructions on how to vote your shares by telephone or via the internet are on the proxy card enclosed with this proxy statement. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy or voted your shares via the telephone or internet.

By Order of the Board of Directors

Michael Gats
Secretary

Cutter & Buck Inc.

701 North 34th Street, Suite 400
Seattle, Washington 98103
May   , 2007

IMPORTANT:  Please call the toll-free telephone number or use the internet, as described on the enclosed proxy, or fill in, date, sign and return the enclosed proxy in the postage-paid envelope, to ensure that your shares are represented at the special meeting. If you attend the special meeting, you may vote in person, if you wish to do so, even though you have previously sent in your proxy or voted your shares via the telephone or internet.

If your shares are held in “street name,” meaning that they are registered in the name of a broker, nominee, fiduciary or other custodian, only that broker, nominee, fiduciary or other custodian can execute a proxy and vote your shares, and that broker, nominee, fiduciary or other custodian can do so only after receiving your specific instructions. If your shares are held in street name, please follow the directions provided by your broker, nominee, fiduciary or other custodian to provide them with instructions as to how to vote your shares at the special meeting.

i

ii

SUMMARY TERM SHEET

You are being asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 12, 2007, as amended, by and among Cutter & Buck Inc., a Washington corporation (“Cutter & Buck”), New Wave Group AB (Publ), a corporation organized under the laws of Sweden (“New Wave”) and Newport Acquisition Corporation, a Washington corporation and a wholly owned subsidiary of New Wave (“Newport”), which is referred to in this proxy statement as the Merger Agreement. The Merger Agreement provides for the merger of Newport with and into Cutter & Buck, which is referred to in this proxy statement as the Merger. Cutter & Buck would be the surviving corporation in the Merger, and, immediately following the Merger, New Wave would own 100% of the outstanding common stock of Cutter & Buck. This summary term sheet briefly describes the most material terms of the proposed Merger, but may not contain all of the information that is important to you. Cutter & Buck urges you to read carefully the entire proxy statement, including the documents included as annexes.

The Parties to the Merger Agreement (page 13)

•       Cutter & Buck Inc.—Cutter & Buck Inc., referred to in this proxy statement as Cutter & Buck or the Company, is a Washington corporation engaged in the design and marketing of upscale sportswear and outerwear under the Cutter & Buck brand.

•       New Wave Group AB (Publ)—New Wave Group AB (Publ), referred to in this proxy statement as New Wave, is a corporation organized under the laws of Sweden, engaged in the design and marketing of consumer products within the corporate promotional and consumer retail markets under such proprietary brands as Craft, Orrefors and Kosta Boda.

•       Newport Acquisition Corporation—Newport Acquisition Corporation, referred to in this proxy statement as Newport, is a Washington corporation and a wholly-owned subsidiary of New Wave. Newport was organized solely for the purpose of entering into the Merger Agreement and consummating the Merger. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.

Structure of the Merger (page 38)

The proposed transaction is a merger of Newport with and into Cutter & Buck, with Cutter & Buck as the surviving corporation in the Merger. In the Merger, each share of Cutter & Buck common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by persons properly exercising dissenters’ rights under Washington law) will be converted into the right to receive from New Wave the merger consideration of $14.38 in cash, without interest and less any applicable withholding tax. Immediately following the merger, Cutter & Buck will be a wholly-owned subsidiary of New Wave.

The Special Meeting (page 10)

•       Purpose of the Special Meeting—At the special meeting, Cutter & Buck shareholders will be asked to consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and to consider and vote upon any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of the Merger Agreement if there are not sufficient votes for such approval at the time of the special meeting.

•       Date, Time and Place of the Special Meeting—The special meeting will be held on [DAY OF WEEK], [MONTH_DATE], 2007, at [TIME], Seattle time, at [LOCATION].

•       Record Date; Voting Rights—The Company’s board of directors has fixed [MONTH_DATE], 2007 as the record date for the special meeting. Only holders of record of Cutter & Buck common stock as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof,

•       Required Vote—The affirmative vote of the holders of two-thirds of the outstanding shares of Cutter & Buck common stock is required to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. In order for shareholders to approve a proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of the merger agreement, the votes cast in favor of the proposal must exceed the votes cast against the proposal.

•       How Shares are Voted; Proxies—You may vote by completing the enclosed proxy card and then signing, dating and returning it in the postage-paid envelope provided, via telephone or the internet by following the instructions set forth on the enclosed proxy card, or by attending the special meeting and voting in person by ballot. Submitting a proxy or voting your shares via the telephone or the internet now will not limit your right to vote at the special meeting if you decide to attend in person. If your shares are held of record in “street name” by a broker, nominee, fiduciary or other custodian and you wish to vote in person at the special meeting, you must obtain from the record holder a “legal proxy” issued in your name.

Properly executed proxies that do not contain voting instructions will be voted “FOR” the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and “FOR” any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of the Merger Agreement.

Abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the special meeting, but will not be counted as votes cast for purposes of determining the approval of any matter submitted to the shareholders for a vote at the special meeting. Accordingly, if a quorum exists, abstentions and broker non-votes will have the effect of a vote “AGAINST” the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and will have no effect on the voting results as to any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of the Merger Agreement.

•       Revocation of Proxies—You may revoke your proxy at any time before it has been exercised at the special meeting by giving written notice of such revocation to the Corporate Secretary of Cutter & Buck, timely delivering a later-dated, signed proxy or attending the special meeting and voting in person. Your attendance at the special meeting, by itself, will not revoke your proxy. If you have given voting instructions to a broker, nominee, fiduciary or other custodian that holds your shares in “street name,” you may revoke those instructions by following the directions given by the broker, nominee, fiduciary or other custodian.

Recommendation of the Board of Directors; Reasons for Recommending the Approval of the Merger Agreement (page 21)

Cutter & Buck’s board of directors has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of Cutter & Buck’s shareholders. Accordingly, the board of directors recommends that you vote “FOR” approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, and “FOR” approval of any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of the Merger Agreement.

For a description of the events leading to the Merger Agreement and the reasons for the board of directors’ recommendation of the approval of the Merger Agreement, see “THE MERGER—Background of the Merger” beginning on page 14 and “THE MERGER—Recommendation of the Board of Directors; Reasons for Recommending the Approval of the Merger Agreement” beginning on page 21.

Opinion of the Company’s Financial Advisor (page 23)

In connection with the Merger, the Company’s board of directors received an opinion, dated April 12, 2007, of Kurt Salmon Associates Capital Advisors, Inc. (“KSA”) that, as of April 12, 2007 and based upon and subject to the factors and assumptions set forth therein, the $14.38 per share in cash to be received by the holders of Cutter & Buck common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The written opinion of KSA, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached in its entirety as Annex B to this proxy statement. This opinion was provided to Cutter & Buck’s board of directors for the information and assistance of Cutter & Buck’s board of directors in connection with its evaluation of the Merger. This opinion is not a recommendation as to how any holder of Cutter & Buck common stock should vote or act in connection with the Merger.

Interests of the Company’s Directors and Executive Officers in the Merger (page 31)

When considering the recommendation by the Company’s board of directors, you should be aware that the Company’s directors and executive officers may have interests in the Merger that are or may be different from, or in addition to, the interests of the Company’s other shareholders. The Company’s board of directors was aware of the interests described below and considered them, among other matters, when adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger. These interests, which are discussed in detail in the section entitled “THE MERGER—Interests of the Company’s Directors and Executive Officers in the Merger,” include the following:

•       Directors’ and Officers’ Indemnification and Insurance—The Merger Agreement provides for continuation of indemnification and liability insurance coverage, for six years following the effective time of the Merger, for current and former officers and directors of the Company. In addition, the Merger Agreement provides for indemnification (without limit as to duration) for all individuals serving as a director, officer, trustee, employee, agent or fiduciary of the Company or its subsidiaries as of the date of the Merger Agreement or at any time between the date of the Merger Agreement and the completion of the Merger, for claims occurring at or before the effective time of the Merger.

•       Continuation of Employee Benefits—New Wave has agreed to maintain a specified level of employee benefits for a limited period after the effective time of the Merger.

•       Treatment of Stock Options and Restricted Stock—Under the terms of the Merger Agreement, each holder of an option to purchase the Company’s common stock bearing an exercise price below $14.38 per share will, at the effective time of the Merger, be entitled to receive a cash payment from New Wave in an amount equal to $14.38 minus the exercise price of the option, multiplied by the number of shares available for purchase under the option. In addition, each option and share of Company restricted stock which is outstanding prior to the Merger will, as a result of the Merger, immediately vest in full.

Alternative Transactions; Changes to Board Recommendation (page 46)

Under the Merger Agreement, the Company and its subsidiaries are not to (and are not to authorize or knowingly permit any of their respective directors, officers, employees, counsel, investment bankers, financial advisors and sources, accountants, agents and other authorized representatives to):

•       initiate, solicit, cause, or knowingly encourage or facilitate, directly or indirectly (including by way of furnishing any nonpublic information), any inquiries or the making of any proposal or other action that constitutes or might reasonably be expected to lead to any Company Acquisition Proposal (as defined in the Merger Agreement); or

•       enter into discussions or negotiate with any person in furtherance of any inquiries or to obtain a Company Acquisition Proposal; or

•       except as permitted by the provisions of the Merger Agreement, enter into any agreement with respect to a Company Acquisition Proposal.

Prior to shareholder approval of the Merger Agreement, if the Company’s board of directors receives a bona fide Company Acquisition Proposal made under circumstances not involving a breach of the provisions described in the immediately-preceding paragraph, the Company and its board of directors may (after giving New Wave at least 24 hours’ notice of its intention to do so and after entering into a confidentiality agreement that meets specified requirements with the person or persons making such proposal) participate in discussions or negotiations with, or furnish any information with respect to the Company to, such persons and their representatives and sources of financing if the board of directors determines in good faith, after consultation with its outside counsel and a financial advisor of nationally recognized reputation: (1) that such Company Acquisition Proposal is or is reasonably likely to lead to a Company Superior Proposal (as defined in the Merger Agreement) and (2) that the failure to participate in such discussions or negotiations or to furnish such information would be inconsistent with the directors’ fiduciary duties under applicable law.

Subject to the satisfaction of specified conditions, the Company’s board of directors may take actions constituting a modification of its recommendation that shareholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger, or may cause the Company to terminate the Merger Agreement, to enter into a transaction pursuant to a Company Superior Proposal. The Company will be required to pay New Wave a termination fee of $4 million in connection with a termination of the Merger Agreement under such circumstances.

Conditions to the Merger (page 48)

The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

•       approval of the Merger Agreement by the Company’s shareholders;

•       no governmental entity having jurisdiction over the Company, New Wave or Newport having enjoined or otherwise prohibited consummation of the Merger substantially on the terms contemplated by the Merger Agreement; and

•       expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The obligations of New Wave and Newport to consummate the Merger are also subject to other customary closing conditions relating to the accuracy of the Company’s representations and warranties and the performance by the Company of its obligations under the Merger Agreement, and the receipt of certain third-party consents with respect to the Merger.

The obligations of the Company to consummate the Merger are also subject to the satisfaction or waiver of customary closing conditions relating to the accuracy of New Wave’s and Newport’s representations and warranties and the performance by New Wave and Newport of their obligations under the Merger Agreement.

The Merger is not subject to any financing condition.

Termination and Effect of Termination (page 49)

The Merger Agreement contains provisions addressing the circumstances under which the Company or New Wave may terminate the Merger Agreement. The Merger Agreement provides that, under specified circumstances, the Company will be required to pay New Wave a termination fee of $4 million.

Material United States Federal Income Tax Consequences (page 31)

The receipt of the merger consideration in exchange for your common shares will be a fully taxable transaction for U.S. federal income tax purposes. Your tax consequences will depend on your particular situation. You are urged to consult your own tax advisor for a full understanding of the tax consequences of the Merger to you.

Delisting and Deregistration of Cutter & Buck Common Stock (page 37)

If the Merger is completed, the shareholders of Cutter & Buck will no longer have any interest in, and will no longer be shareholders of, Cutter & Buck and will not participate in any future earnings or growth of Cutter & Buck, and New Wave will own 100% of the outstanding shares of Cutter & Buck common stock. Following the Merger, Cutter & Buck common stock will no longer be publicly traded, and Cutter & Buck will no longer file periodic reports with the United States Securities and Exchange Commission, or SEC.

Dissenters’ Rights (page 33)

Shareholders who do not vote in favor of approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, and who otherwise comply with the procedures for perfecting dissenters’ rights under Washington law may demand payment of the “fair value” of their shares in connection with the consummation of the Merger. The fair value of your shares may be more or less than the merger consideration.

QUESTIONS AND ANSWERS ABOUT THE MERGER
AND THE SPECIAL MEETING

Q:             What effect will the Merger have on Cutter & Buck?

A:             New Wave Group AB (Publ), referred to in this proxy statement as “New Wave,” has formed a wholly-owned subsidiary, Newport Acquisition Corporation, referred to in this proxy statement as “Newport,” which will be merged with and into Cutter & Buck Inc., referred to in this proxy statement as Cutter & Buck or the Company. Cutter & Buck will be the surviving corporation in the Merger. Immediately after the Merger has been completed, the common stock of Cutter & Buck will be 100% owned by New Wave and will no longer be publicly traded.

Q:             What will I receive in the Merger?

A:             If the Merger is completed, Cutter & Buck shareholders, other than shareholders that have perfected dissenters’ rights under Washington law, will receive $14.38 in cash, without interest and less any applicable withholding tax, for each share of Cutter & Buck common stock owned by them as of the date of the Merger. The $14.38 per share being paid in the Merger represents a premium of approximately 24.1% over the $11.59 closing price of Cutter & Buck common stock on April 11, 2007, the last trading day before the Merger Agreement was publicly announced.

Q:             What is the recommendation of Cutter & Buck’s board of directors?

A:             Cutter & Buck’s board of directors has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of Cutter & Buck’s shareholders and recommends that you vote “FOR” approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. For a discussion of factors that the board took into account in making that determination and recommendation, see “THE MERGER—Recommendation of the Board of Directors; Reasons for Recommending the Approval of the Merger Agreement” beginning on page 21.

Q:             What vote of shareholders is required to approve the Merger?

A:             The Merger Agreement must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Cutter & Buck’s common stock.

Q:             If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:             Your broker will vote your shares only if you provide instructions on how to vote. You should follow the procedures provided by your broker regarding how to provide proper instructions to your broker so that your shares will be represented at the special meeting.

Q:             How do I vote my shares?

A:             If you are a shareholder of record, you may give a proxy to be voted at the special meeting:

•       By mailing in the enclosed proxy card;

•       Over the telephone by calling a toll-free number; or

•       Electronically, using the internet.

The telephone and internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the internet, please refer to the specific instructions on the enclosed proxy card. If you wish to vote using your proxy form and you return your signed proxy to us before the special meeting, we will vote your shares as you direct.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:             What do I need to do now?

A:             You should sign and date your proxy card and mail it in the enclosed postage-paid envelope, or submit your proxy via telephone or the internet, as soon as possible so that your shares may be represented at the special meeting, even if you plan to attend the special meeting in person.

Q:             May I change my vote?

A:             Yes. You can revoke your proxy at any time before it is exercised at the special meeting in any of three ways:

•       by submitting written notice of revocation to our Secretary, Michael Gats;

•       by submitting another proxy by telephone, via the internet, or by mail with a later date and, if by mail, that is properly signed; or

•       by voting in person at the special meeting.

If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

Q:             Should I send my stock certificates now?

A:             No. If the Merger is completed, the paying agent for the Merger will send you written instructions for exchanging your stock certificates for the merger consideration.

Q:             What happens if I do not send in my proxy or if I abstain from voting?

A:             If you do not send in your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against approval of the Merger Agreement.

Q:             What regulatory approvals and filings are needed to complete the Merger?

A:             Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, and the rules thereunder, the Merger may not be completed unless certain information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and applicable waiting periods expire or are terminated. New Wave and the Company each filed a notification and report form pursuant to the HSR Act with the Antitrust Division and the Federal Trade Commission on April    , 2007. Neither Cutter & Buck nor New Wave is aware of any other additional material regulatory approvals that are required in order to consummate the Merger.

Q:             What are the tax consequences of the Merger?

A:             If the Merger is completed, the exchange of Cutter & Buck common stock by the Company’s shareholders in return for the merger consideration will be a taxable transaction for U.S federal income tax purposes. To review the tax consequences of the Merger in greater detail, see “THE MERGER—Material United States Federal Income Tax Consequences” beginning on page 31. Your tax consequences will depend on your particular situation. You should contact your own tax advisor for a full understanding of the applicable federal, state, local, foreign, and other tax consequences to you resulting from the Merger.

Q:             What rights do I have to dissent from the Merger?

A:             If you wish, you may dissent from the Merger and obtain payment of the fair value of your common stock instead of receiving $14.38 per share of Cutter & Buck common stock, without interest and less any applicable withholding tax, pursuant to the terms of the Merger Agreement. However, you must strictly follow the procedures prescribed by Washington law, which are summarized under “THE MERGER—Dissenters’ Rights” beginning on page 33. The fair value of your shares may be more or less than the merger consideration.

Q:             Will 1 receive my regular dividend?

A:             Under the Merger Agreement, Cutter & Buck is precluded from declaring and paying regular quarterly cash dividends unless the aggregate amount of such dividends is deducted from the purchase price being paid by New Wave in the transaction. Accordingly, Cutter & Buck does not anticipate declaring or paying a quarterly dividend during the pendency of the Merger.

Q:             Who can help answer my questions?

A:             If you have additional questions about the Merger or would like additional copies of this proxy statement, please contact the Company’s Chief Financial Officer and Corporate Secretary, Michael Gats, at 701 North 34th Street, Suite 400, Seattle, Washington 98103, or telephone the Company’s Investor Relations Department at (206) 830-6812.

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FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated by reference into or attached to this proxy statement contain forward-looking statements. These statements relate to future events or the Company’s future financial performance, including statements regarding completion of the Merger. In some cases, readers can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipated,” “believes,” “estimated,” “potential,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on Cutter & Buck’s current estimates and assumptions and, as such, involve uncertainty and risk.

The forward-looking statements contained in this proxy statement are not guarantees of future performance, and actual results may differ materially from those contemplated by these forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement or, in the case of documents incorporated by reference or attached to this proxy statement, as of the respective dates of such documents. Many factors could cause actual results to differ materially from those discussed in forward-looking statements, including:

•       Failure to obtain shareholder approval or the failure to satisfy other closing conditions, including regulatory approvals, with respect to the Merger;

•       The occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or to delays in the consummation of the Merger; and

•       The failure of the Merger to close for any other reason.

Except to the extent required under federal securities laws, Cutter & Buck does not intend to update or revise the forward-looking statements contained in this proxy statement. In the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required under applicable law, update such information through a supplement to this proxy statement to the extent necessary.

All information contained in this proxy statement concerning New Wave, Newport and their respective affiliates has been supplied by New Wave and has not been independently verified by Cutter & Buck.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

The special meeting will be held on [DAY OF WEEK], [MONTH_DATE], 2007, at [TIME], Seattle time, at [LOCATION].

Purpose of the Special Meeting

At the special meeting, Cutter & Buck shareholders will be asked:

•       to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 12, 2007 (the “Merger Agreement”), by and among Cutter & Buck, New Wave and Newport and the transactions contemplated thereby, including the Merger, subject to the terms and conditions of the Merger Agreement, of Newport with and into Cutter & Buck (the “Merger”);

•       to consider and vote upon any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, if there are not sufficient votes for such approval at the time of the special meeting; and

•       to consider and vote upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Record Date; Voting Rights

The Company’s board of directors has fixed [MONTH_DATE], 2007 as the record date for the special meeting. Only holders of record of the Company’s common stock as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. You are entitled to one vote for each share of the Company’s common stock that you held as of the close of business on the record date. A list of shareholders entitled to receive notice of, and to vote at, the special meeting, arranged in alphabetical order, showing the address of, and number of shares of the Company’s common stock held by, each such shareholder, will be open for inspection by the Company’s shareholders, during regular business hours, beginning 10 days prior to the special meeting and continuing through the special meeting (including any adjournment thereof), at Cutter & Buck’s principal office, located at 701  North 34th Street, Suite 400, Seattle, Washington 98103. At the close of business on April   , 2007, there were                   shares of Cutter & Buck common stock outstanding.

Quorum

The presence, in person or by proxy, of holders of a majority of the outstanding shares of the Company’s common stock as of the record date for the special meeting is required to constitute a quorum for the transaction of business at the special meeting. Shares represented by proxies reflecting abstentions and properly executed broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum.

The inspector of election appointed for the special meeting will determine whether or not a quorum exists. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Required Vote

The affirmative vote of the holders of two-thirds of the outstanding shares of Cutter & Buck common stock is required to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. If a quorum is present at the special meeting, then, in order for shareholders to approve a proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, if there are not sufficient votes for such approval at the time of the special meeting, the votes cast in favor of the proposal must exceed the votes cast against the proposal.

On April   , 2007, the directors and executive officers of the Company beneficially owned            shares of Company common stock (including shares held under options to purchase Company common stock), representing approximately              % of the shares of Company common stock issued and outstanding on that date. New Wave has advised the Company that, on the record date for the special meeting, it beneficially owned and was entitled to vote                      shares of Company common stock, representing approximately                % of the shares of Company common stock issued and outstanding on that date. The Company’s directors and executive officers have entered into Voting Agreements with New Wave, pursuant to which they have granted New Wave proxy authority to vote their shares in favor of approval of the Merger Agreement and the Merger.

If the special meeting is adjourned or postponed for any reason, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the meeting (except for any proxies that have been revoked or withdrawn).

How Shares are Voted; Proxies; Revocation of Proxies

You may vote by completing the enclosed proxy card and then signing, dating and returning it in the postage-paid envelope provided, by complying with the instructions provided on the enclosed proxy card for voting your shares by telephone or through the internet, or by attending the special meeting and voting in person by ballot. Submitting a proxy now, or voting via telephone or the internet, will not limit your right to vote at the special meeting if you decide to attend in person.

If your shares are held in “street name,” meaning that they are registered in the name of a broker, nominee, fiduciary or other custodian, only that broker, nominee, fiduciary or other custodian can execute a proxy and vote your shares, and that broker, nominee, fiduciary or other custodian can do so only after receiving your specific instructions. Your broker, nominee, fiduciary or other custodian should provide you with a voting instruction form for your use to provide them with instructions as to how to vote your shares at the special meeting. If your shares are held of record in “street name” by a broker, nominee, fiduciary or other custodian and you wish to vote in person at the special meeting, you must obtain from the record holder a “legal proxy” issued in your name.

Cutter & Buck shareholders who receive more than one proxy card or voting instruction form have shares registered in different forms or in more than one account. Please sign, date and return all proxy cards and provide instructions for all voting instruction forms received to ensure that all of your shares are voted.

Shares represented by a properly executed proxy will be voted at the special meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. Properly executed proxies that do not contain voting instructions with regard to a proposal will be voted “FOR” any such proposal.

As of the date of this proxy statement, Cutter & Buck does not expect a vote to be taken on any matters at the special meeting other than the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and any proposal to postpone or adjourn the special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. A properly executed proxy gives the persons named as proxies on the proxy card authority to vote in their discretion with respect to any other matters that properly come before the special meeting.

You may revoke your proxy at any time before it has been exercised at the special meeting by (i) giving written notice of such revocation to the Company addressed to the attention of Corporate Secretary, Cutter & Buck, 701 North 34th Street, Suite 400, Seattle, Washington 98103; (ii) timely submitting another proxy by telephone, via the internet or by delivering a later-dated, signed proxy by mail; or (iii) attending the special meeting and voting in person. Your attendance at the special meeting, by itself, will not revoke your proxy. Unless you revoke your proxy in person at the special meeting, your revocation will not be effective unless the Company has received it prior to the special meeting. If you have given voting instructions to a broker, nominee, fiduciary or other custodian that holds your shares in “street name,” you may revoke those instructions by following the directions given by the broker, nominee, fiduciary or other custodian.

Abstentions and Broker Non-Votes

Broker non-votes are shares of the Company’s common stock for which Cutter & Buck has received a proxy from a broker, nominee, fiduciary or other custodian that has neither received instructions from the beneficial owner or other persons entitled to vote such shares nor has discretionary power to vote such shares on a particular matter.

Abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the special meeting, but will not be counted as votes cast for purposes of determining the approval of any matter submitted to the shareholders for a vote at the special meeting. Accordingly, if a quorum exists, abstentions and broker non-votes will have the effect of a vote “AGAINST” the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and will have no effect on the voting results as to any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, if there are not sufficient votes for such approval at the time of the special meeting. In the event that a quorum did not exist, approval of adjournment or postponement of the special meeting would require a majority in voting interest of the shareholders present, in person or by proxy, and entitled to vote, and, as a result, abstentions would have the same effect as a vote “AGAINST” approval of adjournment or postponement, whereas broker non-votes, which are not entitled to vote, would have the effect of reducing the aggregate number of votes required to postpone or adjourn the special meeting.

Shareholders whose shares are held of record in “street name” by a broker, nominee, fiduciary or other custodian are advised to forward their voting instructions promptly so as to afford brokers, nominees, fiduciaries and other custodians sufficient time to process such instructions.

Solicitation of Proxies

This proxy statement is being furnished in connection with the solicitation of proxies by Cutter & Buck’s board of directors. Cutter & Buck will bear the costs of soliciting proxies. These costs include the preparation, assembly and mailing of the proxy statement, the notice of the special meeting of shareholders and the enclosed proxy card, as well as the cost of forwarding these materials to the beneficial owners of Cutter & Buck common stock. The Company’s directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by mail, e-mail or telephone, in person or via the Internet. The Company will also reimburse brokerage firms, custodians, nominees, fiduciaries and others for expenses incurred in forwarding proxy material to the beneficial owners of Cutter & Buck common stock.

Dissenters’ Rights

Shareholders who do not vote in favor of approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, and who otherwise comply with the procedures for perfecting dissenters’ rights under the applicable statutory provisions of the Washington Business Corporation Act, or the WBCA, summarized elsewhere in this proxy statement, may demand payment of the “fair value” of their shares in connection with the consummation of the Merger. See “THE MERGER—Dissenters’ Rights.”

Adjournment or Postponement

If the special meeting is adjourned or postponed to a different place, date or time, the Company does not need to give notice of the new place, date or time if the new place, date or time is announced at the special meeting before adjournment or postponement, unless a new record date is or must be set for the adjourned or postponed meeting. The board of directors must fix a new record date if the meeting is adjourned or postponed to a date more than 120 days after the date fixed for the original meeting.

Attending the Special Meeting

In order to attend the special meeting in person, you must be a shareholder of record on the record date, hold a valid proxy from a record holder or be an invited guest of Cutter & Buck. You will be asked to provide proper identification at the registration desk on the day of the special meeting or any adjournment or postponement of the special meeting.

THE PARTIES TO THE MERGER AGREEMENT

Cutter & Buck Inc.

Cutter & Buck is engaged in the design and marketing of upscale sportswear and outerwear under the CUTTER & BUCK, ANNIKA and CBUK brands. Cutter & Buck is incorporated in the State of Washington with its principal executive offices at 701 North 34th Street, Suite 400, Seattle, Washington 98103. Cutter & Buck’s telephone number is (206) 622-4191.

New Wave Group AB (Publ)

New Wave is engaged in the design and marketing of clothing, accessories and gifts for the corporate promotional and consumer retail markets under several proprietary brands, including Orrefors, Kosta Boda, Sagaform, Craft, New Wave, Clique, ProJob, Seger, Grizzly and James Harvest Sportswear. New Wave is incorporated under the laws of Sweden, with its principal executive offices at Orrekulla Industrigata 61, SE-425 36 Hisings Kärra, Sweden. New Wave’s telephone number is +46-31-712-8900.

Newport Acquisition Corporation

Newport is a Washington corporation and a wholly-owned subsidiary of New Wave. Newport was organized solely for the purpose of entering into the Merger Agreement and consummating the Merger. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Its principal executive offices are at Orrekulla Industrigata 61, SE-425 36 Hisings Kärra, Sweden and its telephone number is +46-31-712-8900.

THE MERGER

Background of the Merger

Historical Context

The Company’s board of directors has periodically discussed and reviewed the Company’s business, strategic direction, performance and prospects in the context of the upscale sportswear industry. As a result, the board of directors has on several occasions discussed with senior management various potential alternatives including possible acquisitions or business combinations that could enhance the Company’s competitive strengths and strategic position and increase shareholder value. As a smaller public company, the board of directors has periodically weighed the benefits of remaining publicly traded against other alternatives.

As part of those deliberations, the board of directors in the summer of 2003 retained the investment bank of Dresdner Kleinwort Wasserstein (“DrKW”). With the assistance of DrKW, the board of directors initiated a process to explore the possibility of engaging in a strategic transaction. None of the potential acquirers identified during the DrKW process were prepared to offer a valuation acceptable to the board of directors. As a result, the DrKW process concluded in spring 2004 without the entry into any definitive agreement regarding a potential transaction.

During the period from spring 2004 to summer 2006, the board of directors endorsed the plans of the Company’s senior management to focus on improving the Company’s operations and financial results. During this period, Cutter & Buck was successful in advancing a number of key initiatives related to its strategic plan, including the reinvigoration of its product lines and the launch of new product lines featuring technical fabrics, expanding its direct-to-consumer distribution capability, and improving its supply chain management. These initiatives helped the Company record its first year-over-year growth in sales since 2001 and improved operating margins for its fiscal year ended April 30, 2006.

Notwithstanding these improvements in operational and financial results, following payment of the Company’s $1.34 per share special dividend to shareholders on October 31, 2005, the Company’s stock continued to trade in a narrow range of approximately $10.80 to $12.78 per share. In addition, during the period from summer 2004 through summer 2006, the Company experienced a number of non-operating challenges including:

•       The financial impact of expenses associated with compliance with the Company’s periodic reporting obligations under the Securities Exchange Act of 1934, as amended, including costs resulting from the passage and implementation of the Sarbanes-Oxley Act of 2002;

•       A substantial concentration of ownership of the Company’s common stock in a small number of institutional investors, resulting in a significantly limited public float;

•       Significant, continuous and public pressure from a small number of significant shareholders expressing the opinion that the directors’ fiduciary duties required them to explore a potential sale of the Company and threatening to engage in hostile proxy solicitations in an effort to pursue their agenda; and

•       Difficulty in recruiting and retaining senior management talent needed to grow the Company.

KSA Process

In light of the foregoing, the board of directors determined, in June 2006, that its fiduciary duties required it to explore whether the interests of the Company’s shareholders were best served by continuing to maintain the Company as an independent and publicly held entity. With the Company’s largest shareholder making numerous suggestions that the Company should be sold, Mr. Douglas Southern,

Chairman of the Company’s board of directors, contacted that shareholder and inquired whether it wanted to recommend a financial advisor to assist the board of directors in evaluating the Company’s strategic alternatives. Although no recommendation was forthcoming from the shareholder, the board directed Mr. Southern and the Company’s Chief Executive Officer, Ernest R. Johnson, to commence discussions and interviews with experienced financial advisors for the purpose of helping the Company identify potential domestic and international strategic partners.

At the direction and authorization of the board, Mr. Southern and Mr. Johnson, with the assistance of the Company’s outside legal counsel, Lane Powell PC (“Lane Powell”), identified a list of potential advisors and ultimately selected three of them to interview. Those three included Citigroup Global Markets, Kurt Salmon Associates Capital Advisors (“KSA”) and Jeffries & Company. Following their interviews with representatives from each of those financial advisors, Mr. Southern and Mr. Johnson determined that KSA appeared to offer the best blend of experience in the Company’s industry and willingness to staff the engagement in an appropriate and timely fashion.

On June 20, 2006, at the offices of Lane Powell in Seattle, WA, representatives of KSA met with Mr. Southern, Mr. Johnson and representatives of Lane Powell. At that meeting, KSA presented its perspective on the range of strategic alternatives available to the Company and its recommended approach should the Board desire to proceed with a confidential sale process.

On June 26, 2006, Mr. Southern and Mr. Johnson, acting under the direction of the board of directors, selected KSA as the Company’s financial advisor and further defined the contemplated process by which KSA was instructed to explore market interest in a potential strategic transaction. At that time, and subject to ratification by the board, Mr. Southern and Mr. Johnson, in consultation with KSA, determined to proceed with an expedient marketing process that was focused on a limited number of qualified strategic and financial buyers, and instructed Mr. Johnson to move forward with the engagement of KSA to assist the Company in this process. The board further instructed KSA to complete the initial phase of its marketing process within a relatively short period, if possible.

From July 3 to July 12, 2006, KSA, Mr. Southern, Mr. Johnson and representatives of Lane Powell negotiated the terms of KSA’s engagement.

On July 6, 2006, KSA sent Cutter & Buck an initial data request list of information needed to prepare a Confidential Business Summary. On July 12, 2006, a meeting was held at Cutter & Buck’s offices and the offices of Lane Powell to assemble information for the Confidential Business Summary and to plan the approach for the sale process. During the meeting, Cutter & Buck management provided KSA with information required to prepare the Confidential Business Summary. At this meeting, KSA was instructed to proceed with a confidential process in which a select number of approved parties would be contacted for the purpose of qualifying their potential interest in a transaction with the Company. The Company executed the KSA engagement letter on July 12, 2006.

In a conference call on July 24, 2006, KSA presented a list of prioritized potential buyers to Mr. Southern and Mr. Johnson. Upon review of the list, 34 parties were approved for contact.

At a regularly scheduled board of directors’ meeting on August 10, 2006, KSA participated via telephone, and provided the board with an update on the sale process and reviewed a draft of the Confidential Business Summary that would be utilized with potential buyers.

Between July 25 and August 18, 2006, Cutter & Buck’s management and KSA finalized the Confidential Business Summary and, on August 18, 2006, KSA began contacting the approved potential buyers.

Between July 26 and September 18, KSA contacted all approved parties, with 23 potential buyers requesting a Confidentiality Agreement (“CA”). Between August 18 and September 26, KSA distributed the Confidential Business Summary to each of the 16 interested parties that had executed the CA. KSA provided an instruction letter with the Confidential Business Summary requesting that each party submit a preliminary indication of interest (“IOI”) containing their initial indication of purchase price and supporting information regarding its financing sources, strategic intentions, due diligence requirements and timing plans. The instruction letter also provided a proposal deadline for the IOI.

At a meeting of the board of directors on August 31, 2006, KSA participated via telephone and provided the board with an update on the process, including a report on the parties contacted and the feedback received. The board, in conjunction with KSA, also discussed the Company’s recent increase in stock price, from $9.55 on August 11 to $10.80 on August 29, 2006, and considered what effect it would have on valuation indications.

On September 11, 2006, Bidder #1 submitted an IOI proposing a stock for stock strategic merger. This proposal was dismissed as it was not deemed to be a compelling option for Cutter & Buck shareholders seeking significant liquidity in their investment. On September 15, Bidder #2 and Bidder #3 each submitted IOIs to KSA. Bidder #2 proposed a cash for stock merger with an offer range of $11.00 to $14.00 per share. Bidder #3 proposed a cash for stock merger with an offer range of $11.50 to $13.50 per share. On September 20, Bidder #4 submitted an IOI to KSA in the $11.44 to $12.48 per share range.

On September 22, 2006, KSA spoke with Mr. Southern and Mr. Johnson regarding the indications of interest received, and discussed the potential next steps in the process, including the possible scheduling of management presentations. In accordance with direction from the board of directors, Mr. Southern instructed KSA to proceed with invitations to both Bidders #2 and #3 to attend a management presentation. Mr. Southern declined to extend the management presentation invitation to Bidder #4 based on the board of directors’ belief that the indicated valuation range put forward by Bidder #4 was inadequate; however, the board of directors indicated a willingness to advance Bidder #4 in the process if the offer was increased. From September 26 to October 21, 2006, KSA and Cutter & Buck management prepared the materials for the management presentations. In late September 2006, KSA spoke with the management of Bidder #2 and Bidder #3 to extend the invitation to attend individual management presentations in Seattle on October 24, 2006 and October 25, 2006. Bidders #2 and #3 were provided with an index of items available in the data room prior to the scheduled meeting dates. On October 2, 2006, Cutter & Buck’s stock closed at $9.02, a 52-week low.

On October 24, Bidder #2 attended a management presentation in Seattle, and on October 25, Bidder #3 attended a management presentation in Seattle. At the direction of the board of directors, these meetings were attended by Mr. Johnson, Kaia Akre, Cutter & Buck’s President, and Michael Gats, Cutter & Buck’s Chief Financial Officer, as well as by representatives of KSA. The management presentations also included a product presentation by Julie Snow, Cutter & Buck’s Vice President of Design and Merchandising. The management presentations included a general overview of the Company and discussions regarding the Company’s strategic initiatives, functional overview, distribution channel updates and current financial information. Access to data room materials was provided at the time of the management presentations. From October 30 to November 2, 2006, KSA representatives provided further data room information to Bidders #2 and #3 upon request, as part of their respective due diligence efforts.

On November 1, KSA sent a bid instruction letter to Bidder #2 and #3. The letter provided guidelines for the submission of proposals to acquire the Company, including requests for details on price and transaction structure, information on financing sources, plans for post-transaction integration and management, as well as due diligence requirements and proposed timeline. The deadline for proposals was November 10, 2006.

On November 7, 2006, Bidder #3, following extensive due diligence, withdrew from the process, citing several reasons including the perceived magnitude of the equity investment that would be required to enhance the position of Cutter & Buck as a lifestyle brand, the lack of non-operating assets on the balance sheet that could be monetized, and certain concerns related to the Company’s international license agreements.

On November 8, 2006, representatives from KSA met with Bidder #4 to further emphasize the merits of the Company, to provide updated financial information, and to review certain financial analysis regarding a potential purchase of the Company.

On November 13, 2006, Bidder #2 withdrew from the process after completing its due diligence, citing internal timing challenges as well as an inability to obtain acceptable financing for the acquisition in a timely manner.

On November 14, 2006, Bidder #4 submitted a revised IOI to KSA with an offer range of $13.00 to $13.50 per share. The board subsequently instructed KSA to extend an invitation to Bidder #4 to attend a management presentation scheduled for December 7, 2006. Bidder #4 was provided with an index of items available in the data room prior to the scheduled meeting date.

On November 29, 2006, representatives from KSA met with the Company’s board of directors in Seattle to review and update the board on the sale process. At that meeting, the board of directors reviewed and discussed, with assistance from KSA and Lane Powell, a range of strategic options available to the Company, including: (i) further pursuing Bidder #4’s offer, (ii)  pursuing an acquisition strategy, and (iii) terminating the sale process and focusing on organic growth. Following review and discussion of the options, the board determined that the discussions with Bidder #4 appeared unlikely to lead to an acceptable proposed transaction and the board of directors was inclined to focus on organic growth. To that end, the board of directors instructed KSA to complete the discussions with Bidder #4 to determine if an acceptable transaction was possible and, if such a transaction was not possible, to conclude the sale process.

On November 30, 2006, in preparation for the management presentation on December 7, KSA provided Bidder #4 with certain requested information from the data room.

Emergence of New Wave

On December 1, 2006, Mr. Johnson received an unsolicited letter on behalf of Torsten Jansson, Chief Executive Officer of New Wave Group AB (“New Wave”), expressing New Wave’s interest in U.S. acquisitions. Mr. Johnson instructed KSA to investigate and measure New Wave’s potential interest in the Company.

On December 7, 2006, a management presentation with Bidder #4 was held in Seattle. The management presentation was attended by Mr. Johnson, Ms. Akre, and Mr. Gats, as well as by representatives of KSA. The management presentation also included a product presentation by Ms. Snow. The management presentations included a general overview of the Company and discussions regarding the Company’s strategic initiatives, functional overview, distribution channel updates and current financial information.

On December 12, 2006, KSA sent a bid instruction letter to Bidder #4. The letter provided guidelines for the submission of a proposal to acquire the Company, including requests for details on consideration and transaction structure, information on financing sources, plans for post-transaction integration and management, and due diligence requirements and proposed timeline. The deadline for submission of the proposal was December 22, 2006.

On December 11, 2006, KSA spoke with a representative of New Wave regarding their expression of interest in the Company. A CA was sent to the New Wave representative and subsequently executed. On December 14, 2006, the Confidential Business Summary was sent to the New Wave representative. On

December 15, 2006, KSA spoke with Mr. Jansson, at which time the potential merits of a business combination with New Wave were discussed and New Wave’s intentions to pursue discussions were confirmed. Mr. Jansson executed the CA and was sent the Confidential Business Summary, along with an IOI instruction letter requesting a preliminary IOI containing New Wave’s initial indication of purchase price. The instruction letter also requested supporting information regarding financing sources, strategic intentions, due diligence requirements and timing plans. The instruction letter indicated a proposal deadline of January 5, 2006.

From December 13 to December 22, 2006, KSA sent Bidder #4 additional requested information on the Company. On December 22, Bidder #4 submitted a Proposal of $12.65 per share, representing a 17.2% premium over Cutter & Buck’s closing price of $10.47 on December 22 (unadjusted for dividends since that date). Reasons cited for a reduction in previously indicated value range included limitations on financing to support the acquisition.

On January 4, 2007, Mr. Jansson and Göran Härstedt, Deputy CEO of New Wave, contacted KSA to express New Wave’s ongoing interest in a potential transaction with Cutter & Buck. New Wave requested an additional week to review the Confidential Business Summary and to have further internal discussions. After consultation with Mr. Southern and Mr. Johnson, KSA agreed to extend the IOI deadline to January 12, 2007.

On January 12, 2007, Mr. Härstedt submitted an IOI for Cutter & Buck to KSA with a proposed stock and cash merger offer of $13.80 a share. New Wave proposed an acquisition structure of 30% cash and 70% stock in New Wave (New Wave intended to seek a NASDAQ listing at a future date). Upon review of the New Wave IOI, on January 15, 2007, the board of directors authorized KSA to extend to New Wave an invitation to attend a management presentation on February 20, 2007 and provided an index of items available in the data room prior to the scheduled meeting date.

From January 5, 2007 through January 24, 2007, KSA continued to have discussions with Bidder #4 in an effort to increase the $12.65 per share offer. On January 25, Bidder #4 noted that it remained interested but reiterated its $12.65 per share offer for the previously stated reasons, the uncertainties associated with the impact of the recently filed lawsuit against the Company filed by Casual Male Retail Group, and the absence of any new financial information or earnings improvements.

On February 15, 2007, Cutter & Buck’s stock closed at $13.99, a 52-week high.

On February 20, 2007, a management presentation was held at Cutter & Buck’s offices in Seattle. The management presentation was attended by Mr. Jansson and Mr. Härstedt, as well as Mr. Johnson, Ms. Akre, and Mr. Gats, and representatives of KSA. The management presentation included a product presentation, a general overview of the Company , a distribution channel update, current financial information and a discussion regarding the Company’s strategic business initiatives. Cutter & Buck management also discussed the status of recently initiated litigation by Casual Male Retail Group.

On February 22, 2007, representatives from KSA spoke with Mr. Jansson and Mr. Härstedt to discuss feedback following the management presentation. At that time, KSA provided additional requested information on the Company, and provided New Wave with a bid instruction letter. The letter provided guidelines for the submission of a proposal to acquire the Company, including requests for details on consideration and transaction structure, information on financing sources, plans for post-transaction integration and management, and due diligence requirements and proposed timeline. The deadline for submission of the proposal was February 28, 2007.

On February 28, 2007, New Wave submitted its written proposal for the acquisition of Cutter & Buck. New Wave Group proposed an all cash merger for total consideration of $160 million (or approximately $14.69 per share on a fully diluted basis). The offer was contingent on Cutter & Buck achieving certain profit levels for fiscal 2007, maintaining certain balance sheet levels, a review of sourcing and buying organizational structure, and the ability to secure certain European distribution rights. Also on February 28, 2007, KSA provided the board of directors with an overview of New Wave, based on publicly disclosed information and disclosure provided during the February 20, 2007 management presentation.

On March 5, 2007, KSA held a conference call with Mr. Southern, Mr. Johnson and representatives of Lane Powell regarding New Wave’s offer. The parties decided to work with New Wave in an attempt to remove all business, legal and financial contingencies from the February 28 proposal. On March 6, 2007, KSA spoke with Mr. Härstedt to schedule a diligence week in Seattle from March 19 to March 23, 2007, with the stated intention of completing business, legal and financial due diligence during this time period.

On March 8 and 9, 2007, KSA spoke with representatives of Lane Powell and representatives of New Wave’s legal counsel, Archer & Greiner PC (“Archer & Greiner”), regarding potential structures of the proposed transaction, an exclusivity understanding, timing of the due diligence process, and the ongoing Casual Male litigation.

From March 12 to March 16, 2007, KSA sent New Wave’s management requested items from the data room. Information was also provided to Archer & Greiner in support of New Wave’s legal due diligence.

From March 19 to March 23, 2007, New Wave conducted diligence at the offices of Lane Powell and the Company. Following diligence review, New Wave indicated to Mr. Southern and Mr. Johnson that it had decreased the offer from $160 million to $150 million, citing concerns related to existing European license agreements, the impact of the ongoing lawsuit with Casual Male, the potential financial impact of change of control provisions in employment contracts, and cash obligations associated with a potential transaction. The negotiations concluded with New Wave agreeing on a final offer price of $156,625,000, or $14.39 per share on a fully diluted basis. New Wave’s representatives, Mr. Jansson and Mr. Harstedt, indicated that the final offer price was contingent on the following four items:

•       Approval of the transaction by the Cutter & Buck board of directors;

•       Approval of the transaction by the New Wave board of directors;

•       Approval of the transaction by New Wave’s banking partners in Sweden in order to provide financing for the acquisition; and

•       Restructuring  of the Company’s existing relationship with its European distributor, Eurostyle, in order to eliminate restrictions on New Wave’s ability to take over distribution of the Company’s products throughout a larger portion of the European market.

In addition, New Wave’s new offer was predicated on Cutter & Buck’s agreement to pay New Wave a termination fee of $4 million under certain circumstances, and Cutter & Buck’s agreement to obtain commitments from each of its directors and senior executives to support the transaction.

On March 27, 2007, the Company was successful in amending the terms of its existing contract with Eurostyle. Under the newly amended contract, Eurostyle agreed to limit its distribution territory to the United Kingdom and Ireland with respect to the corporate promotional market, and to the United Kingdom, Ireland, Spain and Portugal with respect to the golf market. In return, Cutter & Buck agreed to reduce the amount of minimum royalties required to be paid by Eurostyle under the contract, and the Company agreed to pay Eurostyle €185,000 in consideration of the territorial changes to the agreement.

On March 29, 2007, the New Wave board of directors approved the terms of the proposed transaction with Cutter & Buck.

On March 30, 2007, the Cutter & Buck board of directors met to discuss the current offer from New Wave. As part of its discussion, KSA provided the board with an analysis of New Wave Group’s offer, including an analysis of comparable publicly traded companies and premiums paid for public companies, and a historical stock price analysis of the Company.

On March 30, 2007, Lane Powell provided Archer & Greiner with a draft of the Merger Agreement proposed to be used in the transaction. Also on that date, Archer & Greiner provided Lane Powell with a letter indicating that New Wave had secured the necessary financing to consummate the proposed transaction.

On April 2, 2007, KSA spoke with Mr. Ulf Croona at New Wave’s lead bank, Swedbank AB, for the purpose of confirming the approved financing, and to understand the various loan covenants in the New Wave loan facility. Mr. Croona confirmed that New Wave had a current balance outstanding of approximately 1.0 billion SEK ($143 million) in its current revolving credit facility. Also on April 2, 2007, Archer & Greiner provided Lane Powell with New Wave’s form of Voting Agreement, to be used to document the Company’s directors’ and officers’ support of the transaction.

On April 4, 2007 Archer & Greiner provided Lane Powell with suggested revisions to the Merger Agreement, and Lane Powell and Archer & Greiner began the process of negotiating the final form of that document, a process which continued until April 11, 2007.

The next day, April 5, 2007, representatives of Archer & Greiner telephoned representatives of Lane Powell to discuss the status of the proposed transaction. As part of that conversation, Archer & Greiner indicated that Mr. Harstedt had expressed concerns regarding the March 27, 2007 modifications to the Company’s agreement with Eurostyle.

On April 9, 2007, Lane Powell provided the Cutter & Buck board of directors with a report outlining the structure of the proposed transaction, along with summary information and a copy of the most recent draft of the Merger Agreement and the form of Voting Agreement to be used in the proposed transaction. In addition, Lane Powell provided the board of directors with copies of the draft Fairness Opinion being prepared by KSA.

On April 10, 2007, representatives of Lane Powell participated in a telephone conference with representatives of Archer & Greiner, for the purpose of identifying all remaining open issues with respect to the potential transaction. One such open issue remained the resolution of the Company’s relationship with Eurostyle, including the commitment to pay €185,000 payment to Eurostyle as consideration for the more limited European distribution rights. As part of this discussion, Lane Powell also communicated to Archer & Greiner that the compensation committee of the Company’s board of directors wished to retain authority to grant its year-end bonus compensation to Company executives with respect to the Company’s fiscal year ending April 30, 2007.

On April 11, 2007, representatives of Archer & Greiner telephoned Lane Powell and indicated that New Wave would not agree to permit the Company’s compensation committee to retain authority to pay executive bonuses in connection with the fiscal year ending April 30, 2007. Further, Archer & Greiner indicated that New Wave continued to have significant concerns regarding Company’s agreement to pay €185,000 to Eurostyle in connection with the restructuring of its distribution rights. That same day, representatives of KSA contacted Mr. Jansson and Mr. Harstedt in an attempt to resolve these items.

The following day, April 12, 2007, representatives of Archer & Greiner and Lane Powell, acting under authority from New Wave and Cutter & Buck, respectively, reached an agreement whereby the compensation committee of the Company’s board of directors would retain authority to pay certain bonuses in connection with the fiscal year ending April 30, 2007, and the Company would be permitted to pay the €185,000 to Eurostyle in connection with the restructuring of its distribution rights. In exchange, New Wave adjusted the amount of its purchase offer to $14.38 per share, for an aggregate purchase price (including payments made on cancellation of options to acquire Company common stock) of $156,526,314.

Later that day, the board of directors of Cutter & Buck met telephonically to discuss the final revisions to the Merger Agreement, including the adjustment of the per share purchase price. Also participating at that meeting were representatives of Lane Powell and representatives of KSA. During the meeting, KSA led the board of directors in a discussion of its revised Fairness Opinion, which was provided to the directors in advance of the discussion. After a full and thorough discussion, the Company’s board of directors unanimously voted to direct Mr. Johnson to execute the Merger Agreement, and unanimously recommended the Merger Agreement and the Merger for approval by the Company’s shareholders.

The Merger Agreement was subsequently executed by Cutter & Buck and the Voting Agreements were subsequently executed by the parties thereto, in each case, as of April 12, 2007, except with respect to one Voting Agreement which was executed on April 13, 2007. On April 12, 2007, the Company issued a press release announcing the transaction. On April 13, 2007, New Wave issued a press release announcing the transaction.

Recommendation of the Board of Directors; Reasons for Recommending the Approval of the Merger Agreement

At a meeting on April 12, 2007, after careful consideration, the Company’s board of directors determined that the Merger Agreement and the Merger are in the best interests of the Company and its shareholders. The board unanimously adopted the Merger Agreement and approved the transactions contemplated thereby, including the Merger. The board unanimously recommends that you vote “FOR” approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. The board also recommends that you vote “FOR” approval of any proposal to postpone or adjourn the special meeting if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. When considering the recommendation of the Company’s board of directors, you should be aware that members of the Company’s directors and executive officers, have interests in the Merger other than their interests as shareholders of the Company generally. See “Interests of the Company’s Directors and Executive Officers in the Merger.”

In evaluating the Merger, the Company’s board of directors consulted with senior management and with the Company’s financial and legal advisors, and, in the course of reaching its decision to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, and to recommend that the Company’s shareholders vote to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, the Company’s board of directors considered a number of factors, including the following:

•       the possible alternatives to the Merger (including the continued operation of the Company as an independent entity, share repurchases and recapitalizations and potential acquisitions by the Company), the desirability and perceived risks of these alternatives, the range of potential benefits to the Company’s shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and the board of directors’ assessment that none of such alternatives was reasonably likely to present superior opportunities for the Company or to create greater value for the Company’s shareholders, taking into account the risks of execution and business, competitive, industry, litigation and market risks, than the Merger;

•       the fact that the board of directors undertook an extensive process to review strategic alternatives, as described under “Background of the Merger,” and the price proposed by New Wave was the highest offer for an acquisition of the Company as a whole that the Company received in such process and represented a value that the board determined to be superior to other alternatives potentially available to the Company, including continued operation of the Company on a stand-alone basis;

•       the price proposed by New Wave compared to current and historical market prices of, and trading information with respect to, Cutter & Buck common stock, in light of historical, current and prospective values of the Company and comparable companies in the Company’s industry;

•       the fact that the Merger consideration is all cash, allowing the Company’s shareholders to immediately realize a fair value, in cash, for their investment and providing shareholders certainty of value for their shares;

•       the per share consideration of $14.38 to be paid in the Merger represents a premium for Cutter & Buck common stock of approximately 24.1% over the closing price on the last trading day prior to the public announcement of the Merger Agreement;

•       the opinion of Kurt Salmon Associates Capital Advisors, Inc., to the effect that, as of April 12, 2007 and based upon and subject to the factors and assumptions set forth therein, the $14.38 per share in cash to be received by the holders of Cutter & Buck common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders;

•       the likelihood of consummation of the Merger, including an assessment of New Wave’s reputation and financial capability to acquire the Company for the aggregate merger consideration and that the Merger Agreement is not subject to any financing condition;

•       the right of the Company’s board of directors to consider and negotiate bona fide unsolicited acquisition proposals prior to shareholder approval of the Merger Agreement, in the exercise of its fiduciary duties, and, under specified circumstances, to terminate the Merger Agreement to accept a superior proposal upon payment of a termination fee in the amount of $4 million;

•       the view of the Company’s board of directors, after consultation with the Company’s financial and legal advisors, that the amount of the termination fee was within the range of termination fees provided for in previous acquisition transactions, the conditions to its payment were similar to those applicable to other public company transactions and the termination fee should not preclude the possibility of a higher bid; and

•       the limited closing conditions in the Merger Agreement and the low risk of non-satisfaction of those conditions.

The Company’s board of directors also considered the potential risks of the Merger, including the following:

•       the risk that the Merger might not be completed in a timely manner or at all;

•       the fact that following the Merger, the Company’s shareholders will not participate in any of Cutter & Buck’s potential future earnings or growth and will not benefit from the possible appreciation in Cutter & Buck’s value or the potential achievement of the Company’s long-term plans;

•       the risks and contingencies related to the announcement and pendency of the Merger, including the impact on the ability of the Company and its subsidiaries to attract and retain management and employees; the potential diversion of management and employee attention; and the impact on the Company’s relationships with customers, suppliers and other third parties;

•       the merger consideration consists of cash and will therefore be taxable to the Company’s shareholders for U.S. federal income tax purposes;

•       New Wave’s ability to terminate the Merger Agreement under certain circumstances; and

•       the restrictions on the conduct of the businesses of the Company and its subsidiaries prior to consummation of the Merger, requiring the Company and its subsidiaries to conduct their businesses only in the ordinary course, subject to specific limitations or consent by New Wave, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the Merger.

The above discussion is not intended to be exhaustive, but the Company believes it addresses the material information and factors considered by its board of directors in the board’s consideration of the Merger Agreement and the transactions contemplated thereby, including the Merger. In view of the variety of factors and the quality and amount of information considered as well as the complexity of these matters, the Company’s board of directors did not find it practicable to, and did not attempt to, make specific assessments of, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its determination. The Company’s board of directors conducted an overall review of the factors described above, as well as others, including a thorough discussion with Company management and the Company’s financial and legal advisors, and considered the benefits of the Merger to outweigh the risks and the factors overall to be favorable to, and to support, its determination. The board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any factor, was favorable or unfavorable to its ultimate determination. Individual members of the board of directors may have given different weight to different factors.

Opinion of the Company’s Financial Advisor.

The Company retained Kurt Salmon Associates Capital Advisors, Inc. (“KSA”) to render a fairness opinion, from a financial point of view, in connection with a possible merger transaction. On April 12, 2007, the Company’s board of directors met to review the proposed merger. During this meeting, KSA reviewed with the Company’s board of directors certain financial analyses, which are summarized below. Also during the meeting, KSA delivered its oral opinion, confirmed in writing, that, as of April 12, 2007, and based upon and subject to the assumptions, qualifications and limitations set forth in its opinion, the consideration to be received in the Merger was fair, from a financial point of view, to the shareholders of the Company.

KSA’s opinion and related financial analysis were provided to the Company’s board of directors in connection with and for the purposes of its evaluation of the proposed Merger. The opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the proposed Merger or any other matter. The full text of the written opinion of KSA, dated April 12, 2007, which sets forth the assumptions made, procedures followed, matters considered and limitations of the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. KSA provided its opinion for the information and assistance of the board of directors in connection with its consideration of the Merger.

In connection with rendering the opinion described above, KSA reviewed and analyzed such materials and considered such financial and other factors that it deemed relevant under the circumstances. In arriving at its opinion, KSA:

(i)                     reviewed the financial terms and conditions of the draft Merger Agreement provided to KSA by the Company’s legal counsel on April 9, 2007;

(ii)                 reviewed and analyzed certain financial and other data with respect to the Company, which was publicly available or made available to KSA from internal records of the Company;

(iii)             reviewed and analyzed certain internal financial projections for the Company on a stand-alone basis provided to KSA by the management of the Company;

(iv)               compared the financial performance of the Company with that of certain other publicly-traded companies deemed by KSA to be relatively and reasonably comparable to the Company or otherwise relevant to its inquiry;

(v)                   reviewed the financial terms, to the extent publicly available, of certain transactions deemed by KSA to be relatively and reasonably comparable or otherwise relevant to its inquiry;

(vi)               reviewed and analyzed the reported prices and trading history of the Company’s common stock from April 12, 2002 to April 11, 2007;

(vii)           performed a discounted cash flow analysis for the Company on a stand-alone basis; and

(viii)       reviewed other financial studies, analyses and investigations KSA deemed appropriate, including its assessment of general economic, market and monetary conditions.

In addition, KSA had discussions with the management of the Company concerning its business and operations, assets, present condition and future prospects, participated in discussions and negotiations among representatives of the Company and New Wave, and undertook such other studies, analyses and investigations as it deemed relevant and appropriate.

Summary of Analyses

The following is a brief summary of the material analyses performed by KSA and presented to the Cutter & Buck board of directors on April 12, 2007 in connection with rendering its fairness opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by KSA and is qualified by reference to the written opinion of KSA attached in Annex B to this proxy statement.

The order of analyses presented below does not represent an indication of the relative importance or weight given to each analysis by KSA. Additionally, some of the summaries are presented in tabular format and must be read together with the full text of each summary, and are alone not a complete description of KSA’s financial analyses.

Unless otherwise noted, all financial analyses, to the extent based on market data, are based on market data as it existed on or before April 11, 2007, and are not necessarily indicative of current conditions.

Merger Consideration

KSA reviewed the financial terms of the proposed transaction as outlined in the draft Merger Agreement. Based on the equity consideration of $156,526,314.00 in cash for the Company’s common stock and fully diluted shares outstanding (including calculating the value of in-the-money options with a deduction for the exercise prices) aggregating 10,885,001, the implied fully diluted value per share is $14.38.

KSA calculated the “Enterprise Value” of the proposed transaction by adding Cutter & Buck’s total outstanding debt and subtracting the cash and cash equivalents (adjusted for estimated transaction expenses) estimated by the Company’s management as of April 30, 2007. This analysis yielded an Enterprise Value of $135,353,314.00. KSA calculated multiples of Cutter & Buck’s Enterprise Value to net sales, earnings before interest, taxes, depreciation and amortization (“EBITDA”), and earnings before interest and taxes (“EBIT”) for the last twelve months ended January 31, 2007 (“LTM”), management’s estimated fiscal year ending April 30, 2007 (“2007E”) and management’s projected fiscal year ending April 30, 2008 (“2008P”) results, adjusted to exclude extraordinary and non-recurring items. KSA also calculated multiples of the equity consideration of $156,526,314.00 (“Equity Value”) to Cutter & Buck’s

LTM, 2007E and 2008P book value and the price per share to be received of $14.38 to Cutter & Buck’s LTM, 2007E and 2008P earnings per share.

Historical Stock Price Analysis

KSA reviewed selected market information concerning Cutter & Buck’s common stock, including stock price and trading volume over selected periods. KSA compared the consideration to be received by the shareholders of Cutter & Buck of $14.38 per share to the Company’s stock price on April 11, 2007, the one-month close, 4-week average, three-months close, six-months close and one-year close preceding April 11, 2007, and the 52-week high and 52-week low. The table below summarizes the analysis.

Premium of the consideration to be received relative to:

Closing stock price as of April 11, 2007	24.1%
One-month prior close	29.5%
4-week average	24.7%
Three-months prior close	25.0%
Six-months prior close	34.9%
One-year prior close	18.8%
52-week high	2.8%
52-week low	52.2%

KSA analyzed the Company’s stock price over the past five years, which included a total of 1,258 trading days. Out of the 1,258 trading days in the past five years, Cutter & Buck’s common stock closed over the offer price of $14.38 per share on 79 days, or 6.3% of the total trading days over the past five years.

KSA did not express any opinion as to the actual value of the Company’s common stock on April 11, 2007, or the prices at which the Company’s stock may trade following the announcement of the Merger or at any time in the future.

Comparable Public Companies Analysis

KSA reviewed selected financial data and valuation multiples for the Company and compared this to corresponding data and multiples for 23 publicly traded companies deemed by KSA to be generally comparable to Cutter & Buck. KSA noted that none of the selected companies is either identical or directly comparable to the Company and that any analysis of the selected companies necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading of the selected companies. KSA utilized the earnings forecasts for these companies from publicly available data and Capital IQ.

Selected soft goods suppliers with a market capitalization less than $2 billion were deemed most comparable (“More Relevant”).

Selected soft goods suppliers with a market capitalization greater than $2 billion, and selected sporting goods companies with similar distribution were deemed less comparable (“Less Relevant”).

The companies included in the KSA analysis were:

Most Relevant:	Less Relevant:
• Ashworth, Inc.	• Adams Golf Inc.
• Bernard Chaus, Inc.	• Aldila, Inc.
• Delta Apparel, Inc.	• Callaway Golf Company
• Hartmarx Corporation	• Columbia Sportswear Company
• Kellwood Company	• Guess?, Inc.
• Kenneth Cole Productions, Inc.	• Jones Apparel Group, Inc.
• Oxford Industries, Inc.	• Liz Claiborne, Inc.
• Perry Ellis International, Inc.	• Phillips-Van Heusen Corporation
• Quiksilver, Inc.	• Polo Ralph Lauren Corporation
• Sport Haley, Inc.	• Under Armour, Inc.
• The Timberland Company	• VF Corporation
• The Warnaco Group, Inc.

Among other things, KSA analyzed the comparable companies’ Enterprise Value as a multiple of net sales, EBITDA and EBIT, Equity Value as a multiple of book value, and stock price as a multiple of current and forward fiscal year earnings per share (“EPS”) estimates. All net sales, EBITDA, EBIT and book value data was analyzed on a last twelve months basis as of the most recent quarter-end for each company and excluded extraordinary and non-recurring items. The multiples were based on the closing stock prices for the comparable companies on April 11, 2007.

The table below summarizes this analysis for the Most Relevant comparable companies.

	Cutter &	Most Relevant Comparable Companies
	Buck(1)	Low	Mean(2)	Median	High
Enterprise Value to LTM Net Sales	1.0x	0.2x	0.7x	0.8x	1.1x
Enterprise Value to LTM EBITDA	10.5x	7.5x	10.0x	8.8x	22.2x
Enterprise Value to LTM EBIT	13.3x	8.7x	12.0x	11.2x	35.7x
Equity Value to Book Value	2.2x	0.8x	1.6x	1.8x	2.9x
Price per share to Current FY EPS	20.8x	13.2x	17.5x	15.4x	23.6x
Price per share to Forward FY EPS	17.1x	10.9x	15.1x	13.8x	28.6x

(1)          Based on merger consideration of $14.38 per share. Cutter & Buck LTM data based on most recent 10-K and 10-Q.

(2)          Mean excludes high and low data points.

LTM = Last twelve months

FY = Fiscal year

Comparable Precedent Transactions Analysis

KSA reviewed selected financial data and valuation multiples for the Company and compared this to corresponding data and multiples for 19 merger and acquisition transactions (announced between January 2002 and April 2007) deemed by KSA to be generally comparable to Cutter & Buck, and for which information on the target company was publicly disclosed. KSA noted that while none of the companies included in the selected transactions is directly comparable to Cutter & Buck, the companies included in the selected transactions are companies with operations that, for the purposes of this analysis, may be considered similar to certain operations of Cutter & Buck.

The precedent transactions included in the KSA analysis were:

•       Dick’s Sporting Goods, Inc.’s acquisition of Golf Galaxy, Inc.

•       Redcats USA’s acquisition of The Sportsman’s Guide, Inc.

•       Berkshire Hathaway, Inc.’s acquisition of Russell Corp.

•       Iconix Brand Group, Inc.’s acquisition of Mossimo, Inc.

•       Apax Partners’ acquisition of Tommy Hilfiger Corp.

•       Infinity Associates LLC; Perseus LLC; and Symphony Holdings Ltd.’s acquisition of Haggar Corp.

•       Carter’s, Inc.’s acquisition of OshKosh B’Gosh, Inc.

•       Oxford Industries, Inc.’s acquisition of Ben Sherman Limited

•       VF Corporation’s acquisition of Vans, Inc.

•       J.W. Childs Associates, L.P.’s acquisition of   Joseph Abboud Apparel Corp.

•       Jones Apparel Group, Inc.’s acquisition of Kasper A.S.L. Ltd.

•       VF Corporation’s acquisition of Nautica Enterprises

•       Oxford Industries, Inc.’s acquisition of Viewpoint International, Inc. (Tommy Bahama)

•       Leonard Green & Partners, L.P.’s acquisition of Varsity Brands, Inc.

•       Perry Ellis International, Inc.’s acquisition of Salant, Inc.

•       Phillips-Van Heusen Corporation’s acquisition of Calvin Klein, Inc.

•       Berkshire Hathaway, Inc.’s acquisition of Garan, Inc.

•       Kellwood Company’s acquisition of Gerber Childrenswear, Inc.

•       Sears, Roebuck & Co.’s acquisition of Lands’ End, Inc.

KSA reviewed, among other things, the ratio of the target companies’ Enterprise Value implied in the respective transactions to the target companies’ publicly reported LTM net sales, EBITDA and EBIT prior to the announcement of the applicable transaction. For the purposes of this analysis, the Enterprise Value was calculated by adding the announced transaction price for the equity of the target company to the book value of the target company’s net debt based on public information available prior to the announcement of the applicable transaction. All data was analyzed on a last twelve months basis as of the most recent quarter-end for each company prior to the transaction. The following table summarizes the analysis.

	Cutter & Buck(1)	Low	Mean(2)	Median	High
Enterprise Value to LTM Net Sales	1.0x	0.3x	0.8x	0.9x	3.3x
Enterprise Value to LTM EBITDA	10.5x	3.2x	7.7x	6.9x	13.5x
Enterprise Value to LTM EBIT	13.3x	3.7x	10.1x	10.5x	21.5x

(1)          Based on merger consideration of $14.38 per share. Cutter & Buck LTM data based on most recent 10-K and 10-Q.

(2)          Mean excludes high and low data points.

LTM = Last twelve months

Premiums Paid Analysis

KSA reviewed publicly available information for selected completed public merger or buyout transactions to determine the premiums (or discounts) paid for 13 merger and acquisition transactions (announced between January 2002 and April 2007), deemed by KSA to be generally comparable to Cutter & Buck, to the one-month prior to the transaction announcement stock price for the target companies. KSA noted that while none of the companies included in the selected transactions is directly comparable to Cutter & Buck, the companies included in the selected transactions are companies with operations that, for the purposes of this analysis, may be considered similar to certain operations of Cutter & Buck.

The following table summarizes the analysis.

	Cutter & Buck(1)	Low	Mean(2)	Median	High
One-month prior stock price	29.5%	(14.1)%	19.1%	25.3%	60.4%

(1)          Based Cutter & Buck’s stock price on March 12, 2007 of $11.10 per share.

(2)          Mean excludes high and low data points.

Discounted Cash Flow Analysis

KSA performed a discounted cash flow (“DCF”) analysis, calculating a range of theoretical equity values for the Company based on the net present value of the projected free cash flow (defined as EBIT less taxes on EBIT, plus depreciation and amortization, plus deferred taxes, less capital expenditures, plus any decrease in working capital, and less any increase in working capital) for fiscal years ending April 30, 2008 through 2012, plus the net present value of a terminal value. The terminal value is an estimate of the future value of the Company at the end of fiscal year 2012 based on a terminal multiple of 2012 projected EBITDA. KSA utilized forecasted financial results for the Company, provided by the Company, for the fiscal years ending April 30, 2008 through 2010, and KSA estimates for the fiscal years ending April 30, 2011 and 2012, based on the assumptions used and provided by the Company’s management for the prior projected periods.

KSA calculated a range of net present values based on an assumed tax rate of 36.0%, discount rates ranging between 11.0% and 13.0% (based upon an analysis of the weighted average cost of capital of the Company), and a range of EBITDA terminal multiples of 7.0x to 8.0x applied to the projected fiscal year ending April 30, 2012 EBITDA. KSA added management’s estimate of the Company’s net debt as of April 30, 2007 resulting in an implied Equity Value for the Company, which, divided by the fully diluted shares outstanding as of April 11, 2007 implied per share values of the Company’s equity ranging from a low of $13.77 to a high of $15.90.

Miscellaneous

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. KSA believes that selecting portions of the analysis, or of the summary set forth above, without considering the analysis as whole, or all of the factors included in the analysis, could create an incomplete view of the process underlying KSA’s opinion. In arriving at its opinion, KSA considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it. KSA made its determination as to the fairness on the basis of its experience and professional judgment after considering the results of all the analyses.

KSA prepared these analyses solely for purposes of providing its opinion to the Company’s board of directors as to the fairness, from a financial point of view, of the merger consideration to be received by the Company’s shareholders as of the date of the opinion. These analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. These analyses are based upon numerous factors or events beyond the control of the parties or their respective advisors and are therefore inherently subject to uncertainty. None of Cutter & Buck, KSA or any other person assumes responsibility if future results are materially different from those presented. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the Merger.

KSA assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it and did not independently verify such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of the Company, nor was KSA furnished with any such evaluation or appraisal. KSA further assumed that all financial forecasts provided by the Company have been reasonably prepared and reflect the best currently available estimates and judgment of the Company’s management as to the expected future financial performance of the Company, and expressed no opinion with respect to such forecasts or the assumptions upon which they are based. KSA relied upon the assurances of senior management of the Company that they are not aware of any facts that would make such financial or other information relating to the Company inaccurate or misleading. KSA expressed no opinions on matters of legal, regulatory, tax or accounting nature relating to or arising out of the Merger, and relied, with the Company’s consent, on the advice of the Company’s outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Merger Agreement. Without limiting the generality of the foregoing, KSA did not undertake any independent analysis of any current, pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, KSA made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

KSA assumed that the Merger would be consummated on substantially the same terms as described in the draft of the Merger Agreement provided to KSA by the Company’s legal counsel on April 9, 2007, without any waiver of any material terms or conditions by the Company. KSA further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger would be obtained without any adverse effect on the Company. Further, KSA assumed that, in all respects material to its analysis, the representations and warranties of the Company and New Wave contained in the Merger Agreement were true and correct and that each of the parties to the Merger Agreement would perform all of the covenants and agreements to be performed by it under the Merger Agreement.

KSA’s opinion was necessarily based upon market, economic and other conditions as they existed and can be evaluated only as of the date of the opinion. It should be understood that subsequent developments may affect the opinion and that KSA did not undertake any responsibility to update, revise or reaffirm its opinion based upon events or circumstances occurring after the date of the opinion. Further, KSA did not express any opinion as to the price or range of prices at which Cutter & Buck common stock may trade subsequent to the public announcement of the Merger.

KSA, as a customary part of its investment banking business, engages in the valuation of businesses and their securities in connection with mergers and acquisitions. KSA has acted as financial advisor to the Company in connection with the Merger and will receive a fee from the Company, the principal portion of which is contingent upon the consummation of the Merger. KSA will also receive a fee from the Company for providing its opinion. The opinion fee is not contingent upon the consummation of the Merger. The Company has also agreed to reimburse KSA’s expenses and indemnify KSA against certain liabilities in connection with its services. KSA has not provided any other investment banking services for the Company in the past, nor has KSA provided any prior or current investment banking services to New Wave; however, KSA may seek to be engaged in the future to perform investment banking services for the Company or New Wave.

KSA’s opinion addressed only the fairness, from a financial point of view, of the consideration to be received by the Company’s shareholders in the Merger, and did not express any views on any of the other terms of the Merger. Specifically, KSA’s opinion did not address the Company’s underlying business decision to effect the Merger as compared to alternative business strategies for Cutter & Buck, the financing of the Merger or the effects of any other transaction in which the Company might engage.

Financial Projections

In connection with New Wave’s and other potential bidders’ review of the Company described in “THE MERGER—Background of the Merger,” the Company provided New Wave and other interested parties with various non-public financial projections for the years 2007 through 2009. The most recent of those projections, which are dated as of April 3, 2007, do not give effect to the Merger. The projections were not prepared with a view to public disclosure and are included in this proxy statement only because such projections were made available to New Wave and other interested parties as part of the Company’s strategic alternatives review process. The projections were not prepared with a view to compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections. The Company’s independent registered public accounting firm has not examined, compiled or performed any procedures with respect to the projections and accordingly does not provide any form of assurance with respect to the projections.

	2006	2007	2008	2009
	(In millions)
Net Sales	$131.3	$140.7	$151.3	$162.7
EBITDA(1)	$11.5	$12.9	$16.1	$18.1
Capital Expenditures	$2.6	$3.0	$3.0	$3.0

(1)          EBITDA, or earnings before interest, taxes, depreciation, depletion and amortization, is equal to net income plus (a) provision (benefit) for income taxes, (b) interest expense and (c) depreciation, depletion and amortization. The Company regularly publishes its historical EBITDA information because it believes EBITDA is a useful indicator of the Company’s ability to meet debt service and capital expenditure requirements. EBITDA is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles. EBITDA is not necessarily comparable to similarly titled measures used by other companies.

The projections are subjective in many respects and thus susceptible to various interpretations based on actual experience and business developments. The projections were based on a number of assumptions that may not be realized and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. The projections are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the risks and uncertainties described under “FORWARD-LOOKING STATEMENTS” and in the risk factors referred to therein. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may be materially different than those contained in the projections. The Company does not intend to make publicly available any update or other revisions to the projections to reflect circumstances existing after the date of the projections. Neither the Company’s independent auditors nor any of its representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the projected financial information, and the Company has made no representations to New Wave and makes no representations to shareholders regarding such information. The inclusion of the projections in this proxy statement should not be regarded as an indication that New Wave or any of the other interested parties that received such projections considered the projections predictive of actual future events or that the projections should be relied on for that purpose; In light of the uncertainties inherent in any projected data, Cutter & Buck shareholders are cautioned not to rely on the projections.

Interests of the Company’s Directors and Executive Officers in the Merger

When considering the recommendation by the Company’s board of directors, you should be aware that the Company’s directors and executive officers may have interests in the Merger that are or may be different from, or in addition to, the interests of the Company’s other shareholders. The Company’s board of directors was aware of the interests described below and considered them, among other matters, when adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger.

Directors’ and Officers’ Indemnification and Insurance

For a period of six years from and after the effective time of the Merger, or such shorter period as may be specified in any applicable agreement or document, under the terms of the Merger Agreement, the surviving corporation will (and New Wave will cause the surviving corporation to) continue to indemnify and hold harmless the Company’s and its subsidiaries’ current and former officers and directors against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities in connection with actions or omissions by them in their capacities as such occurring at or prior to the effective time of the Merger (including the transactions contemplated by the Merger Agreement) to the fullest extent currently provided in the Company’s organizational documents or in any applicable agreement to which the Company is a party. In addition, the surviving corporation will (and New Wave will cause the surviving corporation to) indemnify and hold harmless the current directors and officers of the Company (collectively, the “Current Company Indemnitees”) against any costs or expenses related to acts or omissions occurring before the effective time of the Merger. As part of such indemnification, to the fullest extent permitted by applicable law, the surviving corporation will be required to promptly advance expenses incurred by Company Indemnitees, in connection with any matter for which they are entitled to indemnification. Under the provisions of the Merger Agreement, New Wave has agreed to cause the surviving corporation to maintain in effect the current provisions of the Company’s Articles of Incorporation and Bylaws relating to indemnification for a period of six years from the effective date of the Merger

Under the terms of the Merger Agreement, New Wave is required to cause the surviving corporation to maintain in effect, for not less than six years from the effective time of the Merger, policies of directors’ and officers’ liability insurance containing terms and conditions that are no less advantageous to the applicable insured parties than those policies which are currently in effect. In no event will New Wave be required to expend per year of coverage more than two hundred percent (200%) of the Company’s current premiums to maintain or procure such insurance coverage, and if, notwithstanding the use of reasonable best efforts to do so, New Wave is unable to maintain or obtain such insurance, New Wave will be required to obtain as much comparable insurance as is available for two hundred percent (200%) of the current premium amount.

Continuation of Employee Benefits

Under the Merger Agreement, New Wave has agreed to maintain specified employee benefits for a limited period after the effective time of the Merger. See “THE MERGER AGREEMENT—Employee Benefits.”

Material United States Federal Income Tax Consequences

The following is a summary of certain anticipated material U.S. federal income tax consequences of the Merger generally relevant to holders of shares of Cutter & Buck common stock (“Common Shares”), assuming that the Merger is consummated as contemplated in the Merger Agreement and this proxy statement. This summary is based upon existing U.S. federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular shareholders in light of their individual circumstances, such as shareholders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, dealers in securities, cooperatives, tax-exempt organizations, regulated investment companies, real estate investment trusts, S corporations, traders that elect to use a mark-to-market method of accounting, U.S. expatriates, persons who are subject to alternative minimum tax and persons who received Common Shares pursuant to the exercise of employee stock options or otherwise as compensation), persons that hold the Common Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes, or U.S. shareholders (as defined below) that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any foreign, state, or local tax considerations. This summary assumes that shareholders hold their Common Shares as “capital assets” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Each shareholder is urged to consult his tax advisor regarding the federal, state, local, and foreign income and other tax consequences of the Merger.

For purposes of this summary, a “U.S. shareholder” is a shareholder that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity created in, or organized under the law of, the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv)  a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (B) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated. A shareholder that is not a U.S. shareholder is referred to herein as a “non-U.S. shareholder.”

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds Common Shares, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A shareholder that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the Merger.

Consequences to U.S. Shareholders

The Merger will be treated as a taxable sale by you of your Common Shares in exchange for your share of the merger consideration. As a result, you will recognize gain or loss equal to the difference, if any, between the amount of cash that you receive in the Merger and your adjusted tax basis in the Common Shares exchanged. Generally, any gain or loss recognized should be capital gain or loss and will constitute long-term capital gain or loss if you have held the Common Shares for more than one year as of the effective time of the Merger. In the case of a U.S. shareholder who is an individual, long-term capital gains will be eligible for a maximum U.S. federal income tax rate of 15%. The ability to use capital losses to offset ordinary income is limited. If you hold blocks of shares that were acquired separately at different times or prices, you must separately calculate your gain or loss for each block of shares.

Consequences to Non-U.S. Shareholders

Any gain realized on receipt of cash pursuant to the Merger by a non-U.S. shareholder generally will not be subject to U.S. federal income tax unless:

•     the gain is effectively connected with a U.S. trade or business of such non-U.S. shareholder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment or a fixed base in the United States maintained by such non-U.S. shareholder), in which case the non-U.S. shareholder generally will be taxed at the U.S. federal income tax rates applicable to United States persons (as defined under the Code) and, if the non-U.S. shareholder is a foreign corporation, the additional branch profits tax may apply to its effectively connected earnings and profits for the taxable year at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•       the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met, in which case the non-U.S. shareholder may be subject to a 30% tax on the non-U.S. shareholder’s net gain realized in the Merger, which may be offset by U.S. source capital losses of the non-U.S. shareholder, if any; or

•       the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes and the non-U.S. shareholder owned more than 5% of Cutter & Buck common stock at any time during the five years preceding the Merger, in which case the paying agent may withhold 10% of the cash payable to the non-U.S. shareholder in connection with the Merger and the non-U.S. shareholder generally will be taxed on the shareholder’s net gain realized in the Merger at the graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code). The Company does not believe that it is or has been a “United States real property holding corporation” for U.S. federal income tax purposes.

Consequences to Holders of Options to Purchase Common Stock

Under the terms of the Merger Agreement, each holder of an option to purchase the Company’s common stock bearing an exercise price below $14.38 will, at the effective time of the Merger, be entitled to receive a cash payment from New Wave in an amount equal to $14.38 minus the exercise price of the option, multiplied by the number of shares available for purchase under the option (an “Option Cancellation Payment”). If you hold an option that you received in connection with your performance of services for the Company, whether that option is treated as an incentive stock option or as a non-qualified stock option for federal income tax purposes, any Option Cancellation Payment that you receive with respect to such option will be treated as ordinary income and may be subject to withholding. A detailed explanation of the treatment of the treatment of Option Cancellation Payments received with respect to compensatory options is beyond the scope of this summary. If you hold an option that you received other than in connection with the performance of services for the Company, the treatment of the Option Cancellation Payment you receive with respect to such option will depend on then nature of the transaction in which you received the option, and you should consult your own tax advisor as to the potential tax consequences of receiving the Option Cancellation Payment with respect to such option.

Regulatory Matters

The completion of the Merger is subject to expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, and the rules thereunder. Under the HSR Act and the rules thereunder, the Merger may not be completed unless certain information has been furnished to the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”), and to the Federal Trade Commission (the “FTC”) and applicable waiting periods expire or are terminated. New Wave and the Company each filed a notification and report form pursuant to the HSR Act with the Antitrust Division and the FTC on April   , 2007. At any time before or after consummation of the Merger, the Antitrust Division, the FTC or any state could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or rescind the Merger or seeking divestiture of substantial assets of New Wave or Cutter & Buck. Private parties could also take legal action under antitrust laws, including seeking an injunction prohibiting or delaying the Merger, divestiture or damages under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, what the outcome would be.

Dissenters’ Rights

General

Under chapter 23B.13 of the WBCA, holders of Cutter & Buck common stock are entitled to dissent from, and obtain payment of the fair value of their shares in the event of, the consummation of the Merger instead of receiving the $14.38 per share merger consideration, without interest and less any applicable withholding tax. The following summarizes the material rights of holders of Cutter & Buck common stock under chapter 23B.13. You should read the applicable sections of chapter 23B.13, a copy of which is attached to this proxy statement as Annex C.

Pursuant to chapter 23B.13, when a proposed merger is to be submitted to a vote at a meeting of shareholders, as in the case of this special meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights and must be accompanied by a copy of chapter 23B.13. The notice of special meeting included with this proxy statement constitutes notice to the holders of Cutter & Buck common stock, and a copy of chapter 23B.13 is attached to this proxy statement as Annex C.

If you are contemplating the possibility of exercising your dissenters’ rights in connection with the Merger, you should carefully review the text of chapter 23B.13. You are also encouraged to consult your legal counsel, at your expense, before attempting to exercise your dissenters’ rights. If you do not fully and precisely satisfy the procedural requirements of the WBCA, you will lose your dissenters’ rights. If any holder of shares of Cutter & Buck common stock who asserts dissenters’ rights under the WBCA withdraws or loses (through failure to perfect or otherwise) the right to obtain payment for such holder’s shares under chapter 23B.13, then such shareholder’s shares will be converted into the right to receive the merger consideration of $14.38 per share of Cutter & Buck common stock, without interest and less any applicable withholding tax, at the effective time of the Merger. Cutter & Buck will not provide you with any notice regarding your dissenters’ rights other than as described in this proxy statement and the notice of special meeting included with this proxy statement.

Requirements for Exercising Dissenters’ Rights

To preserve your right if you wish to exercise your statutory dissenters’ rights, you must:

•       deliver to Cutter & Buck, before the vote is taken at the special meeting regarding the Merger Agreement, written notice of your intent to demand payment for your shares of Cutter & Buck common stock if the Merger is effected, which notice must be separate from your proxy. Your vote against the Merger Agreement alone will not constitute written notice of your intent to exercise your dissenters’ rights;

•       not vote your shares in favor of the Merger Agreement; and

•       follow the statutory procedures for perfecting dissenters’ rights under chapter 23B.13, which are described below under the heading “Appraisal Procedures.”

Unless you satisfy all of the requirements of chapter 23B.13 (including, without limitation, beneficially owning your shares before April 12, 2007), you may not exercise dissenters’ rights under chapter 23B.13 and, if the Merger Agreement is approved by the Company’s shareholders and the Merger occurs, your shares of Cutter & Buck common stock will be converted into the right to receive the merger consideration of $14.38 per share, without interest and less any applicable withholding tax.

Notice

Written notice of your intent to exercise dissenters’ rights must be delivered to Cutter & Buck at:

Cutter & Buck Inc.
701 North 34th Street, Suite 400
Seattle, Washington 98103
Attention: Corporate Secretary
Telephone: (206) 622-4191

Such written notice must be delivered before the vote on the Merger Agreement is taken at the special meeting. Your written notice to demand payment should specify your name and mailing address, the number of shares of Cutter & Buck common stock you own, and that you intend to demand payment of the “fair value” of your shares of Cutter & Buck common stock if the Merger Agreement is approved.

Vote

Your shares must either not be voted at the special meeting or must be voted against, or must abstain from voting on, the approval of the Merger Agreement. Submitting a properly signed proxy card that is received prior to the vote at the special meeting that does not direct how the shares of Cutter & Buck common stock represented by that proxy are to be voted will constitute a vote in favor of the Merger and a waiver of your statutory dissenters’ rights.

Termination of Dissenters’ Rights

Your right to obtain payment of the fair value of your shares of Cutter & Buck common stock under chapter 23B.13 of the WBCA will terminate if:

•       the Merger is abandoned or rescinded;

•       a court having jurisdiction permanently enjoins or sets aside the Merger; or

•       your demand for payment is withdrawn with the Company’s written consent.

Appraisal Procedures

If the Merger Agreement is approved by the Company’s shareholders, within ten days after the effective date of the Merger, the Company will send written notice regarding the proper procedures for dissenting to all shareholders who have given written notice under chapter 23B.13 and have not voted in favor of the Merger. The notice will contain:

•       where the demand for payment and certificates representing shares of Cutter & Buck common stock must be sent and when certificates must be deposited;

•       information for holders of uncertificated shares as to what extent transfer of the shares will be restricted after the payment demand is received;

•       a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the Merger (April 12, 2007) and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of Cutter & Buck common stock before that date;

•       the date by which the Company must receive your payment demand, which date will not be fewer than 30 nor more than 60 days after the date the written notice is delivered to you; and

•       a copy of chapter 23B.13 of the WBCA.

If you wish to assert dissenters’ rights, you must demand payment, certify that you acquired beneficial ownership of your shares before April 12, 2007, and deposit your Cutter & Buck certificates in accordance with the terms of the notice. If you do not demand payment and deposit your share certificates where required, by the date set in the notice, you will lose the right to obtain payment for your shares under chapter 23B.13.

If the Company does not consummate the Merger within 60 days after the date set for demanding payment and depositing share certificates, the Company will return all deposited certificates and release any transfer restrictions imposed on uncertificated shares. If after returning the deposited certificates and releasing transfer restrictions, the Company wishes to consummate the Merger, the Company must send a new dissenters’ notice and repeat the payment demand procedure. If the Company does not effect the Merger and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date which it had set for demanding payment, you may deliver notice to Cutter & Buck in writing of your estimate of the fair value of your common stock plus the amount of interest due and demand payment of your estimated amount, less any amount already paid by Cutter & Buck for the shares under chapter 23B.13.

Except as provided below, within 30 days after the later of the effective date of the Merger or the date the payment demand is received, the Company shall pay each dissenting shareholder who complied with the payment demand requirements of chapter 23B.13 the amount the Company estimates to be the fair value of the shareholder’s shares, plus accrued interest. The payment will be accompanied by:

•       financial data relating to Cutter & Buck, including a balance sheet as of the fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

•       an explanation of how the Company estimated the fair value of the shares;

•       an explanation of how the interest was calculated;

•       a statement of the dissenter’s right to demand supplemental payment if such shareholder believes that the amount paid is less than the fair value of the shares or under certain other circumstances enumerated in the statute and described below; and

•       a copy of chapter 23B.13 of the WBCA.

For dissenting shareholders who were not the beneficial owners of their shares of Cutter & Buck common stock before April 12, 2007, the Company may elect to withhold payment under chapter 23B.13. To the extent that the Company so elects, after consummating the Merger, the Company shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The Company will send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment of the dissenter’s own estimate of the dissenter’s shares and the amount of interest due if such dissenter believes that the amount offered is less than the fair value of the shares or under certain other circumstances enumerated in the statute and described below.

If you believe that the amount paid or offered by the Company is less than the fair value of your shares or believe that the interest due is incorrectly calculated, or if the Company fails to make payment for your shares within 60 days after the date set for demanding payment or does not effect the Merger and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment, you may, within 30 days of the payment or offer for payment, deliver notice to the Company in writing informing the Company of your own estimate of the fair value of your shares and the amount of interest due, and demand payment of this estimate, less any amount the Company has already paid under chapter 23B.13. If any dissenting shareholder’s demand for payment of the dissenter’s own estimate of the fair value of the shares is not settled within 60 days after receipt by the Company of such shareholder’s demand for payment of his or her own estimate, chapter 23B.13 requires that the Company commence a proceeding in King County Superior Court and petition the court to determine the fair value of the shares and accrued interest, naming all the dissenting shareholders whose demands remain unsettled as parties to the proceeding. If the Company does not commence the proceeding within the 60-day period, the Company will pay each dissenter whose demand remains unsettled the amount demanded.

The jurisdiction of the court in which the proceeding is commenced will be plenary and exclusive. The court may appoint one or more appraisers to receive evidence and recommend decision on the question of fair value. The appraisers will have the powers described in the order appointing them, or in any amendment to it. The fair value of the shares as determined by the court will be binding on all dissenting shareholders and may be less than, equal to or greater than the value of the merger consideration to be issued to non-dissenting shareholders for Cutter & Buck common stock under the terms of the Merger Agreement if the Merger is consummated. Shareholders should be aware that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a Merger are not opinions as to fair value under chapter 23B.13. Each dissenter made a party to the proceeding is entitled to a judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the Company, or (b) for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the Company elected to withhold payment pursuant to chapter 23B.13.

The court will also determine the costs and expenses of the court proceeding and assess them against the Company, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under chapter 23B.13. If the court finds that the Company did not substantially comply with the relevant provisions of sections 23B.13.200 through 23B.13.280 of the WBCA, the court may also assess against the Company any fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable. The court may also assess those fees and expenses against any party if the court finds that the party has acted arbitrarily, vexatiously or not in good faith with respect to dissenters’ rights. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the Company, the court may award to counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

A record shareholder may assert dissenters’ rights as to fewer than all of the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the Company a notice of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partially dissenting record shareholder are determined as if the shares as to which the dissenter dissents and the dissenter’s other shares were registered in the names of different shareholders. Beneficial owners of Cutter & Buck common stock who desire to exercise dissenters’ rights as to shares held on the beneficial owners’ behalf (a) must submit to the Company the record owner’s consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights, which consent shall be set forth either in a record or, if the Company has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and (b) must so exercise dissenters’ rights with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

For purposes of chapter 23B.13, fair value with respect to dissenters’ shares means the value of the shares of Cutter & Buck common stock immediately before the effective date of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, unless that exclusion would be inequitable. Pursuant to section 23B.13.020 of the WBCA, dissenting shareholders are not entitled to challenge the approval of the Merger Agreement or the consummation of the Merger except if the approval or consummation fails to comply with the procedural requirements of the WBCA, Revised Code of Washington sections 25.10.900 through 25.10.955, the Company’s articles of incorporation or bylaws, or is fraudulent with respect to that shareholder or the Company.

Delisting and Deregistration of Cutter & Buck Common Stock

If the Merger is completed, Cutter & Buck will no longer be a public company. Following the completion of the Merger, the Company’s common stock will be delisted from and will no longer be traded on Nasdaq National Market or any other securities exchange or market and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

THE MERGER AGREEMENT

The following summary of the material terms of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A. The Merger Agreement has been attached to this proxy statement to provide shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company or New Wave. In particular, the assertions embodied in the Company’s representations and warranties contained in the Merger Agreement are qualified by information in the disclosure schedule provided by the Company to New Wave in connection with the signing of the Merger Agreement. This disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and New Wave rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or New Wave.

This summary may not contain all of the information about the Merger Agreement that is important to you. You should carefully read the Merger Agreement in its entirety, as it is the legal document that contains the terms and conditions of the Merger.

Structure of the Merger

If all the conditions to the Merger are satisfied or waived in accordance with the terms of the Merger Agreement, Newport Acquisition Corporation, a wholly-owned subsidiary of New Wave, referred to in this proxy statement as Newport, will merge with and into the Company. The separate corporate existence of Newport will cease, and the Company will continue as the surviving corporation and will become a wholly-owned subsidiary of New Wave.

Closing and Effective Time of the Merger

The closing of the Merger will occur on a date specified by the parties, which date is to be no later than the third business day after the satisfaction or waiver of the conditions to the Merger contained in the Merger Agreement unless another date is agreed to by the Company, New Wave and Newport. The Merger will become effective upon the filing of Articles of Merger with the Secretary of State of the State of Washington or at such later time and date as is specified in the Articles of Merger. The date and time at which the Merger becomes effective are referred to in this proxy statement as the effective time of the Merger.

Conversion of Capital Stock

Company Common Stock

At the effective time, each share of the Company’s common stock issued and outstanding immediately prior to the effective time other than shares owned by persons properly exercising dissenters’ rights under Washington law, as to which shares such persons will be entitled only to such rights as may be granted under Washington law will be converted into the right to receive from New Wave the merger consideration of $14.38 in cash, without interest.

Each share of Company common stock to be converted into the right to receive the merger consideration, without interest, will, when so converted, automatically be canceled and will cease to exist. After the effective time of the Merger, each outstanding stock certificate or book-entry share representing shares of Company common stock converted in the Merger will represent only the right to receive the merger consideration, without interest, with respect to each such share of Company common stock.

Newport Common Stock

Each share of common stock, no par value per share, of Newport issued and outstanding immediately prior to the effective time will be converted into one fully paid and nonassessable share of the common stock, no par value per share, of the surviving corporation.

Exchange and Payment Procedures for Company Common Stock

At or prior to the closing, New Wave will deliver or cause to be delivered, in trust, to the paying agent,                       , for the benefit of the holders of Company common stock at the effective time of the Merger, sufficient funds for the timely payment of the aggregate merger consideration. The cash so deposited with the paying agent is referred to as the consideration fund.

Appropriate transmittal materials will be provided by the paying agent to the holders of Company common stock certificates or book-entry shares promptly following the effective time of the Merger, informing such holders of the procedure for surrendering Company common stock share certificates or book-entry shares to the paying agent. After holders of certificates surrender such certificates or book-entry shares and properly complete and execute transmittal materials to the paying agent, the surrendered certificates or book-entry shares will be canceled, and such holders will be entitled to receive in exchange therefor a cash amount, without interest, equal to the merger consideration for each share of Company common stock represented by such surrendered and canceled certificates or book-entry shares, subject to any required withholding of taxes.

You should not send your Company common stock certificates to the paying agent until you have received the transmittal materials from the paying agent. Do not return your Company common stock certificates with the enclosed proxy, and do not forward your stock certificates to the paying agent without a letter of transmittal.

If you own shares of Company common stock that are held in “street name” by your broker, nominee, fiduciary or other custodian, you will receive instructions from your broker, nominee, fiduciary or other custodian as to how to surrender your “street name” shares and receive cash for those shares.

At and after the effective time, Cutter & Buck will close its stock transfer books, and there will be no further registration of transfers of shares of the Company’s common stock that were outstanding immediately prior to the effective time of the Merger. After the effective time of the Merger, if any certificates or book-entry shares are presented to the surviving corporation or the paying agent for any reason, they will be cancelled and exchanged for the Merger consideration, except as otherwise provided by law. If you have lost a certificate for shares of the Company’s common stock, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration in respect of the shares represented by that certificate, you will have to make an affidavit claiming that the certificate has been lost, stolen or destroyed and, if required by the paying agent, post a bond in an amount customary to indemnify the paying agent against any claim that may be made against it with respect to that certificate.

Any portion of the consideration fund (including the proceeds of any investments thereof) that remains unclaimed by the Company’s former shareholders one year after the effective time of the Merger will be delivered to the surviving corporation, and any of those former shareholders who have not properly surrendered their stock certificates or book-entry shares for exchange must thereafter look only to the surviving corporation for payment of their claim for merger consideration in respect thereof. Neither the paying agent nor any of the parties to the Merger Agreement will be liable to any person in respect of cash from the consideration fund delivered to a public official under any applicable abandoned property, escheat or similar law.

Subject to exceptions with respect to specified transfer and similar taxes, New Wave, the surviving corporation or the paying agent will be entitled to deduct and withhold from the merger consideration or other amounts payable pursuant to the Merger Agreement to former holders of shares of Company common stock such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code or any other tax law.

Corporate Governance Matters

Articles of Incorporation and Bylaws of the Surviving Corporation

The Company’s articles of incorporation, as in effect immediately prior to the effective time of the Merger, will at the effective time be amended and restated in full to read as set forth in Exhibit C to the Merger Agreement until thereafter amended in accordance with applicable law. The bylaws of Newport, as in effect immediately prior to the effective time of the Merger, will be the bylaws of the surviving corporation, except as to the name of the surviving corporation, which will be Cutter & Buck Inc. and provided that Article IV (Indemnification) of the Company’s bylaws shall not be amended and shall continue to read as stated in the Company’s bylaws immediately prior to the effective time of the Merger, until thereafter amended in accordance with applicable law.

Directors and Officers of the Surviving Corporation

The directors of Newport at the effective time of the Merger will be the initial directors of the surviving corporation, and the officers of the Company at the effective time of the Merger will be the initial officers of the surviving corporation.

Representations and Warranties

In the Merger Agreement, the Company makes various representations and warranties that are subject, in some cases, to specified exceptions and qualifications. The Company’s representations and warranties relate to, among other things:

•       organization, qualification to do business and similar corporate matters with respect to the Company and its subsidiaries;

•       capitalization, including the number of shares of the Company’s common stock issued and outstanding;

•       the Company’s power and authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby, and the authorization, execution, delivery, performance and enforceability of the Merger Agreement;

•       the adoption by the Company’s board of directors of the Merger Agreement, the board’s approval of the transactions contemplated thereby, including the Merger, and the board’s recommendation that the Company’s shareholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger;

•       the shareholder vote required to approve the Merger Agreement;

•       the absence of required consents and approvals and of conflicts with, or violations of, the Company’s and its subsidiaries’ organizational documents, contracts and applicable law (including judgments, orders, decrees and permits), in each case in connection with the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the transactions contemplated thereby;

•       SEC filings and financial statements;

•       the absence of undisclosed liabilities;

•       the absence of a “material adverse effect” with respect to the Company during the period from January 31, 2007 to the Closing Date;

•       the manner in which the Company and its subsidiaries have carried on and operated their businesses;

•       employee benefit plans and employment and labor matters;

•       legal proceedings and governmental orders;

•       compliance with applicable legal requirements;

•       permits that are necessary to the businesses of the Company and its subsidiaries;

•       taxes;

•       ownership of tangible assets;

•       intellectual property;

•       environmental matters;

•       certain contracts; and

•       insurance.

The Merger Agreement also contains various representations and warranties made by New Wave and Newport that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•       corporate matters, including their organization and qualification to do business;

•       their power and authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby, and the authorization, execution, delivery, performance and enforceability of the Merger Agreement;

•       the absence of required consents and approvals and of conflicts with, or violations of, their organizational documents, contracts and applicable law (including judgments, orders, decrees and permits), in each case in connection with the execution, delivery and performance by them of the Merger Agreement and the consummation by them of the transactions contemplated thereby;

•       information supplied by them for inclusion in this proxy statement;

•       the formation and operations of Newport;

•       availability of sufficient funds to pay the aggregate merger consideration and all fees and expenses related to the transactions contemplated by the Merger Agreement;

•       their and their affiliates’ ownership of Cutter & Buck common stock; and

•       their review and analysis of the Company and its subsidiaries.

The representations and warranties of each of the parties to the Merger Agreement expire at the effective time of the Merger.

Material Adverse Effect

For purposes of the Merger Agreement, “material adverse effect” means, with respect to the Company, any change, development, event or effect that has or is reasonably likely to have a material adverse effect on the business, assets, continuing operations or financial condition of the Company and its subsidiaries, taken as a whole; except that changes, developments, events and effects that are generally applicable to

•       the industries or markets in which the Company and its subsidiaries operate; or

•       the United States economy

are to be excluded from the determination of “material adverse effect” (in each case, only to the extent that such changes, developments, events or effects do not materially and disproportionately affect the Company and its subsidiaries, taken as a whole, relative to competitors of the Company and its subsidiaries in the industries in which the Company and its subsidiaries operate); and except that any adverse change, development, event or effect on the Company and its subsidiaries resulting from any of

•       the execution and performance or announcement of the Merger Agreement or the pendency or consummation of the transactions contemplated thereby, or any litigation resulting therefrom;

•       any failure to meet analysts’ expectations with respect to the Company’s performance;

•       any acts of terrorism or war; and

•       changes (after the date of the Merger Agreement) in any law or accounting regulations or principles applicable to the Company or any of its subsidiaries (to the extent that such changes do not materially and disproportionately affect the Company and its subsidiaries, taken as a whole, relative to competitors of the Company and its subsidiaries in the industries in which the Company and its subsidiaries operate)

is also to be excluded from the determination of “material adverse effect.” Certain of the Company’s representations and warranties are subject to qualification based on the possible current or future existence of a “material adverse effect.”

Under the Merger Agreement, “parent material adverse effect” means any material adverse change in, or material adverse effect on, the ability of New Wave or Newport to, in a timely manner, perform its obligations under the Merger Agreement and consummate the transactions contemplated thereby. Certain of New Wave’s representations and warranties are subject to qualification based on the possible current or future existence of a “parent material adverse effect.”

Conduct of Business Pending the Merger

Except with the prior written consent of New Wave and subject to specified other exceptions, from April 12, 2007 until the earlier of the effective time of the Merger or the termination of the Merger Agreement in accordance with the termination provisions thereof, the Company and its subsidiaries are to conduct their business only in the ordinary and usual course of business consistent in all material respects with past practice, and, to the extent consistent therewith, the Company and its subsidiaries are to use commercially reasonable efforts to preserve intact their current business organization and preserve their relationships with customers, suppliers and others having business dealings with them. In addition, the Merger Agreement provides that, prior to the effective time of the Merger, and subject to specified exceptions, neither the Company nor any of its subsidiaries will, without the prior written consent of New Wave:

•       amend or otherwise change any provision of the Company’s articles of incorporation or bylaws, or similar organizational or governance documents of any subsidiary of the Company,

•       (i) authorize for issuance, issue, deliver, dispose of, encumber or sell any shares of stock or other ownership interest of the Company or any Company subsidiary or securities or other rights of any kind to acquire any such shares, other than the issuance of common stock issuable pursuant to currently outstanding options to acquire the Company’s common stock or existing shares of restricted stock; (ii) repurchase, redeem or otherwise acquire any of the Company’s common stock or related securities except in connection with the exercise of outstanding options to acquire Company common stock; or (iii) split, combine, adjust, recapitalize, subdivide, redeem, purchase or reclassify or otherwise acquire any shares, stock or other equity interests of the Company or any Company subsidiary or issue or authorize the issuance of any securities in respect of, in lieu of or in substitution for shares of such shares, stock or other equity interests;

•       directly or indirectly acquire (by merger, consolidation, acquisition of equity interests or assets, or any other business combination) (i) any corporation, partnership, limited liability company, joint venture or other business organization (or division thereof) or (ii) any assets or property exceeding $1,000,000 in the aggregate;

•       with certain exceptions, incur any indebtedness in excess of $1,000,000 in the aggregate for the Company and the Company’s subsidiaries taken as a whole;

•       with certain exceptions, modify, amend or terminate, or waive any of the Company’s rights under existing contracts or enter into any new Material Contract (as defined in the Merger Agreement);

•       except as may have been previously disclosed to New Wave or as required by the terms of Benefit Plans (as defined in the Merger Agreement) or by applicable law, (i) increase the compensation or benefits payable to its directors or executive officers or, except in the ordinary course of business, other employees who are not executive officers or employees or (ii) grant to any director, officer, employee, consultants or independent contractors of the Company or of any Company subsidiary any new severance, change of control or termination pay, grant any increase in, or otherwise alter or amend, any right to receive any severance, change of control or termination pay or benefits or establish, adopt, enter into or amend to materially increase benefits under any collective bargaining, work rules, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, loan, retention, consulting, indemnification, termination, severance or other similar plan, agreement, trust, fund, policy or arrangement with any director, officer, employee, consultant or independent contractor;

•       materially change any of the Company’s accounting policies, except as required by the SEC or changes in generally accepted accounting principles which become effective after the date of the Merger Agreement;

•       authorize or enter into any commitment for any new material capital expenditure;

•       waive, release, assign, settle or compromise any material litigation other than settlements of, or compromises for, any litigation where the amounts paid or to be paid are (i) covered by insurance coverage maintained by the Company or (ii) otherwise less than $250,000;

•       (i) encumber, lease, license or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any material assets, other than sales or dispositions of inventory and used equipment in the ordinary course of business consistent with past practice or pursuant to existing agreements, (ii) enter into or modify any material lease of real property, except in the ordinary course of business consistent with past practice, or (iii) modify or terminate of any material lease of real property or other material contract relating to any real property;

•       except in the ordinary course of business consistent with past practice, dispose of, grant exclusive licenses or assign, or permit to lapse any rights to, any of the Company’s material intellectual property;

•       declare or pay any dividend with respect to the Company’s outstanding stock unless the aggregate amount of the dividend is deducted from the aggregate merger consideration;

•       except as previously disclosed to New Wave or in connection with the Merger, adopt any plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

•       with certain exceptions, make any investment in or loan to any person other than a direct or indirect wholly owned subsidiary of the Company;

•       pay, discharge, settle or satisfy any material claims, liabilities or obligations (whether accrued, absolute, contingent or otherwise), other than (i) the payment, discharge, settlement or satisfaction of any material claims, liabilities or obligations reflected or reserved against in the Company’s most recent financial statements filed with the SEC or (ii) incurred in the ordinary course of business;

•       increase the amount of directors’ and officers’ liability insurance coverage maintained by the Company; or

•       announce an intention, enter into any agreement or otherwise make a commitment, to do any of the foregoing.

Shareholder Meeting; Proxy Statement

Unless the Merger Agreement is terminated in accordance with the termination provisions contained in the Merger Agreement, the Company is required, as soon as practicable, to duly call, give notice of, convene and hold a special meeting of shareholders solely for the purpose of obtaining shareholder approval of the Merger Agreement.

The Merger Agreement requires that the Company prepare a proxy statement in connection with the special meeting and to cause the preliminary proxy statement to be filed with the SEC as promptly as reasonably practicable after the date of the Merger Agreement, to respond as soon as practicable to any comments and requests for information from the SEC with respect to the proxy statement and to cause the proxy statement to be mailed to shareholders as promptly as reasonably practicable after it is cleared by the SEC. The Merger Agreement includes provisions governing the furnishing by New Wave of information for inclusion in the proxy statement and New Wave’s opportunity to review and comment on drafts of the proxy statement and related correspondence and filings.

Employee Benefits

The Merger Agreement allows Cutter & Buck to continue to provide employee benefits to its employees in accordance with past practice, including the payment of any cash bonuses which may be earned with respect to the fiscal year ending April 30, 2007, during the pendency of the Merger. In addition, the Merger Agreement generally provides that Cutter & Buck employees will, for a period of one year following the effective time of the Merger, be provided levels of employee benefits (other than bonus plans which will continue in effect only through April 30, 2008) which are consistent with those benefits currently provided to those employees. Further, the Merger Agreement requires New Wave to cause the surviving corporation to allow Cutter & Buck employees to participate in those employee benefit programs which New Wave makes available to employees of its subsidiaries, with credit given to Cutter & Buck employees for their time spent as employees of the Company prior to the Merger.

Indemnification; Directors’ and Officers’ Insurance

The Merger Agreement provides that the surviving corporation may not alter the provisions of the Company’s Articles of Incorporation and Bylaws relating to indemnification of directors and officers for a period of six years following the effective time of the Merger. See “THE MERGER—Interests of the Company’s Directors and Executive Officers in the Merger—Directors’ and Officers’ Indemnification and Insurance.”

Under the terms of the surviving corporation will (and New Wave will cause the surviving corporation to) continue to indemnify and hold harmless the Company’s and its subsidiaries’ current officers and directors (collectively, “Company Indemnitees”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities in connection with actions or omissions by them in their capacities as such occurring at or prior to the effective time (including the transactions contemplated by the Merger Agreement) to the fullest extent permitted by law. As part of such indemnification, the  surviving corporation will be required to promptly advance expenses incurred by Company Indemnitees, in connection with any matter for which they are entitled to indemnification, to the fullest extent permitted by law.

Under the terms of the Merger Agreement, New Wave is required to cause the surviving corporation to maintain in effect, for not less than six years from the effective time of the Merger, policies of directors’ and officers’ liability insurance containing terms and conditions that are no less advantageous to the applicable insured parties than those policies which are currently in effect. In addition to providing coverage for such directors and officers, the insurance arrangements required by the Merger Agreement would provide coverage for any other employees, agents or other individuals otherwise covered by the directors’ and officers’ liability insurance and fiduciary liability insurance policies maintained by the Company and its subsidiaries prior to the date of the Merger Agreement. In no event will the surviving corporation be required to expend per year of coverage more than two hundred percent (200%) of the Company’s current premiums to maintain or procure such insurance coverage, and if, notwithstanding the use of reasonable best efforts to do so, the surviving corporation is unable to maintain or obtain such insurance, the surviving corporation will be required to obtain as much comparable insurance as is available for two hundred percent (200%) of the current premium amount.

Reasonable Best Efforts

The parties have agreed to use their reasonable best efforts to promptly, among other things:

•       take or cause to be taken all actions, and to do or to cause to be done, and to assist and cooperate with the other parties in doing all things necessary to consummate and make effective the transactions contemplated by the Merger Agreement, including satisfying all closing conditions; and

•       obtain any governmental approvals required in connection with the Merger Agreement and the consummation of the transactions contemplated thereby and make all necessary registrations and filings required under applicable law in with respect to the Merger Agreement and the Merger.

If any state takeover statute or similar statute or regulation is or becomes applicable to the Merger Agreement, the Merger or the transactions contemplated thereby, each party must use reasonable best efforts to ensure that the Merger and the transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement.

Certain Tax Matters

From and after the effective time of the Merger, the surviving corporation is to pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of Cutter & Buck common stock, all transfer taxes and fees that become payable in connection with the transactions contemplated by the Merger Agreement.

Access to Information

Until the effective time of the Merger, on reasonable notice and subject to certain exceptions and limitations and the confidentiality agreement between the Company and New Wave, the Company is required to afford to New Wave and its directors, officers, employees, counsel, investment bankers, financial advisors and sources, accountants, agents and other authorized representatives reasonable access to the Company’s and its subsidiaries’ properties, books and records and to furnish to such representatives all information concerning the business, properties and personnel of the Company and its Subsidiaries as may reasonably be requested.

Cooperation with Respect to Financing

The Company is required to reasonably cooperate, and to cause its subsidiaries to reasonably cooperate, at New Wave’s sole expense, in connection with the arrangement of any financing as may be reasonably requested by New Wave, including, at the reasonable request of New Wave, by agreeing to pledge, grant security interests in and otherwise grant liens on the Company’s or its subsidiaries’ assets effective at or after the effective time of the Merger.

New Wave and Newport have acknowledged and agreed that their obligations under the Merger Agreement are joint and several and are not conditioned in any manner upon their obtaining financing.

Alternative Transactions; Changes to Board Recommendation

The Company and its subsidiaries are not to (and are not to authorize or knowingly permit any of their respective directors, officers, employees, counsel, investment bankers, financial advisors and sources, accountants, agents and other authorized representatives to)

•       initiate, solicit, cause, knowingly facilitate or knowingly encourage, directly or indirectly (including by way of furnishing information), the making of any Company Acquisition Proposal (as defined below); or

•       except as permitted by the provisions of the Merger Agreement described below, engage in negotiations or discussion with, or furnish any information or data to, any person relating to a Company Acquisition Proposal.

In addition, upon the execution of the Merger Agreement, any discussions or negotiations theretofore conducted with any person by the Company or any of its subsidiaries or their respective representatives with respect to a Company Acquisition Proposal or potential  Company Acquisition Proposal were required to be terminated immediately. For purposes of the Merger Agreement, the term “Company Acquisition Proposal” means any proposal or offer made by any person or persons other than New Wave, Newport or any of their affiliates (1) to acquire (whether in a single transaction or a series of related transactions), other than in the transactions contemplated by the Merger Agreement, (A) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of 20% or more of any class of equity securities of the Company or (B) assets of the Company and its subsidiaries (including securities of subsidiaries) equal to 20% or more of the Company’s consolidated assets, or (2) related to any merger, consolidation or other business combination, sale of shares of capital stock, tender offer or exchange offer, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries as a result of which any person or “group” (as defined under Section 13(d) of the Exchange Act) would acquire assets, securities or businesses described in clause (1) of this sentence.

Prior to shareholder approval of the Merger Agreement, if the Company’s board of directors receives a bona fide Company Acquisition Proposal made after the date of the Merger Agreement under circumstances not involving a breach of the provisions described above:

•       the Company and its board of directors may (after entering into a confidentiality agreement with the person or persons making such proposal, which confidentiality agreement must be no less restrictive in the aggregate to such persons than the Company’s confidentiality agreement with New Wave and must not provide for an exclusive right to negotiate with the Company) participate in discussions or negotiations with, or furnish any information with respect to the Company to, such persons and their representatives and sources of financing if the board of directors determines in good faith, after consultation with its outside counsel and (in the case of the immediately-following clause (1) only) its financial advisor (1) that such Company Acquisition Proposal is or is reasonably likely to lead to a Company Superior Proposal, as defined below, and (2) that the failure to participate in such discussions or negotiations or to furnish such information would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law; or

•       the Company and its board of directors may submit written questions or requests for clarification to the person making such Company Acquisition Proposal that are restricted exclusively to seeking clarification of such statement or terms so as to determine whether such Company Acquisition Proposal is or is reasonably likely to lead to a Company Superior Proposal.

The Company is required to provide notice and/or information to New Wave in connection with the board of directors’ decision to take any of the actions outlined above with respect to a Company Acquisition Proposal.

For purposes of the Merger Agreement, the term “Company Superior Proposal” means a bona fide Company Acquisition Proposal (on its most recently amended and modified terms, if amended and modified) made by a third party (i) that relates to securities (or options, rights or warrants to purchase, or securities convertible into such securities) representing 50% or more of the votes associated with the outstanding voting equity securities of the Company on a fully diluted basis or all or substantially all of the assets of the Company  and its subsidiaries, taken as a whole, (ii) which the Company board of directors determines in its good faith judgment (after consultation with its outside financial and legal advisors and taking into account all legal, financial, regulatory and other aspects of the proposal and the likelihood of consummation) to be more favorable to the shareholders of the Company than the Merger (taking into account at the time of such determination any changes to the terms of the Merger Agreement proposed by New Wave and the ability of the person making the proposal to consummate the transactions contemplated by the proposal in a timely manner) and (iii) which, with respect to any cash portion of the total consideration required in connection with such Company Acquisition Proposal, is supported by financing or financing capability (including cash on hand, committed financing or borrowing capability) reasonably satisfactory to the Company’s board of directors.

The Company is required to promptly notify New Wave (within 24 hours) after receipt of a Company Acquisition Proposal, to include in any such notice the identity of the person (and, if such person does not have a class of securities registered under Section 12 of the Exchange Act, its equity investors, if the Company has knowledge thereof) making such proposal and the material terms and conditions of such proposal and to include with such notice a copy of such proposal. Following such notice, the Company must promptly keep New Wave reasonably informed of all material developments affecting the status and terms of such proposal and provide New Wave promptly (within 24 hours) copies of any additional written materials received that relate to such proposal.

The Merger Agreement provides that, except as expressly permitted by the provisions described in the immediately-following paragraph, neither the Company’s board of directors nor any committee thereof may withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to New Wave, the adoption of the Merger Agreement or the board’s recommendation that the Company’s shareholders approve the Merger Agreement (a “Company Change in Recommendation”).

Notwithstanding the provisions of the Merger Agreement described above, at any time prior to the approval of the Merger Agreement by the Company’s shareholders, the board of directors of the Company may in response to an unsolicited Company Acquisition Proposal made after the date of the Merger Agreement and not otherwise resulting from a breach of the provisions described under “Alternative Transactions; Changes to Board Recommendation” that the Company’s board of directors determines in good faith, after consultation with its outside counsel and financial advisor, constitutes a Company Superior Proposal:

•       make a Company Change in Recommendation; or

•       cause the Company to terminate the Merger Agreement and, concurrently, enter into a letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement, subject to payment of a termination fee in the amount of $4 million.

The board of directors may not exercise its right to take the actions described above until immediately after the third business day following New Wave’s receipt of written notice from the Company advising New Wave of the board’s intent to take such action and including specified information about the Company Superior Proposal and the reasons for the board’s proposed action. This notice requirement is also a condition to the board’s right to take such actions in response to an amendment of the financial terms or other material terms of a Company Superior Proposal.

In connection with any notice required as a condition to action by the Company’s board of directors with respect to a Company Superior Proposal as described above, the Company and its representatives must, if New Wave requests, negotiate in good faith with New Wave and its representatives, until immediately after the third business day following New Wave’s receipt of such notice, regarding any revisions to the terms of the transactions contemplated by the Merger Agreement proposed by New Wave. In determining whether to make a Company Change in Recommendation or terminate the Merger Agreement in response to the Company Superior Proposal, the Company’s board of directors must take into account any amendments to the Merger Agreement entered into, or to which New Wave irrevocably covenants to enter into, and for which all internal approvals of New Wave have been obtained, since receipt of the applicable notice, and prior to making such change, the Company’s board of directors shall have determined in good faith, after considering the results of any such negotiations and any revised proposals made by New Wave, that the Company Superior Proposal giving rise to such notice continues to be a Company Superior Proposal.

The Merger Agreement provides that nothing in the Merger Agreement shall restrict the Company or its board of directors from complying with its disclosure obligations with regard to any Company Acquisition Proposal under applicable law.

Any action taken by the directors, officers, employees, counsel, investment bankers, financial advisors and sources, accountants, agents and other authorized representatives of the Company or any of its subsidiaries on behalf of the Company or such subsidiary that would be a violation of the restrictions described under “—Alternative Transactions; Changes to Board Recommendation” will be deemed to be a breach by the Company of the provisions of the Merger Agreement described under “Alternative Transactions; Changes to Board Recommendation.”

Conditions to the Merger

The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

•       the Merger Agreement shall have been approved by the Company’s shareholders;

•       no governmental entity having jurisdiction over the Company, New Wave or Newport shall have taken any action enjoining or otherwise prohibiting consummation of the Merger substantially on the terms contemplated by the Merger Agreement; and

•       any applicable waiting period under the HSR Act shall have expired or been terminated.

The obligations of New Wave and Newport to consummate the Merger are subject to the satisfaction or waiver of the following further conditions.

•       each of the other representations and warranties of the Company contained in the Merger Agreement shall be true and accurate in all respects as of the closing as if made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which representations and warranties need only be true and accurate as of such date or with respect to such period), except where the failure to be so true and accurate (without giving effect to any materiality limitation set forth therein) would not have a “material adverse effect”;

•       the Company shall have performed in all material respects its obligations under the Merger Agreement required to be performed by it at or prior to the closing;

•       New Wave shall have received a certificate signed by a senior officer of the Company to the effect that the above conditions to the obligations of New Wave and Newport have been satisfied; and

•       The Company shall have obtained any consents to the Merger required under certain material contracts.

The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

•       each of the representations and warranties of New Wave and Newport set forth in the Merger Agreement shall be true and accurate in all respects as of the closing as if made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which representations and warranties need only be true and accurate as of such date or with respect to such period), except where the failure to be so true and accurate (without giving effect to any materiality limitation set forth therein) would not have a “parent material adverse effect”;

•       New Wave and Newport shall have performed in all material respects their respective obligations under the Merger Agreement required to be performed by New Wave or Newport, as the case may be, at or prior to the closing; and

•       Company shall have received a certificate signed by a senior officer of New Wave and Newport to the effect that the above conditions to the obligations of the Company have been satisfied.

The Merger is not subject to any financing condition.

Termination and Effect of Termination

The parties to the Merger Agreement can mutually agree to terminate the Merger Agreement at any time prior to the effective time of the Merger, whether before or after the Merger Agreement is approved by the Company’s shareholders.

The Merger Agreement may also be terminated by either the Company or New Wave if:

•       the Merger shall not have occurred on or prior to the termination date of July 31, 2007, except that this termination right cannot be used by a party whose failure to fulfill any obligation under the Merger Agreement has been the principal cause of, or resulted in, the failure of the Merger to occur on or prior to such date;

•       a governmental entity having jurisdiction over the Company, New Wave or Newport shall have acted to enjoin or otherwise prohibit consummation of the Merger substantially on the terms contemplated by the Merger Agreement, and such action shall have become final and non-appealable, except that this termination right cannot be used by a party unless such party shall have used its reasonable efforts to oppose any such governmental action or to have such action vacated or made inapplicable to the Merger; or

•       the special meeting or any adjournment or postponement thereof at which a vote to approve the Merger Agreement was taken shall have concluded without the receipt of shareholder approval of the Merger Agreement (except that this right shall not be available to the Company if the failure to obtain such approval is caused by action of the Company in breach of its obligations under the Merger Agreement).

The Merger Agreement may also be terminated by the Company:

•       if (i) any of the representations or warranties made by New Wave or Newport are or become untrue or inaccurate and cannot be cured or corrected prior July 31, 2007, (ii) there has been a breach by New Wave or Newport of any of their respective covenants or agreements contained in the Merger Agreement, and such breach cannot be cured by July 31, 2007, or (iii) all of the conditions to New Wave’s and Newport’s obligations to consummate the Merger have been satisfied but New Wave fails to consummate the Merger as required under the Merger Agreement, provided, that the Company may not terminate the Merger Agreement for the foregoing reasons if it is then in material breach of its obligations under the Merger Agreement; or

•       in accordance with the terms and subject to the conditions of the Merger Agreement  (including, without limitation, the payment of the applicable termination fee) in order to accept a Company Superior Proposal.

The Merger Agreement may also be terminated by New Wave:

•       if (i) any of the representations or warranties made by the Company are or become untrue or inaccurate and cannot be cured or corrected prior July 31, 2007, (ii) there has been a breach by the Company of any of its covenants or agreements contained in the Merger Agreement, and such breach cannot be cured by July 31, 2007, or (iii) all of the conditions to the Company’s obligations to consummate the Merger have been satisfied but the Company fails to consummate the Merger as required under the Merger Agreement, provided, that New Wave may not terminate the Merger Agreement for the foregoing reasons if it or Newport is then in material breach of its obligations under the Merger Agreement; or

•       if the Company’s board of directors shall have (i) effected a Company Change in Recommendation, (ii) failed to use reasonable efforts to obtain the approval of the Company’s shareholders to approve the Merger, or (iii) publicly recommended or approved any Company Acquisition Proposal.

In the event of the termination of the Merger Agreement in accordance with the provisions described above, written notice of the termination must be given to the other party or parties specifying the provision of the Merger Agreement pursuant to which such termination is made. A termination of the Merger Agreement pursuant to written notice of termination in accordance with the Merger Agreement takes effect upon the giving of the notice.

Termination of the Merger Agreement does not relieve the parties from liability for fraud or willful breach of the Merger Agreement or from the Company’s liability to pay a termination fee in the amount of $4 million to New Wave under certain circumstances.

Other Covenants and Agreements

The Merger Agreement includes certain other agreements between the parties including provisions relating to security holder litigation, publicity, exemption pursuant to specified rules under the Exchange Act for dispositions of Company equity securities by directors and officers of the Company in connection with the Merger and New Wave’s responsibility for certain matters with respect to Newport and the surviving corporation in the Merger.

Amendment and Waiver

Subject to applicable law, the Merger Agreement may be amended, modified and supplemented at any time prior to the effective time by the written agreement of the parties, by action taken by their respective boards of directors, except that after shareholder approval of the Merger Agreement, no amendment may be made without further shareholder approval if such shareholder approval would be required by applicable law or Nasdaq rule.

Any failure of any of the parties to the Merger Agreement to comply with any obligation, covenant, agreement or condition in the Merger Agreement, or any inaccuracies in the representations and warranties of any party, may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Except as otherwise indicated, each person named in the tables below has sole voting and investment power with respect lo all shares of the Company’s common stock shown as beneficially owned by such person, subject to applicable community property laws.

Security Ownership of Certain Beneficial Owners

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock as of April   , 2007 by each person who is known to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock.

Name and Address	Shares Beneficially Owned	Percentage of Class
Pirate Capital LLC(1)	1,332,317	12.5%
Royce & Associates LLC(2)	1,312,549	12.4%
Wells Capital Management, Inc.(3)	1,241,125	11.7%
T. Rowe Price Associates, Inc.(4)	1,086,500	10.2%
Dimensional Fund Advisors Inc.(5)	848,963	8.0%

(1)          Based on Form 4 filings and an amended schedule 13D filed, pursuant to the Exchange Act, by Pirate Capital LLC (“Pirate”) and Thomas R. Hudson, Jr. Pirate is a limited liability company, organized under the laws of Delaware, whose principal executive office is 200 Connecticut Avenue, 4th Floor, Norwalk, CT 06854. Mr. Hudson is the sole owner and Managing Member of Pirate and a citizen of the United States. Each of the aforesaid reporting persons is deemed to be the beneficial owner of the shares listed in the table above, which shares are owned of record, in part, by each of Jolly Roger Fund LP and Jolly Roger Offshore Fund Ltd (the “Holders”). Pirate and Mr. Hudson disclaim that they and /or the Holders are members of a group as defined by Regulation 13D-G.

(2)          Based on an amended schedule 13G filed pursuant to the Exchange Act, which indicates that Royce & Associates, LLC has sole voting and dispositive power for all of those shares. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, Ninth Floor, New York, NY 10019.

(3)          Based on an amended schedule 13G filed pursuant to the Exchange Act, which indicates that Wells Capital Management, Inc. has sole voting and dispositive power for all of those shares. The address of Wells Capital Management, Inc. is 525 Market Street, San Francisco, CA 94105.

(4)          The shares are owned by various institutional investors, for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser, with power to direct investments. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of these shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of these shares. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

(5)          Based on an amended schedule 13G filed pursuant to the Exchange Act, which indicates that Dimensional Fund Advisors Inc. has sole voting and dispositive power for all of those shares. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

Security Ownership of Management

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of April   , 2007 by each of the Company’s directors, executive officers and named executive officers and by the Company’s directors and executive officers as a group.

Name and Address	Shares Beneficially Owned	Percentage of Class
Whitney R. Tilson(1)	167,256	1.6%
Larry C. Mounger(2)	108,172	1.0%
Jon P. Runkel(3)	85,192	*
James C. Towne(4)	74,076	*
Ernest R. Johnson(5)	64,107	*
Michael Gats(6)	44,363	*
Douglas G. Southern(7)	42,212	*
Henry L. (Skip) Kotkins, Jr.(8)	41,212	*
Kaia Akre	13,572	*
Thomas F. O’Riordan(9)	7,500	*
Brian C. Thompson(10)	6,781	*
Julie Snow	5,580	*
All directors and executive officers as a group (12 persons)(11)	660,023	6.0%

       (1) Includes 135,091 shares held by the T2 Accredited Fund, LP and 17,341 shares held by the Tilson Offshore Fund, Ltd.. Mr. Tilson is the founder and Managing Partner of T2 Partners Management LP, which manages the T2 Accredited Fund, LP, and Tilson Offshore Partners, LLC, which manages the Tilson Offshore Fund, Ltd. Includes 14,824 shares issuable upon exercise of options, 13,324 of which are exercisable within 60 days of April 30, 2007 and all of which will, in connection with the Merger, fully vest and be canceled in exchange for a cash payment equal to the difference between $14.38 and the exercise price under the options multiplied by the number of shares under the options.

       (2) Includes 63,976 shares issuable upon exercise of options, 62,476 of which are exercisable within 60 days of April 30, 2007 and all of which will, in connection with the Merger, fully vest and be canceled in exchange for a cash payment equal to the difference between $14.38 and the exercise price under the options multiplied by the number of shares under the options.

       (3) Includes 72,802 shares issuable upon exercise of options, all of which are exercisable within 60 days of April 30, 2007 and will, in connection with the Merger, be canceled in exchange for a cash payment equal to the difference between $14.38 and the exercise price under the options multiplied by the number of shares under the options.

       (4) Includes 56,476 shares issuable upon exercise of options, 55,246 of which are exercisable within 60 days of April 30, 2007 and all of which will, in connection with the Merger, fully vest and be canceled in exchange for a cash payment equal to the difference between $14.38 and the exercise price under the options multiplied by the number of shares under the options.

       (5) Includes 52,107 shares issuable upon exercise of options, all of which are exercisable within 60 days of April 30, 2007 and will, in connection with the Merger, be canceled in exchange for a cash payment equal to the difference between $14.38 and the exercise price under the options multiplied by the number of shares under the options.

       (6) Includes 37,289 shares issuable upon exercise of options, all of which are exercisable within 60 days of April 30, 2007 and will, in connection with the Merger, be canceled in exchange for a cash payment equal to the difference between $14.38 and the exercise price under the options multiplied by the number of shares under the options.

       (7) Includes 23,712 shares issuable upon exercise of options, 22,212 of which are exercisable within 60 days of April 30, 2007 and all of which will, in connection with the Merger, fully vest and be canceled in exchange for a cash payment equal to the difference between $14.38 and the exercise price under the options multiplied by the number of shares under the options.

       (8) 10,000 shares are held by Skyway Luggage Company (“Skyway”). Mr. Kotkins beneficially owns 100% of Skyway and in such capacity has sole voting and investment power over the shares held by Skyway. Includes  23,712 shares issuable upon exercise of options, 22,212 of which are exercisable within 60 days of April 30, 2007 and all of which will, in connection with the Merger, fully vest and be canceled in exchange for a cash payment equal to the difference between $14.38 and the exercise price under the options multiplied by the number of shares under the options.

       (9) Includes 7,500 shares issuable upon exercise of options, 6,000 of which are exercisable within 60 days of April 30, 2007 and all of which will, in connection with the Merger, fully vest and be canceled in exchange for a cash payment equal to the difference between $14.38 and the exercise price under the options multiplied by the number of shares under the options.

(10) Includes 557 shares issuable upon exercise of options, all of which are exercisable within 60 days of April 30, 2007 and will, in connection with the Merger, be canceled in exchange for a cash payment equal to the difference between $14.38 and the exercise price under the options multiplied by the number of shares under the options.

(11) Includes 351,455 shares issuable upon exercise of options, 342,455 of which are exercisable within 60 days of April 30, 2007 and all of which will, in connection with the Merger, fully vest and be canceled in exchange for a cash payment equal to the difference between $14.38 and the exercise price under the options multiplied by the number of shares under the options.

[Intentionally blank]

FUTURE SHAREHOLDER PROPOSALS

If the Merger is completed, there will be no public participation in any future meetings of shareholders of Cutter & Buck. However, if the Merger is not completed, Cutter & Buck’s public shareholders will continue to be entitled to attend and participate in Cutter & Buck shareholders’ meetings. If the Merger is not completed, the Company will inform its shareholders, by press release or other means it deems reasonable, of the date by which the Company must receive shareholder proposals for inclusion in the proxy materials relating to the 2007 annual meeting of shareholders, which proposals must comply with the rules and regulations of the SEC then in effect.

HOUSEHOLDING

Cutter & Buck delivers a copy of its proxy materials to each shareholder, including those who share an address. Shareholders who share the same last name and address and want to receive only one copy of the proxy materials may request to receive a single copy by notifying Cutter & Buck in writing no later than 30 days prior to the mailing of the proxy materials each year at the following address: 701 North 34th Street, Suite 400, Seattle, Washington 98103, Attention: Corporate Secretary.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

CUTTER & BUCK INC.,

NEW WAVE GROUP AB (Publ),

and

NEWPORT ACQUISITION CORPORATION

Dated as of April 12, 2007

i

ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of April 12, 2007 (this “Agreement”) is by and among Cutter & Buck Inc., a Washington corporation (the “Company”), New Wave Group AB (Publ), a company organized under the laws of Sweden (“Parent”) and Newport Acquisition Corporation, a Washington corporation and a wholly owned subsidiary of Parent (“MergerCo” and, together with Parent, the “Buyer Parties”).

WHEREAS, the parties wish to effect a business combination through a merger of MergerCo with and into the Company (the “Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the Washington Business Corporation Act (the “WBCA”); and

WHEREAS, the board of directors of the Company (the “Company Board”) and the boards of directors of each of Parent and MergerCo deem it advisable and in the best interests of their respective shareholders to consummate the Merger on the terms and subject to the conditions set forth in this Agreement, and each of the Company Board and the boards of directors of Parent and MergerCo have approved this Agreement and declared its advisability and, in the case of the Company Board, recommended that this Agreement be adopted by the Company’s shareholders; and

WHEREAS, concurrently with the execution and delivery of this Agreement, certain shareholders of the Company are executing and delivering to Parent voting agreements in the form attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                          Definitions.

(a)   For purposes of this Agreement:

“Action” means any claim, action, suit, proceeding, arbitration, mediation or investigation as to which written notice has been provided to the applicable party.

“Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Beneficial Owner” or “Beneficial Ownership”, with respect to any Company Common Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

“Business Day” or “Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings and on which banks are not required or authorized to close in Seattle, Washington.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Acquisition Proposal” means any proposal or offer for, whether in one transaction or a series of related transactions, or any public announcement providing for or contemplating, any (a) merger, consolidation or similar transaction involving the Company, (b) sale or other disposition, directly or indirectly, by merger, consolidation, share exchange or any similar transaction, of any assets of the Company or the Company Subsidiaries representing 20% or more of the consolidated assets of the Company and the Company Subsidiaries taken as a whole, (c) issue, sale or other disposition by the Company of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities)

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representing 20% or more of the votes associated with the outstanding voting equity securities of the Company, (d) tender offer or exchange offer in which any Person or “group” (as such term is defined under the Exchange Act) offers to acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the outstanding Company Common Shares, or (e) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term “Company Acquisition Proposal” shall not include (i) the Merger or any of the other transactions contemplated by this Agreement, or (ii) any merger, consolidation, business combination, reorganization, recapitalization or similar transaction solely among the Company and one or more Company Subsidiaries or among Company Subsidiaries.

“Company Bylaws” means the amended and restated Bylaws of the Company, as in effect immediately prior to the Merger Effective Time.

“Company Articles” means the Amended and Restated Articles of Incorporation of the Company.

“Company Common Shares” means all the shares of common stock, no par value, of the Company.

“Company Disclosure Schedule” means the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement for which the disclosure of any fact or item in any Section of such disclosure schedule shall, should the existence of such fact or item be relevant to any other section, be deemed to be disclosed with respect to that other Section so long as the relevance of such disclosure to such other Section is reasonably apparent from the nature of such disclosure. Nothing in the Company Disclosure Schedule is intended to broaden the scope of any representation or warranty of the Company made herein.

“Company Superior Proposal” means a bona fide Company Acquisition Proposal (on its most recently amended and modified terms, if amended and modified) made by a Third Party (i) that relates to securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 50% or more of the votes associated with the outstanding voting equity securities of the Company on a fully diluted basis or all or substantially all of the assets of the Company and the Company Subsidiaries, taken as a whole, (ii) which the Company Board determines in its good faith judgment (after consultation with its outside financial and legal advisors and taking into account all legal, financial, regulatory and other aspects of the proposal and the likelihood of consummation) to be more favorable to the shareholders of the Company than the Merger (taking into account at the time of such determination any changes to the terms of this Agreement proposed by Parent and the ability of the Person making such proposal to consummate the transactions contemplated by such proposal in a timely manner) and (iii) which, with respect to any cash portion of the total consideration required in connection with such Company Acquisition Proposal, is supported by financing or financing capability (including cash on hand, committed financing or borrowing capability) reasonably satisfactory to the Company Board.

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Disclosure Schedules” means, collectively, the Company Disclosure Schedule and the Parent Disclosure Schedule.

“Environmental Law” means any Law relating to the environment, natural resources, or safety or health of human beings or other living organisms, including the manufacture, distribution in commerce and use or Release of Hazardous Substances.

“GAAP” means generally accepted accounting principles as applied in the United States.

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“Governmental Authority” means any national, state, provincial, municipal, local or foreign government, governmental, regulatory (including stock exchange) or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

“Hazardous Substances” means any pollutant, contaminant, hazardous substance, hazardous waste, medical waste, special waste, toxic substance, petroleum or petroleum-derived substance, waste or additive, radioactive material, or other compound, element, material or substance in any form whatsoever (including products) regulated, restricted or addressed by or under any applicable Environmental Law.

“Knowledge of the Company” or “Knowledge” when used in reference to the Company means the actual knowledge of those individuals listed in Section 1.01 (a) of the Company Disclosure Schedule.

“Law” means any United States or foreign, national, state, provincial, municipal or local statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree, order or legal requirement.

“Liens” means with respect to any asset (including any security), any mortgage, claim, lien, pledge, charge, security interest or ownership or other similar encumbrance of any kind or the filing of a financial statement in respect to such asset (including any restriction on (i) the voting of any security or the transfer of any security or other asset, (ii) the receipt of any income derived from any asset, and (iii) the use of any asset) other than any encumbrance arising (A) under applicable Laws with respect to Taxes not yet due and payable and (B) in the case of securities, under applicable state or federal securities Laws.

“Material Adverse Effect” means, when used in connection with the Company, any change, event, circumstance or effect that is materially adverse to the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, other than as a result of: (i) changes adversely affecting the United States economy (so long as the Company is not disproportionately affected thereby); (ii) changes adversely affecting the industry in which the Company operates (so long as the Company is not disproportionately affected thereby); (iii) the announcement or pendency of the transactions contemplated by this Agreement; (iv) the failure to meet analyst projections, in and of itself; (v) changes in laws; (vi) changes in accounting principles; or (vii) acts of war or terrorism.

“Other Filings” means any document, other than the Proxy Statement, to be filed with the SEC in connection with this Agreement.

“Parent Disclosure Schedule” means the disclosure schedule delivered by Parent and MergerCo to the Company concurrently with the execution of this Agreement for which the disclosure of any fact or item in any section of such disclosure schedule shall, should the existence of such fact or item be relevant to any other section, be deemed to be disclosed with respect to that other section so long as the relevance of such disclosure to such other section is readily apparent from the nature of such disclosure. Nothing in the Parent Disclosure Schedule is intended to broaden the scope of any representation or warranty of the Parent or MergerCo made herein.

“Parent Material Adverse Effect” means any effect, event, circumstance or change that has had or would reasonably be expected to prevent, or materially hinder or materially delay Parent or MergerCo from consummating the Merger or any of the other transactions contemplated by this Agreement.

“Permitted Liens” means (i) Liens for Taxes not yet delinquent and Liens for Taxes being contested in good faith and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP), (ii) inchoate carriers’ Liens arising in the ordinary course of business of the Company or any Company Subsidiary, (iii) zoning restrictions, survey exceptions, utility easements, rights of way and similar Liens that are imposed by any Governmental Authority having jurisdiction thereon or otherwise are typical for the applicable property type and locality, (iv) Liens and obligations existing by virtue of the terms of any Company Material Contracts, (v) matters that would be

3

disclosed on current title reports or surveys that arise or have arisen in the ordinary course of business, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (vi) other Liens being contested in good faith in the ordinary course of business or which would not reasonably be expected to materially detract from the value of any material asset of the Company or any Company Subsidiary.

“Person” or “Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or Governmental Authority, but shall exclude Company Subsidiaries.

“Release” means any release, pumping, pouring, emptying, injecting, escaping, leaching, migrating, dumping, seepage, spill, leak, flow, discharge or emission.

“Software” means computer programs and software (whether in source code, object code, or other form).

“Subsidiary” or “Subsidiaries” of the Company, Parent or any other person means a corporation, limited liability company, partnership, joint venture or other organization of which: (a) such party or any other Subsidiary of such party is a general partner; (b) voting power to elect at least 50% of the board of directors or others performing similar functions with respect to such organization is held by such party or by any one or more of such party’s Subsidiaries; or (c) at least 50% of the equity interests is controlled by such party or by any one or more of such parties Subsidiaries.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party” means any party other than the Company or any Company Subsidiary.

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(b)   The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Agreement	Preamble
Articles of Merger	§ 2.3
Benefit Plans	§ 4.10	(a)
Benefits Continuation Period	§ 7.4	(a)
Book-Entry Shares	§ 3.3	(b)
Buyer Parties	Preamble
Capital Expenditures	§ 6.1	(h)
Claim	§ 7.5	(a)
Closing	§ 2.4
Closing Date	§ 2.4
Company	Preamble
Company Board	Recitals
Company Change in Recommendation	§ 7.1	(b)
Company Common Share Certificates	§ 3.3	(b)
Company Employees	§ 7.4	(a)
Company Financial Advisor	§ 4.18
Company Intellectual Property	§ 4.12	(a)
Company Material Contract	§ 4.15
Company Option Consideration	§ 3.1	(c)
Company Paying Agent	§ 3.3	(a)
Company Preferred Shares	§ 4.3	(a)
Company Recommendation	§ 7.1	(b)(i)
Company Restricted Shares	§ 3.1	(d)
Company SEC Reports	§ 4.7	(a)
Company Shareholder Approval	§ 4.4	(a)(i)
Company Shareholders’ Meeting	§ 7.1	(b)
Company Stock Awards	§ 4.3	(b)
Company Stock Options	§ 3.1	(c)
Company Stock-Based Awards	§ 3.1	(e)
Company Subsidiary	§ 4. l	(b)
Confidentiality Agreement	§ 7.2	(b)
Contract	§ 4.15	(a)
Design	§ 4.12	(a)
Dissenting Shares	§ 3.5	(a)
Environmental Permits	§ 4.14	(a)
ERISA	§ 4.10	(a)
ERISA Affiliate	§ 4.10	(f)
Exchange Act	§ 4.5	(b)(i)
Expenses	§ 7.5	(a)
Governmental Order	§ 9.1	(c)
HSR Act	§ 4.5	(b)
Incentive Plans	§ 3.1	(c)
Indemnified Parties	§ 7.5	(a)
Intellectual Property	§ 4.12	(a)
IRS	§ 4.10	(a)
Merger	Recitals

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Merger Consideration	§ 3.1	(b)
Merger Effective Time	§ 2.3
Merger Shares	§ 3.1	(b)
MergerCo	Preamble
Nasdaq	§ 4.5	(b)
New Plans	§ 7.4	(b)
Old Plans	§ 7.4	(b)
Outside Date	§ 9.1	(b)
Parent	Preamble
Patents	§ 1.1
Permits	§ 4.6	(a)
Proxy Statement	§ 4.5	(b)
Registered Intellectual Property	§ 4.12	(a)
Regulatory Law	§ 7.6	(d)
Representatives	§ 7.2	(a)
SEC	§ 4.5	(b)
Section 16	§ 7.4	(d)
Securities Act	§ 4.3	(c)(v)
Surviving Corporation	§ 2.01
Surviving Corporation Bylaws	§ 2.2	(b)
Surviving Corporation Articles	§ 2.2	(a)
Surviving Corporation Fund	§ 3.3	(a)
Termination Date	§ 9.1
Termination Fee	§ 9.4
WBCA	Recitals

Section 1.2                          Interpretation and Rules of Construction.

In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)   when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b)   the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)   whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d)   the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)   references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation include any successor to said section;

(f)    all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

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(g)   the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(h)   references to a person are also to its successors and permitted assigns;

(i)    the use of “or” is not intended to be exclusive unless expressly indicated otherwise;

(j)    references to monetary amounts are to the lawful currency of the United States;

(k)   words importing the singular include the plural and vice versa and words importing gender include all genders;

(l)    time is of the essence in the performance of the parties’ respective obligations; and

(m)  time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

ARTICLE II
THE MERGER

Section 2.1         Merger.

Subject to the terms and conditions of this Agreement and the Plan of Merger attached hereto as Exhibit B, and in accordance with Sections 23B.11.060 and 23B.11.070 of the WBCA, at the Merger Effective Time, MergerCo and the Company shall consummate the Merger pursuant to which (a) MergerCo shall be merged with and into the Company and the separate existence of MergerCo shall thereupon cease and (b) the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) The Merger shall have the effects specified in the WBCA, including Section 23B.11.060 thereof.

Section 2.2                          Articles and Bylaws.

(a)   At the Merger Effective Time, the Company Articles shall be amended to read in their entirety as in the form attached hereto as Exhibit C; and, as so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until thereafter further amended as provided therein or by Law (the “Surviving Corporation Articles”)

(b)   At the Merger Effective Time, the Company Bylaws shall be amended so as to contain the provisions, and only the provisions contained immediately prior to the Merger Effective Time in the Bylaws of MergerCo and shall be the Bylaws of the Surviving Corporation (except as to the name of the Surviving Corporation) until thereafter amended as provided by law, by the Company Articles or by such Bylaws; provided, however, that, Article IV (Indemnification) of the Company Bylaws shall not be amended and shall continue to read as stated in the Company Bylaws in effect immediately prior to the Merger Effective Time (the “Surviving Corporation Bylaws”)

Section 2.3                          Effective Time of the Merger.

Upon consummation of the Closing, the Company shall duly execute and file articles of merger with respect to the Merger, in such form as is required by, and executed in accordance with, the relevant provisions of the WBCA (the “Articles of Merger”) and reasonably satisfactory to Parent, with the Secretary of State of the State of Washington in accordance with the WBCA.  The Merger shall become effective upon such time as the Articles of Merger have been filed with the Secretary of State of the State of

7

Washington, or such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with the WBCA as the effective time of the Merger (the “Merger Effective Time”).

Section 2.4                          Closing.

Unless this Agreement shall have been terminated in accordance with Section 9.1, the closing of the Merger (the “Closing”) shall occur as promptly as practicable (but in no event later than the third (3rd) Business Day) after all of the conditions set forth in Article VIII (other than conditions which by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived by the party entitled to the benefit of the same, or at such other time and on a date as agreed to by the parties (the “Closing Date”). The Closing shall take place at the offices of Lane Powell PC, 1420 Fifth Avenue, Suite 4100, Seattle, WA 98101, or at such other place as agreed to by the parties hereto.

Section 2.5                          Directors and Officers of the Surviving Corporation.

From and after the Merger Effective Time, (a) the director(s) of MergerCo immediately prior to the Merger Effective Time, as set forth on a schedule to be delivered by Parent to the Company prior to the Merger Effective Time, shall be the director(s) of the Surviving Corporation and (b) the officers of the Company immediately prior to the Merger Effective Time shall be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified, or until the earlier of their death, resignation or removal in accordance with the Surviving Corporation Articles and the Surviving Corporation Bylaws.

ARTICLE III
EFFECTS OF THE MERGER

Section 3.1                          Effects of the Merger on Company Securities.

At the Merger Effective Time, by virtue of the Merger and without any action on the part of the Company or the holders of any capital stock of the Company (other than the requisite approval of the Merger by the shareholders of the Company in accordance with the WBCA):

(a)   Each Company Common Share that is owned by Parent or MergerCo immediately prior to the Merger Effective Time shall be cancelled and retired and shall cease to exist, without any conversion thereof and no payment or distribution shall be made with respect thereto.

(b)   Each Company Common Share issued and outstanding immediately prior to the Merger Effective Time (other than Company Common Shares to be cancelled in accordance with Section 3.1(a)), shall be converted and exchanged automatically into the right to receive an amount in cash equal to $14.38 per Company Common Share (the “Merger Consideration”) payable to the holder thereof in accordance with Section 3.3.  The Company Common Shares that are to be so converted into the right to receive the Merger Consideration are referred to herein as the “Merger Shares.”

(c)   Immediately prior to the Merger Effective Time, each outstanding qualified or nonqualified option to purchase Company Common Shares (“Company Stock Options”) under any employee or director share option or compensation plan or arrangement of the Company (collectively, “Incentive Plans”) shall become fully vested and exercisable or payable, as the case may be (whether or not then vested or subject to any performance condition that has not been satisfied, and regardless of the exercise price thereof). At the Merger Effective Time, each Company Stock Option not theretofore exercised shall be cancelled in exchange for the right to receive an amount in cash equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise price per share of such Company Stock Option, multiplied by the total number of Company Common Shares subject to such Company Stock Option (the “Company Option

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Consideration”) without interest and less any applicable Taxes required to be withheld in accordance with Section 3.4 with respect to such payment. Payment of the Company Option Consideration shall be made as soon as practicable after the Merger Effective Time.

(d)   All restricted share awards, whether time-based or performance-based (“Company Restricted Shares”) granted pursuant to the Incentive Plans or otherwise that remain unvested, automatically shall become fully vested and free of any forfeiture or holding restrictions or performance or other conditions immediately prior to the Merger Effective Time, and each Company Restricted Share shall be considered an outstanding Company Common Share for all purposes of this Agreement, including the right to receive the Merger Consideration.

(e)   At the Merger Effective Time, each right of any kind, contingent or accrued, to receive Company Common Shares or benefits measured in whole or in part by the value of a number of Company Common Shares granted under the Incentive Plans or otherwise (including performance shares, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents) other than Company Stock Options and Company Restricted Shares (each, other than Company Restricted Shares and Company Stock Options, “Company Stock-Based Awards”), whether vested or unvested, which is outstanding immediately prior to the Merger Effective Time shall cease to represent a right or award with respect to Company Common Shares, shall become fully vested and free of any forfeiture or holding restrictions or performance or other conditions and shall entitle the holder thereof to receive, at the Merger Effective Time, an amount in cash equal to the Merger Consideration in respect of each Company Common Share underlying a particular Company Stock-Based Award less such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state or local tax law with respect to the making of such payment and less any payments required to be made by the holder pursuant to the terms of such Company Stock-Based Award.

(f)    Without in any way limiting the covenants set forth in Article 6 below, if at any time between the date of this Agreement and the Merger Effective Time any change in the number of outstanding shares of Company Shares shall occur as a result of a reclassification, recapitalization, stock split, or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the amount of the Merger Consideration as provided in Section 3.1(a) shall be equitably adjusted to reflect such change.

Section 3.2                          Effects of the Merger on MergerCo Securities.

At the Merger Effective Time, by virtue of the Merger and without any action by the MergerCo or Parent, as the holder of all outstanding capital stock of MergerCo (other than the requisite approval by Parent as a shareholder of MergerCo in accordance with the WBCA, which approval has been obtained), each outstanding common share, no par value, of MergerCo issued and outstanding immediately prior to the Merger Effective Time shall be converted into and become one fully paid and nonassessable common share, no par value, of the Surviving Corporation.

Section 3.3                          Payment of Merger Consideration; Stock Transfer Books.

(a)   Prior to the Merger Effective Time, Parent shall appoint as paying agent a bank or trust company reasonably satisfactory to the Company (the “Company Paying Agent”). Immediately following completion of the Merger and the cancellation of the Company Stock Options, Parent shall deposit or cause the Surviving Corporation to deposit, or cause to be deposited, with the Company Paying Agent, for the benefit of the holders of Merger Shares, Company Stock Options, Company Restricted Shares, and Company Stock-Based Awards, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid (such cash being hereinafter referred to as the “Surviving Corporation Fund”) and to cause the Company Paying Agent to make, and the Company Paying Agent shall make, payments of the

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Merger Consideration out of the Surviving Corporation Fund to the holders of Merger Shares, Company Stock Options, Company Restricted Shares, and Company Stock-Based Awards in accordance with this Agreement. The Surviving Corporation Fund shall be invested by the Paying Agent in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for payment of all principal and interest or (iii) commercial paper obligations receiving the highest rating from either Moody’s Investor Services, Inc. or Standard & Poor’s, a division of The McGraw Hill Companies, or a combination thereof, as directed by and for the benefit of the Surviving Corporation; provided, however, that no gain or loss thereon shall affect the amounts payable to the holders of Merger Shares, Company Stock Options, Company Restricted Shares, and Company Stock-Based Awards following completion of the Merger pursuant to this Article III. Any and all interest and other income earned on the Surviving Corporation Fund shall promptly be paid to the Surviving Corporation.

(b)   As promptly as practicable after the Merger Effective Time, Parent and the Surviving Corporation shall cause the Company Paying Agent to mail to each person who was, as of immediately prior to the Merger Effective Time, a holder of record of the Merger Shares: (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates representing the Merger Shares (the “Company Common Share Certificates”) shall pass, only upon proper delivery of the Company Common Share Certificates to the Company Paying Agent) and (ii) instructions for effecting the surrender of the Company Common Share Certificates or any uncertificated Company Common Shares (“Book-Entry Shares”) in exchange for the Merger Consideration.  Upon surrender to the Company Paying Agent of Company Common Share Certificates or Book-Entry Shares for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Company Common Share Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor, in cash, the Merger Consideration in respect thereof, and the Company Common Share Certificate or Book-Entry Shares so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Merger Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of the applicable Merger Shares may be made to a person other than the person in whose name the Company Common Share Certificate or Book-Entry Shares so surrendered are registered if such Company Common Share Certificate or Book-Entry Shares shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration in respect thereof or establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.3, each Company Common Share Certificate or Book-Entry Shares shall be deemed at all times after the Merger Effective Time to represent only the right to receive upon such surrender the Merger Consideration.  No interest shall be paid or will accrue on any cash payable to holders of Company Common Share Certificates or Book-Entry Shares pursuant to the provisions of this Article III.

(c)   Any portion of the Surviving Corporation Fund that remains undistributed to the holders of Merger Shares for one year after the Merger Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Merger Shares who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claim for the Merger Consideration.

(d)   If any Company Common Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Common Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Company Common Share Certificate, the Company

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Paying Agent shall pay in respect of Merger Shares to which such lost, stolen or destroyed Company Common Share Certificate relate the Merger Consideration to which the holder thereof is entitled.

(e)   At the Merger Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Merger Shares thereafter on the records of the Company.  From and after the Merger Effective Time, the holders of Company Common Share Certificates or Book-Entry Shares representing Merger Shares shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement, the certificate of incorporation of the Surviving Corporation, or by Law.

Section 3.4                          Withholding Rights.

The Company, the Surviving Corporation or the Company Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares, Company Stock Options and Company Stock-Based Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by the Company, the Surviving Corporation, or the Company Paying Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares, Company Stock Options or Company Stock-Based Awards, in respect of which such deduction and withholding was made by the Company, the Surviving Corporation or the Company Paying Agent, as applicable.

Section 3.5                          Dissenting Shares.

(a)   Notwithstanding anything contained in this Agreement to the contrary, no Company Common Shares issued and outstanding immediately prior to the Merger Effective Time, the holder of which (A) has not voted in favor of the Merger or consented thereto in writing, (B) has demanded its rights to appraisal in accordance with RCW 25B.13, and (C) has not effectively withdrawn or lost its rights to appraisal (the “Dissenting Shares”), shall be converted into or represent a right to receive the Merger Consideration pursuant to Section 3.1(b).  By virtue of the Merger, all Dissenting Shares shall be cancelled and shall cease to exist and shall represent the right to receive only those rights provided under the WBCA.  From and after the Merger Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a shareholder, member or equity owner of the Surviving Corporation.  Any portion of the Merger Consideration made available to the Company Paying Agent pursuant to Section 3.3 to pay for Company Common Shares for which appraisal rights have been perfected shall be returned to Parent upon demand.

(b)   Notwithstanding the provisions of this Section 3.5, if any holder of Company Common Shares who demands dissenters’ rights shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent or its rights of appraisal, then, as of the later of the Merger Effective Time and the occurrence of such event, such holder’s Company Common Shares shall no longer be Dissenting Shares and shall automatically be converted into and represent only the right to receive the Merger Consideration, without any interest thereon and less any required withholding.

(c)   The Company shall give Parent (A) notice of any written demands for dissenters’ rights of Company Common Shares, withdrawals of such demands, and any other instruments served pursuant to the WBCA and received by the Company which relate to any such demand for dissenters’ rights and (B) the opportunity reasonably to direct all negotiations and proceedings (subject to the Company’s right to object to any actions or positions taken by Parent that it deems, in its sole discretion, unreasonable) with respect to demands for dissenters’ rights under the WBCA.  The Company shall not, except with the prior

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written consent of Parent, make any payment with respect to any demands for dissenters’ rights or offer to settle or settle any such demands.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (A) the Company Disclosure Schedule or (B) the Company SEC Reports (other than the risk factors and forward looking statement sections therein) the Company hereby represents and warrants to the Buyer Parties as follows:

Section 4.1                          Organization and Qualification; Subsidiaries; Authority.

(a)   The Company is a corporation duly organized, validly existing and authorized to conduct business under the laws of the State of Washington.  The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business or the conduct or nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

(b)   Each of the Company’s subsidiaries (each a “Company Subsidiary”), together with the jurisdiction of organization of each such subsidiary, the percentage of the outstanding equity of each such subsidiary owned by the Company and each other subsidiary of the Company, is set forth on Section 4.l(b) of the Company Disclosure Schedule.  Except as set forth in Section 4.1(b) of the Company’s Disclosure Schedule, each Company Subsidiary is a corporation, partnership, limited liability company or trust duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.  Each of the Company Subsidiaries has the requisite corporate, limited partnership, limited liability company or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.  Each of the Company Subsidiaries is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the conduct or nature of its business makes such qualification or licensing necessary, except for jurisdictions in which the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.2                          Organizational Documents.

The Company has previously provided or made available copies of the Company Articles and Company Bylaws, as well as the organizational and governing documents for each Company Subsidiary.  All such documents are in full force and effect, no dissolution, revocation or forfeiture proceedings regarding the Company have been commenced, and the Company is not in violation of any provision of the Company Articles or Company Bylaws and no Company Subsidiary is in violation of its organizational or governing documents, except where such violation would not be reasonably expected to have a Material Adverse Effect.

Section 4.3                          Capitalization.

(a)   The authorized capital stock of the Company consists of Twenty-five Million (25,000,000) Company Common Shares and Six Million (6,000,000) shares of preferred stock, no par value, of the Company (“Company Preferred Shares”).  As of the date hereof, Ten Million Six Hundred Seventeen

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Thousand One Hundred Twenty-seven (10,617,127) Company Common Shares were issued and outstanding (including those Company Restricted Shares described in Section 4.3(b)), all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any shareholders’ preemptive rights. As of the date hereof there would be Eleven Million One Hundred Seventy-four Thousand Four Hundred Thirty-four (11,174,434) Company Common Shares outstanding, after giving effect to the exercise or vesting of all Company Stock Awards outstanding as of such date (including Twelve Thousand Seven Hundred Thirty (12,730) shares existing under Company Stock Awards bearing exercise prices in excess of the Merger Consideration).  As of the date of this Agreement, no Company Preferred Shares are issued and outstanding.

(b)   As of the date hereof, options to acquire Five Hundred Fifty-seven Thousand Three Hundred Seven (557,307) Company Common Shares were outstanding pursuant to outstanding Company Stock Options (including shares under Company Stock Options bearing exercise prices in excess of the Merger Consideration) and Fifty Thousand Ten (50,010) Company Common Shares were outstanding under existing grants of Company Restricted Shares (collectively, the “Company Stock Awards”).  As of the date hereof there are, and at Closing there will be, no Company Stock-Based Awards outstanding, and Three Million Eight Hundred Fifty-two Thousand Twenty-eight Dollars ($3,852,028) will be required to be paid to the holders of Company Stock Options to satisfy the aggregate Company Option Consideration payable pursuant to the provisions of Section 3.1(c).

(c)   Except as set forth in Section 4.3(c) of the Company Disclosure Schedule:

(i)    each outstanding share of capital stock of, or other equity interest in, a Company Subsidiary owned by the Company or by another Company Subsidiary are duly authorized and validly issued and are fully paid and nonassessable and are owned of record and beneficially, directly or indirectly by the Company, free and clear of all Liens;

(ii)   neither the Company nor any Company Subsidiary owns any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, trust or other entity, other than a Subsidiary of the Company.

(iii)  there are no options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary, and Section 4.3(c) of the Company Disclosure Schedule sets forth the true and correct exercise price of each outstanding Company Stock Option;

(iv)  there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company;

(v)    no Company Subsidiary owns any capital stock of the Company;

(vi)  the Company is under no obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of its securities under the Securities Act of 1933, as amended (the “Securities Act”); and

(vii) there are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any shares of capital stock of the Company or which restrict the transfer of any such shares, nor does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares.

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Section 4.4                          Authority Relative to this Agreement, Validity and Effect of Agreements.

(a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.  Except for the approvals described in the following sentence, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on behalf of the Company.  No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than (i) the approval of this Agreement by the holders of shares representing two-thirds of the votes entitled to be cast by the holders of shares of the Company entitled to vote thereon, voting as one class, at a meeting of the shareholders of the Company duly called and held for such purpose (the “Company Shareholder Approval”) and (ii) the filing and recordation of the Company Articles of Merger and other appropriate merger documents as required by the WBCA. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and MergerCo, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b)   The Company Board, by resolutions duly adopted at meetings duly called and held, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its shareholders, (ii) approved this Agreement and recommended the Agreement to Company shareholders in accordance with the WBCA, (iii) recommended that the shareholders of the Company approve this Agreement, and (iv) directed that this Agreement be submitted for consideration by the shareholders of the Company at the Company Shareholders’ Meeting.

Section 4.5                          No Conflict; Required Filings and Consents.

(a)     Except as set forth in Section 4.5(a) of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement does not, and the performance of its obligations hereunder will not, (i) conflict with or violate the Company Articles or Company Bylaws or the analogous governance or organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) of this Section 4.5 have been obtained and all filings and obligations described in subsection (b) of this Section 4.5 have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary, is bound, or (iii) require any consent or result in any violation or breach or termination of or constitute (with or without notice or lapse of time or both) a default (or give to others any right of termination, amendment, acceleration or cancellation) under, or result in the triggering of any payments or result in the creation of a Lien or other encumbrance on any property or asset of the Company or any Company Subsidiary, pursuant to, any of the terms, conditions or provisions of any Permit or Company Material Contract to which the Company or any Company Subsidiary is a party or by which it or any of its respective properties or assets may be bound, except, with respect to clauses (ii) and (iii), such triggering of payments, Liens, encumbrances, filings, notices, permits, authorizations, consents, approvals, violations, conflicts, breaches or defaults which would not, individually or in the aggregate, (A) prevent or materially delay consummation of the Merger and the other transactions contemplated by this Agreement or (B) reasonably be expected to have a Material Adverse Effect.

(b)     The execution and delivery by the Company of this Agreement does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, action by, or filing with or notification to, any Governmental Authority, except (i) for (A) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  (B) if applicable, the

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pre-merger notification and waiting requirements of the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any other applicable Regulatory Laws, (C) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the Merger to be sent to the Company’s shareholders (as amended or supplemented from time to time, the “Proxy Statement”) and other written communications that may be deemed “soliciting materials” under Rule 14a-12, (D) any filings required under the rules and regulations of Nasdaq Stock Market, Inc.’s National Market (“Nasdaq”) and (E) the filing of the appropriate merger documents as required by the WBCA, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, (A) prevent or materially delay consummation of the Merger and the other transactions contemplated by this Agreement or (B) reasonably be expected to have a Material Adverse Effect.

Section 4.6                          Permits; Compliance with Laws.

(a)   The Company and Company Subsidiaries are in possession of all registrations, franchises, grants, authorizations, licenses, permits, consents, certificates, approvals, other regulatory authorizations and orders of any Governmental Authority necessary for them to own, lease and operate their properties or to carry on their business as it is now being conducted (collectively, the “Permits”) and all such Permits are valid and in full force and effect, except where the failure to obtain, maintain or possess, or the suspension or cancellation of, any of the Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)   None of the Company or any Company Subsidiary is in violation of any Laws or Permits applicable to the Company or any Company Subsidiary, or by which any property or asset of the Company or any Company Subsidiary is bound, and, to the Knowledge of the Company, no event has occurred which would constitute (i) a breach or default under, or would cause a revocation, or termination of any Permits applicable to the Company or any Company Subsidiary or (ii) a violation of any Laws applicable to the Company or any Company Subsidiary, except, in each case, for any such violation, breach, default, revocation or termination which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as disclosed in Section 4.13 of the Company Disclosure Schedule with respect to tax audits, the Company has not been advised of any pending investigation or inquiry by any Governmental Authority with respect to the Company or any Company Subsidiary and, to the knowledge of the Company, no such investigation or inquiry is threatened, in each case, with respect to any alleged or claimed violation of Law applicable to the Company or any Company Subsidiary, or by which any property or asset of the Company or any Company Subsidiary is bound or affected, except, in each case, for any such investigation or inquiry which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.7                          SEC Filings; Financial Statements.

(a)   Except as set forth in Section 4.7(a) of the Company Disclosure Schedule, the Company has timely filed all forms, reports and documents (including all exhibits) required to be filed by it with the SEC during the two years prior to the date of this Agreement (the “Company SEC Reports”).  The Company SEC Reports (including any financial statements or schedules included in the Company SEC Reports), each as amended prior to the date hereof, and each as of their respective dates (i) have been prepared in accordance with, and complied in all material respects with, the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, when filed as amended prior to the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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(b)   Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports, each as amended prior to the date hereof, was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented, in all material respects, the consolidated financial position, results of operations and cash flows and shareholders’ equity of the Company and its consolidated Company Subsidiaries as of the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year end adjustments). None of the Company Subsidiaries is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC or Nasdaq.

(c)   The Company and the Company Subsidiaries have devised and maintain a system of internal accounting controls (within the meaning of Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  Each of the Company and the Company Subsidiaries (1) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure, to the extent appropriate in the context of the Company’s resources, that material information relating to such entity and its subsidiaries is made known to the management of such entity (or its general partner) by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Company SEC Reports, and (2) has disclosed, based on its most recent evaluation made prior to the date of this Agreement, to its auditors and the audit committee of its Board of Directors, and has listed in Section 4.7(c) of the Company Disclosure Schedule, (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize and report financial data and have disclosed to its auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls and the Company has provided to Parent copies of documentation related to such disclosure contemplated in (A) or (B), except to the extent such documents are bound by privilege, which shall be determined solely by the Company.

(d)   The Company is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act of 2002 and (ii) the rules and regulations of Nasdaq that are applicable to the Company.  The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Board of Directors of the Company (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. For purposes of this paragraph, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(e)   Except as disclosed on Section 4.7(e) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any liabilities (whether known or unknown, accrued, absolute, contingent or otherwise and whether due or to become due) of the type required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP, except liabilities that (i) were disclosed in the Company SEC Reports, (ii) were incurred in the ordinary course of business consistent with past practice since January 31, 2007, or (iii) would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(f)    Except as disclosed in Section 4.7(f) of the Company Disclosure Schedule, as of the date hereof, there are no “Credit Extensions” (as such term is defined in the Wells Fargo Agreement) under that

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certain Credit Agreement by and between the Company and Wells Fargo HSBC Trade Bank, N.A., dated as of March 10, 2005, as heretofore amended (the “Wells Fargo Agreement”).

Section 4.8                          Absence of Certain Changes or Events.

Except as disclosed in the Company SEC Reports, since January 31, 2007 through the date hereof, (a) the Company has conducted its business in the ordinary course consistent with past practice and (b) there has not been an event, occurrence, effect, fact, development or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect.

Section 4.9                          Absence of Litigation.

Except as disclosed on Section 4.9 of the Company Disclosure Schedule, there is no Action pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiaries or any of its or their respective properties or assets except as would not, individually or in the aggregate, (x) prevent or materially delay consummation of the Merger and the other transactions contemplated by this Agreement or (y) have or reasonably be expected to have a Material Adverse Effect.  None of the Company or any of the Company Subsidiaries is subject to any order, judgment, writ, injunction or decree, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

Section 4.10                   Employee Benefit Plans.

(a)   Section 4.10(a) of the Company Disclosure Schedule lists all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other contracts or agreements to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director or consultant of the Company or any Company Subsidiary (collectively, the “Benefit Plans”), provided that with respect to employment agreements for non-executives, Section 4.10(a) of the Company Disclosure Schedule will only include forms of employment agreement. The Company has made available to Parent copies, which are correct and complete in all material respects, of the following:  (i) the Benefit Plans, (ii) the annual reports (e.g., the complete Form 5500 series) prepared in connection with each Benefit Plan required to file such reports for the last two plan years, (iii) the most recently received Internal Revenue Service (“IRS”) determination letter of the IRS, if any, relating to a Benefit Plan, (iv) the most recently prepared actuarial report or financial statement, if any, relating to a Benefit Plan, and (v) the most recent summary plan description for such Benefit Plan (or other descriptions of such Benefit Plan provided to employees) and all material modifications thereto.

(b)   Except as disclosed in Section 4.10(b) of the Company Disclosure Schedule, each Benefit Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code, except for such noncompliance that would not, individually or in the aggregate, cause a Material Adverse Effect.  Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS, or is entitled to rely on a favorable opinion issued by the IRS, and to the Knowledge of the Company no fact or event has occurred to adversely affect the qualified status of any such Benefit Plan or the exempt status of any such trust created thereunder that would, individually or in the aggregate, cause a Material Adverse Effect.

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(c)   Except as disclosed in Section 4.10(c) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary sponsors or has sponsored any Benefit Plan that provides for any post-employment or post-retirement health, medical, prescription drug, disability, life or other similar insurance benefits for retired, former or current employees of the Company or any Company Subsidiary, except as required by Section 4980B of the Code.  Except as set forth in Section 4.10(c) of the Company Disclosure Schedule, to the knowledge of the Company, no written communication has been made that would prevent the Company or any Company Subsidiary from amending or terminating any Benefit Plan providing health or medical benefits in respect of any retired, former or current employee of the Company or any Company Subsidiary.

(d)   Full payment has been made, or otherwise properly accrued on the books and records of the Company and any Company Subsidiary, of all amounts that the Company and any Company Subsidiary are required under the terms of the Benefit Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due).

(e)   Except as set forth in Section 4.10(e) of the Company Disclosure Schedule, no Benefit Plan, either individually or collectively, provides for any payment by the Company or any Company Subsidiary that would constitute a “parachute payment” within the meaning of Section 280G of the Code after giving effect to the transactions contemplated by this Agreement.

(f)    Neither the Company nor any ERISA Affiliate sponsors or has sponsored in the past six years any Benefit Plan (or United States based pension plan in the case of an ERISA Affiliate) that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code.  For purposes of this Section 4.10, an entity is an “ERISA Affiliate” of the Company if it would have ever been considered a single employer with the Company under 4001(b) of ERISA or part of the same controlled group as the Company for purposes of Section 302(d)(8)(C) of ERISA.  Neither the Company nor any ERISA Affiliate has in the past six years maintained, adopted or established, contributed or been required to contribute to, or otherwise participate or been required to participate in, nor will they become obligated to do so through the Closing Date, any “multiemployer plan” (as defined in Section 3(37) of ERISA).

(g)   There are no pending or, to the Knowledge of the Company, threatened (A) claims, suits or other proceedings by any employees, former employees or plan participants or the beneficiaries, spouses or representatives of any of them, other than ordinary and usual claims for benefits by participants or beneficiaries, or (B) suits, investigations or other proceedings by any federal, state, local or other governmental agency or authority, of or against any Benefit Plan, the assets held thereunder, the trustee of any such assets, or the Company or any Company Subsidiary relating to any Benefit Plan that would, individually or in the aggregate, cause a Material Adverse Effect.  If any of the actions described in this subsection are initiated prior to the Closing Date, the Company will notify Parent of such action prior to the date of Closing.

Section 4.11                   Information Supplied.

The information supplied by the Company relating to the Company and Company Subsidiaries to be contained in the Proxy Statement will not, at the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholders’ Meeting or at the time of any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made (or omitted to be made) by the Company or any Company Subsidiary with respect to statements made or incorporated by reference therein based on information supplied by Parent or MergerCo in connection with the preparation of the Proxy Statement for inclusion or incorporation by reference therein. All documents that the Company is responsible for filing with the SEC in connection with the Merger, or the other transactions contemplated by this Agreement, will comply as to form and substance in all material respects with the applicable

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requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

Section 4.12                   Intellectual Property.

(a)   Except as set forth in Section 4.12(a)(i) of the Company Disclosure Schedule, the Company and its Subsidiaries currently own or have valid licenses to use the Intellectual Property (including the Registered Intellectual Property) as used by the Company and the Company Subsidiaries’ businesses as presently conducted, excluding, however, Intellectual Property where the Company and the Company Subsidiaries’ failure to so own, or to have the necessary license therefor would not reasonably be expected to have a Material Adverse Effect (“Company Intellectual Property”).  For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, trade names, trade dress, company names, domain names, copyrights, trade secrets, know-how, information and Designs; “Registered Intellectual Property” means the Intellectual Property filed or issued under the authority of, with or by a government body or domain name registrar, including all patents, registered copyrights, registered trademarks and registered domain names, and all applications for any of the foregoing, all of which are listed in Section 4.12(a)(ii) of the Company Disclosure Schedule; and “Designs” means Intellectual Property rights in artwork, drawings and specifications, design concepts, textile designs (including fabric designs, prints, styles weaves, yarns and other unique or original features), fabric and yarn development, garment specification package (including garment details and components, such a zippers, buttons and pulls), labels (including product labeling), photographs, slides, prints, sketches, silhouettes, illustrations, layouts, icons, logos, presentation materials (such as renderings, models, mockups and slide presentations) or other work products or materials.

(b)   Except as set forth in Section 4.12(b) of the Company Disclosure Schedule, the Registered Intellectual Property is valid and enforceable, the Company Intellectual Property is either valid and enforceable or subject to a valid license and all Registered Intellectual Property, for any copyright or trademark registrations, all renewal fees and other maintenance fees that have come due have been paid.  The Registered Intellectual Property has not been fraudulently or unlawfully acquired.

(c)   Except as set forth in Section 4.12(c) of the Company Disclosure Schedule, (i) the Company Intellectual Property is not subject to any outstanding options or encumbrances of any kind, (ii) there are no material restrictions on the direct or indirect transfer of any such Company Intellectual Property; (iii) neither the Company nor any Company Subsidiary has received any written notices in the past year alleging that it has infringed or violated, or would infringe or violate any patents, trademarks, service marks, trade names, domain names, company names, author’s rights, copyrights or trade secrets or other proprietary rights of any other Person; and, (iv) the Company has delivered to Parent, prior to the execution of this Agreement, true copies of the certificates of registration and any accompanying visuals (e.g., logos) for any Registered Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain the same.

Section 4.13                   Taxes.

Except as set forth in Section 4.13 of the Company Disclosure Schedule or in the Company SEC Reports or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)   all Tax Returns required to be filed by or with respect to the Company or any of its subsidiaries have been duly and timely filed (except those under valid extension) and such Tax Returns are true, complete, and correct in all material respects;

(b)   all Taxes due and payable by the Company or any of its subsidiaries have been duly and timely paid, withheld, or adequately provided for in accordance with GAAP on the Company’s most recent consolidated financial statements;

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(c)   the Company has not been advised of the existence of any pending proceeding, examination, investigation audit, administrative or judicial proceeding (“Proceedings”) and, to the Company’s Knowledge, no such Proceedings are threatened with respect to any Taxes of the Company or any of its subsidiaries that has not been finally resolved;

(d)   no deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any of its subsidiaries, except of any such deficiencies that have been reflected or reserved for in the Company’s most recent financial statements or that have been finally resolved and paid in full;

(e)   neither the Company nor any of its subsidiaries has granted any currently-effective waiver of any U.S. federal, state, local or non-U.S. statute of limitations with respect to, or any currently-effective extension of a period for the assessment of, any income Tax or any other Taxes;

(f)    there are no liens for Taxes (other than Permitted Liens) upon any of the assets of the Company or any of its subsidiaries;

(g)   neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation, or indemnification agreement (other than such an agreement exclusively between or among the Company and its wholly-owned Subsidiaries);

(h)   neither the Company nor any of its Subsidiaries (A) has been a member of a group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which was the Company) or (B) has any material liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law);

(i)    the Company and each of its Subsidiaries has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, stockholders or other third parties;

(j)    no claim has been made in writing by any Governmental Authority in a jurisdiction in which the Company or any of its subsidiaries does not file a Tax Return that the Company or any of its Subsidiaries is or may be subject to taxation by such jurisdiction;

(k)   neither the Company nor any of its Subsidiaries has entered into, or otherwise participated (directly or indirectly) in, any “listed transaction” within the meaning of Treasury Regulations Section 1.601 l-4(b); and

(l)    neither the Company nor any of its Subsidiaries has, within the past two years, or otherwise as part of a plan (or series of related transactions) (within the meaning of Section 355(e) of the Code) of which the Merger is a part, distributed stock of another entity or had its stock distributed by another entity in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361.

Section    4.14          Environmental Matters.

To the Knowledge of the Company, the Company has provided to Parent all material environmental reports of the Company or any of its Subsidiaries which relate to material environmental liabilities of the Company or its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)   the Company and the Company Subsidiaries (i) are in compliance with all Environmental Laws, (ii) hold all permits, approvals, identification numbers, licenses and other authorizations required under any Environmental Law to own or operate their assets as currently owned and operated (“Environmental Permits”) and (iii) are in compliance with their respective Environmental Permits;

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(b)   neither the Company nor any Company Subsidiary has Released, and to the Knowledge of the Company, there has been no Release or threatened Release of any Hazardous Substance at, on, under or from any real property, currently or formerly owned, leased, or operated by the Company or the Company Subsidiaries or any other location;

(c)   neither the Company nor any Company Subsidiary has received any written claim or notice alleging that the Company or any Company Subsidiary may be in violation of, or liable under, or a potentially responsible party pursuant to any Environmental Law;

(d)   neither the Company nor any Company Subsidiary (i) has entered into or agreed to any consent decree or order or is a party to any judgment, decree or judicial or administrative order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances and, to the Knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Substances; and

(e)   notwithstanding any other provision of this Agreement, this Section 4.14 sets forth the Company’s sole and exclusive representations and warranties with respect to Hazardous Substances, Environmental Laws or other environmental matters.

Section 4.15                   Material Contracts.

Section 4.15 of the Company Disclosure Schedule lists each of the following written contracts and agreements (and all amendments, modifications and supplements thereto and all side letters) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound (each such agreement and contract, including any contract filed as an exhibit to the Company SEC Reports filed prior to the date of this Agreement being a “Company Material Contract”):

(a)   any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, contract (written or oral), agreement, lease, license, permit, franchise, right, arrangement or other binding commitment, instrument or obligation, in each case, other than among the Company and its consolidated Subsidiaries (each, a “Contract”) relating to (i) indebtedness for borrowed money and having an outstanding principal amount in excess of $1,000,000 in any single instance or (ii) conditional sale arrangements, obligations secured by a Lien, or interest rate or currency hedging activities, in each case in connection with which the aggregate actual or contingent obligations of the Company and the Company Subsidiaries under such Contract are greater than $1,000,000;

(b)   any Contract that purports to limit the right of the Company or the Company Subsidiaries or a controlling Affiliate of the Company (i) to engage or compete in any line of business or (ii) to compete with any person or operate in any location, in the case of each of (i) and (ii), in any respect material to the business of the Company and the Company Subsidiaries, taken as a whole, or the business of Parent and its subsidiaries;

(c)   any Contract for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets (other than in the ordinary course of business) or capital stock or other equity interests of another person for aggregate consideration under such Contract in excess of $1,000,000;

(d)   any Contract with any current or former director or officer of the Company or any Company Subsidiary that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(e)   any Contract between (x) the Company or any of the Company Subsidiaries, on the one hand, and (y) any Affiliate of the Company (other than the Company Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of the Regulation S-K under the Exchange Act;

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(f)    any Contract that creates a partnership or joint venture or similar agreement with respect to any material business of the Company;

(g)   Section 6.1(h) of the Company Disclosure Schedule sets forth the aggregate committed spending for capital projects as of the date hereof, and each such project for which the Company’s committed spending as of the date hereof exceeds $150,000.

Notwithstanding anything in this Section 4.15, “Company Material Contract” shall not include any Contract that (i) is terminable by Company upon ninety (90) days’ or less notice without a penalty premium, (ii) will be fully performed or satisfied as of or prior to Closing, or (iii) is solely between the Company and a wholly-owned Company Subsidiary.

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any Company Subsidiary is and, to the Knowledge of the Company, no other party is in breach or violation of, or default under, any Company Material Contract, (ii) none of the Company or any Company Subsidiary has received any notice or claim of default under any such agreement or any notice of an intention to, and, to the Knowledge of the Company, no other party to any Company Material Contract intends to terminate, not renew or challenge the validity or enforceability of any Company Material Contract (including as a result of the execution of and performance of this Agreement), and (iii) no event has occurred which would result in a breach or violation of, or a default under, any Material Contract (in each case, with or without notice or lapse of time or both). Except as would not reasonably be expected to have a Material Adverse Effect, each Material Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Company or Company Subsidiaries, as applicable, and, to the Knowledge of the Company, with respect to the other parties hereto.

True, accurate and complete copies of the Company Material Contracts and of all Contracts pursuant to which the execution of this Agreement or the consummation of the Merger would give rise to or trigger any rights of a party thereto under any “change of control” or similar provision contained therein, which would result in (x) any material financial liability, or (y) in a termination right with respect to any Company Material Contract have been made available to Parent prior to the date hereof.

Section 4.16                   Interested Party Transactions.

Except as set forth in Section 4.16 of the Company Disclosure Schedule or in Company SEC Reports, there are no Company Material Contracts, agreements, loans or other material transactions between the Company or any Company Subsidiary, on the one hand, and (a) any officer or director of the Company, (b) any record or beneficial owner of five percent (5%) or more of the voting securities of the Company, or (c) any Affiliate of any such officer, director or record or beneficial owner, on the other hand.

Section 4.17                   Brokers.

Except as set forth in Section 4.17 of the Company Disclosure Schedule, no broker, finder or investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

Section 4.18                   Opinion of Financial Advisor.

The Company has received an opinion of KSA Capital Advisors (the “Company Financial Advisor”) to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the holders of Company Common Shares from a financial point of view.

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Section 4.19                   State Takeover Statute.

Assuming the accuracy of the representation set forth in Section 5.8 as of the date hereof and the Merger Effective Time, no further action is required by the Board of Directors of the Company or its shareholders to render inapplicable to this Agreement and to the Merger the restrictions on a “significant business transaction” with an “acquiring person” (as defined in Section 23B.19.020 of the WBCA) set forth in Section 23B19.040 of the WBCA.

Section 4.20                   Insurance.

Section 4.20 of the Company Disclosure Schedule contains a complete and accurate list of all material insurance policies maintained by the Company as of the date of this Agreement. Neither the Company nor any Company Subsidiary has taken any action or failed to take any action which, with or without notice or the lapse of time or both, would constitute a material breach or default, or permit termination or modification of, any such material insurance policies. Except as set forth in Section 4.20 of the Company Disclosure Schedule or for exceptions that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, all material insurance policies maintained by the Company are in full force and effect, all premiums due and payable thereon have been paid, and no written notice of cancellation or termination has been received with respect thereto. Except as set forth in Section 4.20 of the Company Disclosure Schedule, there is no claim pending under any of such insurance policies that (i) has been denied or disputed by the insurer and (ii) would be material to the Company and its Subsidiaries, taken as a whole.

Section 4.21                   Labor Matters.

Except as set forth in Section 4.21 of the Company Disclosure Schedule:

(a)   the Company and the Company Subsidiaries are neither party to nor bound by any labor agreement, collective bargaining agreement or material work rules or practices with any labor union or works council, and to the Knowledge of the Company, no labor union or works council is currently engaged in any activities to organize employees of the Company or the Company Subsidiaries;

(b)   since May 1, 2005, there has been no actual or, to the Knowledge of the Company, threatened strike, slowdown, work stoppage, lockout or material labor dispute affecting the Company or the Company Subsidiaries;

(c)   except as would not, individually or in the aggregate, result in any material liability to the Company and the Company Subsidiaries taken as a whole, to the Knowledge of the Company, no officer or key employee of the Company or any Company Subsidiary is in any material respect in violation of any material term of any nondisclosure agreement, common law nondisclosure obligation, noncompetition agreement or restrictive covenant to a former employer of any such person relating (i) to the right of the person to be employed or engaged by the Company or Company Subsidiary or (ii) to the knowledge or use of trade secrets or proprietary information; and

(d)   except as would not, individually or in the aggregate, result in any material liability to the Company and the Company Subsidiaries taken as a whole, since May 1, 2005, the Company and the Company Subsidiaries have properly classified (i) each of their respective employees as employees and each of their respective independent contractors as independent contractors and compensated all employees in accordance with applicable wage and hour Laws, and (ii) each of their respective employees as either exempt or nonexempt in accordance with applicable state and federal minimum wage and overtime Laws.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

Parent and MergerCo hereby jointly and severally represent and warrant to the Company as follows:

Section 5.1                          Organization.

Each of the Buyer Parties has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not have a Parent Material Adverse Effect.

Section 5.2                          Ownership of MergerCo; No Prior Activities.

MergerCo was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement. All the issued and outstanding shares of capital stock of MergerCo are, and as of the Closing Date will be, owned, directly or indirectly, of record or beneficially by Parent.

Section 5.3                          Power and Authority.

Each of the Buyer Parties has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of the Buyer Parties and the consummation by the Buyer Parties of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Buyer Parties are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the filing and recordation of the Company Certificate of Merger and other approved merger documents as required by the WBCA. This Agreement has been duly and validly executed and delivered by the Buyer Parties and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of the Buyer Parties enforceable against each of the Buyer Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

Section    5.4                 No Conflict; Required Filings and Consents.

(a)   The execution and delivery of this Agreement by each of the Buyer Parties does not, and the performance of each of the Buyer Parties’ obligations hereunder will not, (i) conflict with or violate the articles of incorporation or bylaws of Parent or the articles of incorporation or bylaws of MergerCo, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) of this Section 5.4 have been obtained and all filings and obligations described in subsection (b) of this Section 5.4 have been made, conflict with or violate any Law applicable to any of the Buyer Parties, or by which any of its properties or assets is bound, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any of its properties or assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it or any of its properties or assets is bound, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay

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consummation of the Merger or otherwise prevent it from performing its obligations under this Agreement.

(b)    The execution and delivery of this Agreement by each of the Buyer Parties does not, and the performance of each of the Buyer Parties’ obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for (A) applicable requirements, if any, of the Exchange Act and state take-over Laws, (B) if applicable, filings under the rules and regulations of the Nasdaq, (C) if applicable, the pre-merger notification and waiting requirements of the HSR Act and other applicable Regulatory Laws, (D) the filing with the SEC of the Proxy Statement, and (E) the filing and recordation of appropriate merger documents as required by the WBCA, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent from performing its obligations under this Agreement.

Section 5.5                          Information Supplied.

None of the information supplied by the Buyer Parties or any Affiliate of Parent for inclusion or incorporation by reference in the Proxy Statement or the Other Filings will, in the case of the Proxy Statement, at the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholders’ Meeting or at the time of any amendment or supplement thereto, in the case of any Other Filing, at the date it is first mailed to the Company’s shareholders or, at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by the Buyer Parties with respect to statements made or incorporated by reference therein based on information supplied by the Company in connection with the preparation of the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein.

Section 5.6                          Absence of Litigation.

As of the date hereof, there is no Action pending or, to the knowledge of Parent, threatened in writing against Parent or any of its subsidiaries or any of its or their respective properties or assets except as would not, individually or in the aggregate, (a) prevent or materially delay consummation of the Merger and the other transactions contemplated by this Agreement or (b) have or reasonably be expected to have a Parent Material Adverse Effect. As of the date hereof, none of Parent or its subsidiaries is subject to any order, judgment, writ, injunction or decree, except as would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.

Section 5.7                          Availability of Funds.

Parent will have sufficient funds at the Closing to satisfy all of its obligations under this Agreement, including to (i) pay the aggregate Merger Consideration payable hereunder, and (ii) pay any and all fees and expenses in connection with the Merger and the financing thereof.

Section 5.8                          No Ownership of Company Capital Stock.

Except as set forth in Section 5.8 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries (including MergerCo) owns any Company Common Shares or other securities of the Company or any of the Company Subsidiaries. Section 5.8 of the Parent Disclosure Schedule also sets forth the dates of acquisition of any Company Common Shares set forth therein.

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Section 5.9                          Other Agreements or Understandings.

Parent has disclosed to the Company all contracts, arrangements or understandings (and, with respect to those that are written, Parent has furnished to the Company correct and complete copies thereof) between or among Parent, MergerCo, or any Affiliate of Parent, on the one hand, and any member of the management of the Company or any person that has disclosed under the Exchange Act that it owns 5% or more of the shares or of the outstanding capital stock of the Company, on the other hand.

Section 5.10                   Brokers.

No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, MergerCo or any of their subsidiaries.

Section 5.11                   No Additional Representations.

(a)   Parent acknowledges that it and its representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company which it and its representatives have desired or requested to review, and that it and its representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company.

(b)   Parent acknowledges that neither the Company nor any person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent and its representatives except as expressly set forth in Article IV (which includes the Company Disclosure Schedule and the relevant disclosure in the Company SEC Documents) and in the certificate to be delivered pursuant to Section 8.2(c), and neither the Company nor any other person shall be subject to any liability to Parent or any other person resulting from the Company’s making available to Parent or Parent’s use of such information, or any information, documents or material made available to Parent in the due diligence materials provided to Parent, including in the “data room,” management presentations (formal or informal), or in any other form in connection with the transactions contemplated by this Agreement, except as expressly set forth in Article IV (which includes the Company Disclosure Schedule and the relevant disclosure in the Company SEC Documents) and in the certificate to be delivered pursuant to Section 8.2(d) below.  Without limiting the foregoing, the Company makes no representation or warranty to the Parent with respect to any financial projection or forecast relating to the Company or any of the Company Subsidiaries.

ARTICLE VI
CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1                          Conduct of Business by the Company Pending the Merger.

The Company agrees that, between the date of this Agreement and the Merger Effective Time, except as required, permitted or otherwise contemplated by this Agreement or as set forth in Section 6.1 of the Company Disclosure Schedule and except with the prior written consent of Parent, such consent not to be unnecessarily withheld, conditioned or delayed, the businesses of the Company and the Company Subsidiaries shall be conducted in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice; and the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and any Persons with which the Company or any Company Subsidiary has significant business relations. Except (i) as required, permitted or otherwise contemplated by this Agreement, (ii) as set forth in Section 6.1 of the Company Disclosure Schedule or (iii) with respect to transactions among the Company and wholly-owned subsidiaries of the Company,

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neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Merger Effective Time, do any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed:

(a)   amend or otherwise change any provision of the Company Articles or Company Bylaws, or similar organizational or governance documents of the Company Subsidiaries,

(b)   (i) authorize for issuance, issue, deliver, dispose of, encumber or sell, or agree or commit to do any of the foregoing, with respect to any shares of any class of capital stock, voting securities or other ownership interest of the Company or any Company Subsidiary or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, voting securities, any Company Stock Awards, or other Incentive Plans, or any other ownership interest, of the Company or any Company Subsidiary, other than the issuance of Company Common Shares issuable pursuant to Company Stock Awards outstanding on the date hereof pursuant to the provisions of Section 3.1 above; (ii) repurchase, redeem or otherwise acquire any securities or equity equivalents except in connection with the exercise of Company Stock Options, the vesting of Company Stock Awards, or the lapse of restrictions on Company Stock Awards pursuant to the provisions of Section 3.1 above; or (iii) split, combine, adjust, recapitalize, subdivide, redeem, purchase or reclassify or otherwise acquire any shares, stock or other equity interests of the Company or any Company Subsidiary or issue or authorize the issuance of any securities in respect of, in lieu of or in substitution for shares of such shares, stock or other equity interests;

(c)   directly or indirectly acquire (by merger, consolidation, acquisition of equity interests or assets, or any other business combination) (i) any corporation, partnership, limited liability company, joint venture or other business organization (or division thereof) or (ii) any assets or property exceeding $1,000,000 in the aggregate;

(d)   except as set forth in Section 6.1(d) of the Company Disclosure Schedule, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than a Company Subsidiary) for borrowed money, except for indebtedness for borrowed money incurred in the ordinary course of business for working capital purposes (which shall be deemed to include, without limitation, draws under the Company’s line of credit facility or other similar lines of credit) not in excess of $1,000,000 in the aggregate for the Company and the Company Subsidiaries taken as a whole;

(e)   except as set forth in Section 6.1(e) of the Company Disclosure Schedule, materially modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any Material Contract or enter into any new contract or agreement that, if entered into prior to the date of this Agreement, would have been required to be listed in Section 4.15 of the Company Disclosure Schedule as a Material Contract;

(f)    except as set forth in Section 6.1(f) of the Company Disclosure Schedule or except as required by the terms of Benefit Plans or by applicable Law, (i) increase the compensation or benefits payable to its directors or executive officers or, except in the ordinary course of business, other employees who are not executive officers or employees or (ii) grant to any director, officer, employee, consultants or independent contractors of the Company or of any Company Subsidiary any new severance, change of control or termination pay, grant any increase in, or otherwise alter or amend, any right to receive any severance, change of control or termination pay or benefits or establish, adopt, enter into or amend to materially increase benefits under any collective bargaining, work rules, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, loan, retention, consulting, indemnification, termination, severance or other similar plan, agreement, trust, fund, policy or arrangement with any director, officer, employee, consultant or independent contractor;

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(g)   except as required by the SEC or changes in GAAP which become effective after the date of this Agreement, or as recommended by the Company’s audit committee or independent auditors, in which case the Company shall notify the Parent, materially change any of its accounting policies (whether for financial accounting or Tax purposes);

(h)   authorize, or enter into any commitment for, any new material capital expenditure (such authorized or committed new material capital expenditures being referred to hereinafter as the “Capital Expenditures”) other than Capital Expenditures set forth in Section 6.1(h) of the Company Disclosure Schedule;

(i)    waive, release, assign, settle or compromise any material litigation other than settlements of, or compromises for, any litigation where the amounts paid or to be paid are (i) covered by insurance coverage maintained by the Company or (ii) otherwise less than $250,000;

(j)    (i) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien, other than Permitted Liens, or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case, which are material to the Company and the Company Subsidiaries, taken as a whole, other than sales or dispositions of inventory and used equipment in the ordinary course of business consistent with past practice or pursuant to existing Contracts of the Company or a Company Subsidiary, (ii) enter into, modify or amend any material lease of real property, except in the ordinary course of business consistent with past practice, or (iii) modify, amend, terminate or permit the lapse of any material lease of real property or other material Contract relating to any real property;

(k)   except in the ordinary course of business consistent with past practice, dispose of, grant exclusive licenses or assign, or permit to lapse any rights to, any material Intellectual Property;

(l)    take any action that would result in, or fail to take any action that would prevent, the expiration, lapse, termination or abandonment of any right, registration or application for registration of material Intellectual Property other than in the ordinary course of business consistent with past practice;

(m)  declare, pay, or set aside for payment any dividend with respect to the outstanding capital stock of the Company, including without limitation, the Company Common Shares (a “Dividend”), provided, however, that the Company may elect to declare or pay any such Dividend without seeking the consent of Parent but the aggregate amount of any such Dividend declared or paid during the period between the date of this Agreement and the Merger shall be deducted from the aggregate Merger Consideration; or

(n)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, other than: (i) the currently existing liquidation effort with regard to the Cutter & Buck (BV) Europe; (ii) the Merger; or (iii) in accordance with the provisions of Section 7.3;

(o)   make any investment (by contribution of capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than credit extended to customers in the ordinary course of business and travel and similar advances to its employees in the ordinary course of business consistent with past practice), to, any Person other than a direct or indirect wholly owned Subsidiary of the Company;

(p)   pay, discharge, settle or satisfy any material claims, liabilities or obligations (whether accrued, absolute, contingent or otherwise), other than the payment, discharge, settlement or satisfaction of any material claims, liabilities or obligations reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports, or (ii) incurred in the ordinary course of business; provided that this clause (p) shall not apply to litigation that is subject to Section 6.1(i) above;

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(q)   increase the amount of directors’ and officers’ liability insurance coverage maintained by the Company, other than in accordance with Section 7.5; or

(r)    announce an intention, enter into any agreement or otherwise make a commitment, to do any of the foregoing.

Section 6.2                          Conduct of Business by Buyer Parties Pending the Merger.

The Buyer Parties agree that, between the date of this Agreement and the Merger Effective Time, except as contemplated by this Agreement, they shall not, directly or indirectly, without the prior written consent of the Company, take or cause to be taken any action, or propose, announce an intention, enter into any agreement or otherwise make a commitment to take any action, that (a) could be expected to materially delay or impair the consummation of the transactions contemplated by this Agreement, or (b) would cause any of the representations or warranties of the Buyer Parties contained herein to become inaccurate in any material respect or any of the covenants of the Buyer Parties to be breached in any material respect or result in the failure to be satisfied of any of the conditions set forth in Section 8.3.

Section 6.3                          Tax Matters.

Except as set forth in Section 6.3 of the Company Disclosure Schedule with respect to Taxes, without the prior consent of Parent or MergerCo (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not materially change an annual Tax accounting period, adopt or materially change any Tax accounting method, file any Tax Return, file any amended Tax Return, settle or compromise a material Tax liability, claim or assessment relating to the Company, enter into any closing agreement relating to any material Tax, surrender any right to claim a material Tax refund or enter into any material Tax sharing, allocation or indemnification agreement.

Section 6.4                          MergerCo.

Parent will take all action necessary to cause MergerCo to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 6.5                          Financing.

The Company shall, and shall cause each Company Subsidiary to, at Parent’s sole expense, reasonably cooperate in connection with the arrangement of any financing with respect to the Merger as may be reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including, at the reasonable request of Parent, by agreeing to pledge, grant security interests in, and otherwise grant liens on the Company’s or its Subsidiaries’ assets; provided that (i) no such pledge or grant shall be effective until the Merger Effective Time; and (ii) nothing within this Section 6.5 shall be deemed to condition Parent’s obligation to consummate the Merger under the terms of this Agreement on the receipt of any such financing.  Notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability or obligation in connection with any financing arrangements of Parent prior to the Merger Effective Time.

ARTICLE VII
ADDITIONAL AGREEMENTS

Section 7.1                          Company Proxy Statement; Other Filings; Shareholders’ Meeting.

(a)   As promptly as practicable following the date of this Agreement, the Company shall prepare and, after consultation with Parent, file with the SEC the preliminary Proxy Statement and each of the

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Company and Parent shall, or shall cause their respective Affiliates to, prepare and, after consultation with each other, file with the SEC all Other Filings that are required to be filed by such party in connection with the transactions contemplated hereby.  Each of the Company and Parent shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement or, to the extent applicable, the Other Filings, or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement.  Each of the Company and Parent shall use its reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement or the Other Filings, and the Company shall use its reasonable efforts to cause the definitive Proxy Statement to be cleared by the SEC and mailed to the Company’s shareholders as promptly as reasonably practicable following clearance from the SEC.  The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the Other Filings and shall promptly provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement or the Other Filings.  If at any time prior to the Company Shareholders’ Meeting, any information relating to the Company or the Buyer Parties or any of their respective Affiliates, officers, members or directors, should be discovered by the Company or Parent, which should be set forth in an amendment or supplement to the Proxy Statement or the Other Filings, so that the Proxy Statement or the Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or filing the Other Filings (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and comment on such document or response and will in good faith consider such comments, and to the extent practicable, the Company will provide Parent with the opportunity to participate in any substantive calls between the Company, or any of its representatives, and the SEC concerning the Proxy Statement.

(b)   The Company shall duly call, give notice of, convene and hold a meeting of its shareholders (the “Company Shareholders’ Meeting”) as promptly as practicable after the date of this Agreement, for the purpose of voting upon the adoption of this Agreement in accordance with Section 23B.11.030 of the WBCA.  Subject to the following sentence, (i) the Company Board shall recommend to holders of the Company Common Shares (and not withdraw or modify, or propose publicly to withdraw or modify its recommendation) that they adopt this Agreement (the “Company Recommendation”) and (ii) the Company will use reasonable efforts to solicit from its shareholders proxies in favor of the adoption of this Agreement and to obtain the Company Shareholder Approval.  Notwithstanding anything in this Agreement to the contrary, prior to the Shareholders of the Company having approved the Merger at the Company Shareholders’ Meeting, the Company Board may determine (1) not to make or to withdraw, modify or change such recommendation (a “Company Change in Recommendation”) and (2) not to use such efforts to solicit proxies in favor of the adoption of this Agreement if, in the case of both clauses (1) and (2), it (A) has received an unsolicited Company Superior Proposal which it has determined in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to act on would be inconsistent with its fiduciary duties under applicable Law, (B) provides to Parent at least three (3) Business Days’ prior written notice that it intends (or may intend) to take any such action, and (C) provides written notice to Parent that it has taken such action.  The Company agrees that until immediately after the third Business Day following Parent’s receipt of such written notice, the Company and its Representatives shall (if Parent so requests) negotiate in good faith with Parent and its Representatives regarding any revisions to the terms of the transactions contemplated by this Agreement

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proposed by Parent.  In determining whether to make a Company Change in Recommendation, the Company Board shall take into account any amendment to this Agreement entered into, or to which Parent irrevocably covenants to enter into, and for which all internal approvals of Parent have been obtained.  The Company may, if it receives an unsolicited Company Acquisition Proposal, delay the mailing of the Proxy Statement or the holding of the Company Shareholders’ Meeting, in each case for such reasonable period but in no event beyond ten (10) Business Days, as would provide a reasonable opportunity for the Company Board to consider such Company Acquisition Proposal and to determine the effect, if any, on the Company Recommendation.

Section 7.2                          Access to Information; Confidentiality.

(a)   Subject to applicable Law and confidentiality agreements, from the date hereof until the Merger Effective Time, the Company shall, and shall cause the Company Subsidiaries and the officers, directors, employees, auditors and agents of the Company and the Company Subsidiaries to, afford Parent and Parent’s officers, directors, employees, accountants, legal counsel and financial advisors (collectively “Representatives”) following notice from Parent to the Company in accordance with this Section 7.2, reasonable access during normal business hours to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and the Company Subsidiaries, and all other financial, operating, Tax related and other data and information as Parent may reasonably request. Notwithstanding the foregoing, neither Parent nor any of its Representatives shall (i) contact or have any discussions with any of the Company’s or the Company Subsidiaries’ employees, agents, or representatives, unless in each case Parent obtains the prior consent of the Company’s Chief Executive Officer, which shall not be unreasonably withheld, (ii) contact or have any discussions with any licensees or franchisees of the Company or their respective subsidiaries, unless in each case Parent obtains the prior consent of the Company’s Chief Executive Officer, which shall not be unreasonably withheld, (iii) damage any property or any portion thereof, or (iv) collect or analyze any environmental samples (including building materials, indoor and outdoor air, surface and ground water, and surface and subsurface soils). Parent shall schedule and coordinate all inspections with the Company and shall give the Company at least three (3) Business Days prior written notice thereof, setting forth the inspection or materials that Parent or its Representatives intend to conduct or review, as applicable.  The Company shall be entitled to have representatives present at all times during any such inspection.  Notwithstanding the foregoing, neither the Company nor any of its respective subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Company or any of its respective subsidiaries or contravene any Law or binding agreement entered into prior to the date of this Agreement; provided that the parties shall cooperate in good faith to create ways in which to maximize the amount of information which can be disclosed to Parent or its Representatives without such effect, and the Company and the Company Subsidiaries shall use their commercially reasonable efforts to cooperate with Parent in assisting Parent with its transition and integration planning.

(b)   Prior to the Merger Effective Time, all information obtained by Parent pursuant to this Section 7.2 shall be kept confidential in accordance with the confidentiality provisions of that letter agreement dated December 16, 2006 between Parent and Kurt Salmon Associates Capital Advisors, Inc. (the “Confidentiality Agreement”).

Section 7.3                          No Solicitation of Transactions by the Company.

(a)   During the term of this Agreement, none of the Company or any Company Subsidiary shall, nor shall it authorize or knowingly permit, directly or indirectly, any officer, trustee, director, employee, investment banker, financial advisor, attorney, broker, finder or other agent, representative or Affiliate of the Company or any Company Subsidiary to, (i) initiate, solicit or knowingly encourage or facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any

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proposal or other action that constitutes, or may reasonably be expected to lead to, any Company Acquisition Proposal, (ii) enter into discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Company Acquisition Proposal, or (iii) enter into an agreement (other than a confidentiality agreement entered into in accordance with the provisions of this Agreement) with respect to a Company Acquisition Proposal. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, prior to obtaining the Company Shareholders Approval, following the receipt by the Company or any Company Subsidiary of a Company Acquisition Proposal (that was not solicited, encouraged or facilitated in violation of this Section 7.3(a)), the Company Board may (directly or through advisors or representatives) after providing Parent not less than 24 hours’ notice of its intention to take such actions, (x) contact such Person and its advisors solely for the purpose of clarifying the proposal and any material terms thereof and the conditions to and likelihood of consummation, so as to determine whether such proposal is, or is reasonably likely to lead to, a Company Superior Proposal and (y) if (A) the Company Board determines in good faith after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation that such Company Acquisition Proposal is, or is reasonably likely to lead to, a Company Superior Proposal and (B) the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Law, the Company Board may (1) furnish non-public information with respect to the Company and the Company Subsidiaries to the Person who made such proposal; (provided that the Company has previously or concurrently furnished such information to Parent) and; provided, further, that, prior to furnishing such information, the Company shall have received from the Person to whom such information is being furnished an executed confidentiality agreement on terms at least as restrictive as the terms of the Confidentiality Agreement, and which confidentiality agreement does not provide for any exclusive right to negotiate with the Company and does not restrict the Company from complying with this Section 7.3, (2) participate in negotiations regarding such proposal and (3) following receipt of a Company Acquisition Proposal that constitutes a Company Superior Proposal, terminate this Agreement pursuant to, and subject to compliance with, Section 9.1(h) and the payment of the Termination Fee pursuant to Section 9.4; provided that, in the case of clauses (1) and (2) above, the Company gives Parent notice prior to taking the actions set forth therein.  The Company shall provide Parent with a correct and complete copy of any such confidentiality agreement entered into pursuant to this Section 7.3(a) within 24 hours after execution thereof.

(b)   Subject to Section 7.3(a), the Company shall take, and shall cause the Company Subsidiaries to take, all actions reasonably necessary to cause their respective officers, trustees, directors, employees, investment bankers, financial advisors, attorneys, brokers, finders and any other agents, representatives or Affiliates to immediately cease any discussions, negotiations or communications with any party or parties with respect to any Company Acquisition Proposal.

(c)   The Company shall notify Parent (in no event less than 24 hours following the Company’s initial receipt of any Company Acquisition Proposal) of the relevant details relating to a Company Acquisition Proposal (including the identity of the parties and all material terms thereof) which the Company or any Company Subsidiary or any such officer, trustee, director, employee, investment banker, financial advisor, attorney, broker, finder or other agent, representative or Affiliate may receive after the date hereof, and shall keep Parent informed on a prompt basis as to the status of and any material developments regarding any such proposal, including any changes in material terms or conditions thereto.

(d)   Nothing in this Section 7.3 or elsewhere in this Agreement shall prevent the Company Board from disclosing any information required to be disclosed under applicable Law or from complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act with respect to a Company Acquisition Proposal.  In addition, nothing in this Section 7.3 or this Agreement shall prohibit the Company from taking any action that any court of competent jurisdiction orders the Company to take.

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Section 7.4                          Employee Benefits Matters.

(a)   From and after the Merger Effective Time, Parent shall honor and shall cause the Surviving Corporation to honor all benefit plans and compensation arrangements and agreements and employment agreements in accordance with their terms as in effect immediately before the Merger Effective Time; provided that nothing herein shall preclude Parent from amending or terminating any such agreement or arrangement in accordance with the terms thereof.  For a period of one year following the Merger Effective Time (the “Benefits Continuation Period”) Parent shall provide, or shall cause to be provided, to each current employee of the Company and its subsidiaries who remain employed by the Surviving Corporation after the Merger Effective Time other than such employees covered by collective bargaining agreements (“Company Employees”) (i) compensation (including, without limitation, incentive compensation other than equity-based incentive compensation) no less favorable than the compensation provided to Company Employees (including without limitation incentive compensation other than equity-based incentive compensation) immediately before the Merger Effective Time and (ii) benefits that are no less favorable, in the aggregate, than the benefits provided to Company Employees immediately before the Merger Effective Time. However, nothing in this Section shall prevent Parent or the Surviving Corporation from terminating a Company Employee’s employment, or reducing or otherwise modifying any term or condition of employment, in a manner consistent with the Company’s past practices based upon employee performance, or changes in business circumstances or conditions.  During the Benefits Continuation Period, Parent shall honor, fulfill and discharge the Company’s and the Company Subsidiaries’ obligations under, the severance plans listed on Section 7.4(a) of the Company Disclosure Schedule without any amendment or change that is adverse to the Company Employees.  During the Benefits Continuation Period, severance benefits offered to Company Employees shall be determined without taking into account any reduction after the Merger Effective Time in compensation paid to Company Employees and used to determine severance benefits.

(b)   For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its subsidiaries providing benefits to any Company Employees after the Merger Effective Time (the “New Plans”) each Company Employee shall subject to applicable Law and applicable tax qualification requirements be credited with his or her years of service with the Company and its subsidiaries and their respective predecessors before the Merger Effective Time, to the same extent as such Company Employee was entitled, before the Merger Effective Time, to credit for such service under any similar Company employee benefit plan in which such Company Employee participated or was eligible to participate immediately prior to the Merger Effective Time; provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Benefit Plan in which such Company Employee participated immediately before the consummation of the Merger (such plans, collectively, the “Old Plans”) and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its subsidiaries in which such Company Employee participated immediately prior to the Merger Effective Time and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

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(c)   All annual bonus plans for Company Employees for the Company’s fiscal year ending April 30, 2007 will be paid in accordance with their terms to the extent earned by such Company Employees, including the effect, if any, of this Agreement or the Merger; provided that the amounts payable with respect to bonus plans for such fiscal year shall be calculated without taking into account any expenses or costs associated with or arising as a result of transactions contemplated by this Agreement (including any expenses or costs related to actions undertaken in anticipation of the transactions contemplated by this Agreement) or any non-recurring charges that would not reasonably be expected to have been incurred had the transactions contemplated by this Agreement not been anticipated or occurred, and bonus amounts for the Company’s fiscal year ending April 30, 2007 shall not be subject to negative discretion by the administrator for the bonus plans.  In addition, Parent shall cause the Surviving Corporation to provide and maintain in effect for Company Employees the Company’s fiscal year ending April 30, 2008 bonus plans which provide Company Employees with aggregate compensation opportunities at levels at least as beneficial as those opportunities provided to Company Employees immediately prior to the Merger Effective Time.

(d)   Prior to the Merger Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) of Company Common Shares or Company Stock Options to acquire Company Common Shares (or Company Common Shares acquired upon the vesting of any Company Stock-Based Awards or Company Restricted Shares) pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

Section 7.5                          Directors’ and Officers’ Indemnification and Insurance.

(a)   Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement or under the Company Articles, Company Bylaws or this Agreement or, if applicable, similar organizational documents or agreements of any of the Company Subsidiaries, from and after the Merger Effective Time, Parent shall and Parent shall cause the Surviving Corporation to: (i) indemnify and hold harmless each person who is at the date hereof or during the period from the date hereof through the Closing Date serving as a director, officer, trustee, employee, agent, or fiduciary of the Company or Company Subsidiaries or as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, in connection with any Claim and any judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or, with the consent of Parent, which shall not be unreasonably withheld, conditioned or delayed, amounts paid in settlement) resulting therefrom; and (ii) promptly pay on behalf of or, within thirty (30) days after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, any Expenses incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification or advancement, in each case without the requirement of any bond or other security; provided that all advancement of expenses pursuant to the foregoing shall be subject to an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to such indemnification. The indemnification and advancement obligations of Parent and the Surviving Corporation pursuant to this Section 7.5(a) shall extend to acts or omissions occurring at or before the Merger Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the

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transactions contemplated hereby, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to a person who continues to be or who has ceased to be a director, officer, trustee, employee, agent, or fiduciary of the Company or the Company Subsidiaries after the date hereof and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. As used in this Section 7.5(a): (A) the term “Claim” means any threatened, asserted, pending or completed Action, suit or proceeding, or any inquiry or investigation, whether instituted by any party hereto, any Governmental Authority or any other party, that any Indemnified Party in good faith believes might lead to the institution of any such Action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such Indemnified Party’s duties or service as a director, officer, trustee, employee, agent, or fiduciary of the Company, any of the Company Subsidiaries, or any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained by any of the foregoing or any other person at or prior to the Merger Effective Time at the request of the Company or any of Company Subsidiaries; and (B) the term “Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including, without limitation, experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 7.5(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party. Neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any actual or threatened claim, demand, Action, suit, proceeding, inquiry or investigation in respect of which indemnification has been or could be sought by such Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such claim, demand, Action, suit, proceeding, inquiry or investigation or such Indemnified Party otherwise consents thereto.

(b)   Without limiting the foregoing, Parent and MergerCo agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Merger Effective Time now existing in favor of the current or former directors, officers, trustees, employees, agents, or fiduciaries of the Company or any of the Company Subsidiaries as provided in the Company Articles and Company Bylaws (or, as applicable, the articles, bylaws, partnership agreement, limited liability company agreement, or other organizational documents of any of the Subsidiaries) and indemnification agreements of the Company or any of the Company Subsidiaries identified on Section 7.5(b) of the Company Disclosure Schedule shall be honored by the Surviving Corporation in the Merger, without further action, at the Merger Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(c)   For a period of six (6) years from the Merger Effective Time, the organizational documents of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Company Articles and Company Bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Merger Effective Time, were directors, officers, trustees, employees, agents, or fiduciaries of the Company or any of Company Subsidiaries, unless such modification shall be required by Law and then only to the minimum extent required by Law.

(d)   The Surviving Corporation shall maintain for a period of at least six (6) years the current policies of directors’ and officers’ liability insurance maintained by the Company and the Company Subsidiaries with respect to claims arising from facts or events that occurred on or before the Merger Effective Time,

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including, without limitation, in respect of the transactions contemplated by this Agreement; provided, that (i) (A) that the Company may obtain such extended reporting period coverage under the Company’s existing D&O insurance (to be effective as of the Merger Effective Time) or (B) that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured; provided that such substitution shall not result in gaps or lapses of coverage with respect to matters occurring before the Merger Effective Time; (ii) in no event shall the Surviving Corporation be required to expend pursuant to this Section 7.5(d) more than an amount per year of coverage equal to two hundred percent (200%) of the current annual premiums paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than two hundred percent (200%) of the current annual premiums paid by the Company, the Surviving Corporation shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to two hundred percent (200%) of the current annual premiums paid by the Company.  Parent shall, and shall cause the Surviving Corporation or its successors or assigns to, maintain such policies in full force and effect, and continue to honor all obligations thereunder.

(e)   If the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges with or into any other person and shall not be the continuing or surviving limited liability company, partnership or other entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 7.5.

(f)    Parent shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 7.5 and the parties acknowledge and agree that Parent guarantees the payment and performance of the Surviving Corporation’s obligations pursuant to this Section 7.5.

(g)   This Section 7.5 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of the Company, Parent and the Surviving Corporation.  Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 7.5.

Section 7.6                          Further Action; Best Efforts.

(a)   Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its best efforts (subject to, and in accordance with, applicable Law) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

(b)   Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) promptly, but in no event later than fifteen (15) days after the date hereof (unless extended by mutual agreement of the parties) make their respective filings and thereafter make any other required submissions under the HSR Act, (ii) use best efforts to cooperate with each other in

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(A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (iii) use best efforts to offer to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including taking all such further action as reasonably may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under Regulatory Law (as hereinafter defined) with respect to the transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Authority with respect to the Merger so as to enable the Closing to occur as soon as expeditiously possible (and in any event shall use best efforts to cause the Closing to occur prior to the Outside Date), including, without limitation (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or its subsidiaries or Affiliates or of the Company or the Company Subsidiaries and (B) otherwise taking or committing to take actions that after the Closing Date would limit the freedom of Parent or its subsidiaries’ (including the Surviving Corporation’s) or Affiliates’ freedom of action with respect to, or its ability to retain, one or more of its or its subsidiaries’ (including the Surviving Corporation’s) businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing or materially delaying the Closing and (iv) subject to applicable legal limitations and the instructions of any Governmental Authority, keep each other apprised of the status of matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications between the Company or Parent, as the case may be, or any of their respective subsidiaries, and any third party or any Governmental Authority with respect to such transactions. The Company and Parent shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Authority.  Each of the Company and Parent agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Authority, gives the other party the opportunity to attend and participate.

(c)   In furtherance and not in limitation of the covenants of the parties contained in this Section 7.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law (as hereinafter defined), each of the Company and Parent shall cooperate in all respects with each other and shall use their respective best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.6 shall limit a party’s right to terminate this Agreement pursuant to Section 9.1(b) or 9.1(c) so long as such party has, prior to such termination, complied with its obligations under this Section 7.6.

(d)   For purposes of this Agreement, “Regulatory Law” means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including without limitation any antitrust, competition or trade regulation Laws, that are designed or

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intended to (i) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, (ii) preserve or promote diversity of media ownership or (iii) protect the national security or the national economy of any nation.

Section 7.7                          Public Announcements.

The parties hereto agree that no public release or announcement concerning the transactions contemplated by this Agreement or the Merger shall be issued by a party without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall use its reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of such issuance. The parties have agreed upon the form of a joint press release announcing the Merger and the execution of this Agreement.

Section 7.8                          Notification.

Each of the Company and Parent, as the case may be, shall act in good faith to reasonably promptly notify the other party upon becoming aware of any occurrence or event that is reasonably likely to cause any of the conditions to closing set forth in Article VIII not to be satisfied.

Section 7.9                          Shareholder Litigation.

The Company shall promptly advise Parent orally and in writing of any shareholder litigation against the Company or its directors relating to this Agreement, the Merger or the transactions contemplated by this Agreement and shall keep Parent fully informed regarding any such shareholder litigation.  The Company shall give Parent the opportunity to consult with the Company regarding the defense or settlement of any such shareholder litigation, shall give consideration to Parent’s advice with respect to such shareholder litigation and, prior to the termination of this Agreement, shall not settle any such litigation without Parent’s prior written consent, which consent shall not be unreasonably withheld.

ARTICLE VIII
CONDITIONS TO THE MERGER

Section 8.1                          Conditions to the Obligations of Each Party.

The obligations of the Company, Parent and MergerCo to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) of the following conditions:

(a)   The Company Shareholder Approval shall have been obtained by the Company.

(b)   Subject to Section 7.6(b), any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other Regulatory Law shall have expired or been terminated, and any approvals required thereunder or any other Regulatory Law shall have been obtained.

(c)   No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Merger illegal or prohibiting consummation of the Merger.

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Section 8.2                          Conditions to the Obligations of Parent and MergerCo.

The obligations of Parent and MergerCo to consummate the Merger are subject to the satisfaction or waiver in writing of the following additional conditions:

(a)   The representations and warranties of the Company contained in this Agreement (other than those contained in Sections 4.1 (a), 4.3 and 4.4) that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct as of such date, in each case except where the failure of such representations or warranties to be true and correct does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The representations and warranties of the Company contained in Sections 4.1(a), 4.3 and 4.4 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing.

(b)   The Company shall have performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Merger Effective Time.

(c)   The Company shall have each delivered to Parent a certificate, dated the date of the Merger Effective Time, signed by a senior officer of the Company, and certifying as to the satisfaction by the Company, of the applicable conditions specified in Sections 8.2(a) and 8.2(b).

(d)   The Company shall have obtained any consents to the transaction required under those contracts identified on Section 4.5(a) of the Company Disclosure Schedule.

Section 8.3                          Conditions to the Obligations of the Company.

The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) of the following additional conditions:

(a)   The representations and warranties of Parent and MergerCo in this Agreement (other than those contained in Sections 5.1 and 5.3) that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct as of such date, in each case except where the failure of such representations or warranties to be true and correct does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The representations and warranties of Parent and MergerCo contained in Sections 5.1 and 5.3 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

(b)   Parent and MergerCo shall have performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Merger Effective Time.

(c)   Parent and MergerCo shall have delivered to the Company a certificate, dated the date of the Merger Effective Time, signed by a senior officer of Parent and MergerCo and certifying as to the satisfaction by Parent and MergerCo of the conditions specified in Sections 8.3(a) and 8.3(b).

Section 8.4                          Frustration of Conditions.

None of the Company, Parent or MergerCo may rely on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to act in good faith or to use its efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 7.6.

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ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER

Section 9.1                          Termination.

This Agreement may be terminated and the Merger may be abandoned at any time prior to the Merger Effective Time by action taken or authorized by the Company Board, or members of the terminating party or parties, notwithstanding any requisite approval of the Merger by the shareholders of the Company, and whether before or after the shareholders of the Company have approved the Merger at the Company Shareholders’ Meeting, as follows (the date of any such termination, the “Termination Date”):

(a)   by mutual written consent of Parent and the Company;

(b)   by either Parent or the Company if the Merger Effective Time shall not have occurred on or before July 31, 2007 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement materially contributed to the failure of the Merger Effective Time to occur on or before such date;

(c)   by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which, in either such case, has become final and non-appealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger (“Governmental Order”); provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a non-final order, decree, ruling or action restraining, enjoining or otherwise prohibiting consummation of the Merger, and; provided, further, that the terms of this Section 9.1(c) shall not be available to any party unless such party shall have used its reasonable efforts to oppose any such Governmental Order or to have such Governmental Order vacated or made inapplicable to the Merger;

(d)   by Parent if each of it and MergerCo is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of the Company herein are or become untrue or incorrect such that the condition set forth in Section 8.2(a) would be incapable of being satisfied by the Outside Date, or (ii) there has been a breach on the part of the Company of its covenants or agreements herein such that the condition set forth in Section 8.2(b) would be incapable of being satisfied by the Outside Date; or (iii) the conditions set forth in Section 8.1 and Section 8.3 have been satisfied (other than those conditions that are not satisfied due to the Company’s failure to satisfy its obligations under this Agreement) but the Company fails to consummate the Merger as contemplated by Section 2.4;

(e)   by the Company if it is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of Parent and MergerCo herein are or become untrue or inaccurate such that the condition set forth in Section 8.3(a) would be incapable of being satisfied by the Outside Date; (ii) there has been a breach on the part of Parent or MergerCo of any of their respective covenants or agreements herein such that the conditions set forth in Section 8.3(b) would be incapable of being satisfied by the Outside Date; or (iii) the conditions set forth in Section 8.1 and Section 8.2 have been satisfied (other than those conditions that are not satisfied due to Parent’s or MergerCo’s failure to satisfy its obligations under this Agreement) but Parent fails to consummate the Merger as contemplated by Section 2.4;

(f)    by the Company or Parent if the Company Shareholder Approval is not obtained at the Company Shareholders’ Meeting (including any adjournments and postponements thereof); provided, however, that the right to terminate this Agreement under this Section 9.1(f) shall not be available to the Company

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where the failure to obtain the Company Shareholder Approval is caused by any action or failure to act of the Company that constitutes a material breach of this Agreement;

(g)   by Parent if the Company Board shall have (1) effected a Company Change in Recommendation or (2) elected not to use reasonable efforts to obtain the Company Shareholder Approval, or (3) publicly recommended or approved any Company Acquisition Proposal; or

(h)   by the Company, if the Company Board has approved, or authorized the Company to enter into a definitive agreement with respect to, a Company Superior Proposal, but only so long as (i) the Company Shareholder Approval has not yet been obtained, (ii) the Company is in compliance in all material respects with Section 7.3, (iii) the Company shall have first given Parent at least 2 Business Days’ notice of its intent to terminate pursuant to this subsection, (iv) after taking into account any amendment to this Agreement entered into, or to which Parent irrevocably covenants to enter into, within such 2-Business Day period and for which all internal approvals of Parent have been obtained since receipt of such notice, such Company Superior Proposal continues to constitute a Company Superior Proposal (taking into account any amendment to this Agreement or any amendment to this Agreement agreed in writing by Parent), and (v) the Company intends, simultaneously or substantially simultaneously with such termination, to enter into a definitive acquisition, merger or other agreement to enter into the transaction contemplated by the Company Superior Proposal.

The party desiring to terminate this Agreement shall give written notice of such termination to the other parties, including a description of the reasons for desiring to terminate this Agreement and the Sections under which such termination is made.

Section 9.2                          Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto except that the provisions of Sections 7.2(b), this Section 9.2, Section 9.3 and Article IX shall survive any such termination); provided, however, nothing herein shall relieve any party hereto from liability for (i) any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination, or (ii) any fraud or willful breach of this Agreement.

Section 9.3                          Expenses.

All expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

Section 9.4                          Termination Fee

If this Agreement is terminated pursuant to Section 9.1(g) or Section 9.1(h), then the Company shall pay to Parent (by wire transfer of immediately available funds) a fee in an amount equal to $4,000,000 (the “Termination Fee”), with such payment to be made by the Company within two Business Days after such termination.  If the Company fails to pay the Termination Fee in accordance with this section and, in order to obtain such payment, Parent makes a claim that results in a judgment for such amount, the Company shall pay to Parent its reasonable attorneys fees and related expenses incurred with such claim.  Payment of the Termination Fee shall not be in lieu of damages incurred in the event of an intentional or willful breach of this Agreement.

Section 9.5                          Waiver.

At any time prior to the Merger Effective Time, the Company, on the one hand, and Parent and MergerCo, on the other hand, may (a) extend the time for the performance of any obligation or other act

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of the other party, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement of the other party or any condition to its own obligations contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Company or Parent (on behalf of Parent and MergerCo).  The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE X
GENERAL PROVISIONS

Section 10.1                   Non—Survival of Representations and Warranties.

The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Merger Effective Time.

Section 10.2                   Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by prepaid overnight courier (providing proof of delivery), by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or facsimile numbers (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2):

if to Parent or MergerCo:
New Wave Group (AB) Publ
Orrekulla Industrigata
61 SE-425 36 Hisings Kärra
Sweden
Attn: Chief Executive Officer
Fax: +46 (0)31 712 89 99
with a copy to:
Archer & Greiner, P.C.
One Centennial Square
33 East Euclid Avenue
Haddonfield, NJ 08033
United States of America
Attn: Terence J.
Fox, Esq. Fax: (856) 795-0574
if to the Company:
Cutter & Buck Inc.
701 N. 34th Street, Suite 400
Seattle, WA 98103
United States of America
Attn: Chief Executive Officer
Fax: (206) 448-0589

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with copies to:
Lane Powell PC
1420 Fifth Avenue, Suite 4100
Seattle, WA 98101
United States of America
Attn: Michael E. Morgan, Esq.
Fax: (206) 223-7107

Section 10.3                   Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy or the application of this Agreement to any person or circumstance is invalid or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. To such end, the provisions of this Agreement are agreed to be severable.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 10.4                   Amendment.

This Agreement may be amended by the parties hereto by action taken by their respective board of directors (or similar governing body or entity) at any time prior to the Merger Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made without further shareholder approval which, by Law or in accordance with the rules of the Nasdaq, requires further approval by such shareholders.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 10.5                   Entire Agreement; Assignment.

This Agreement, together with the Confidentiality Agreement and the Disclosure Schedules, constitute the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.  This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

Section 10.6                   Performance Guaranty.

Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations covenants, terms, conditions and undertakings of each of the Buyer Parties under this agreement in accordance with the terms hereof including any such obligations, covenants, terms, conditions and undertakings that are required to be performed discharged or complied with following the Merger Effective Time.

Section 10.7                   Specific Performance.

Subject to Section 7.3(a), the parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that money damages would not be a sufficient remedy for any breach of this Agreement, and accordingly, the parties

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hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 10.8                   Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than following the consummation of the Merger, the provisions of Article II and Section 7.5 (which are intended to be for the benefit of the persons covered thereby or the persons entitled to payment thereunder and may be enforced by such persons).

Section 10.9                   Governing Law; Forum.

(a)   All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Washington without regard to its rules of conflict of laws.

(b)   Except as set out below, each of the Company, Parent and MergerCo hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Washington or any court of the United States located in the State of Washington (the “Washington Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Washington Courts and agrees not to plead or claim in any Washington Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (i) to the extent such party is not otherwise subject to service of process in the State of Washington, to appoint and maintain an agent in the State of Washington as such party’s agent for acceptance of legal process, and (ii) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service.  Service made pursuant to (i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Washington.  For purposes of implementing the parties’ agreement to appoint and maintain an agent for service of process in the State of Washington, Parent does hereby appoint Corporation Service Company, 6500 Harbour Heights Parkway, Suite 400, Mukilteo, Washington 98275, as such agent.

Section 10.10            Waiver of Jury Trial.

Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.  Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.10.

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Section 10.11            Headings.

The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.12            Counterparts.

This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 10.13            Waiver.

Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.  The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

(signature page follows)

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IN WITNESS WHEREOF, Parent, MergerCo, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CUTTER & BUCK INC.
By:	/s/ ERNEST R. JOHNSON
Name:	Ernest R. Johnson
Title:	Chief Executive Officer
NEW WAVE GROUP AB (PUBL)
By:	/s/ GORAN HARSTEDT
Name:	Goran Harstedt
Title:	Deputy Chief Executive Officer
NEWPORT ACQUISITION CORPORATION
By:	/s/ GORAN HARSTEDT
Name:	Goran Harstedt
Title:	Vice President

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EXHIBIT A

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “AGREEMENT”), dated as of April       , 2007 (the “Effective Date”), by and among New Wave Group AB (Publ) (“Parent”) and                              , a United States citizen (“Stockholder”) and a stockholder of Cutter & Buck Inc., a Washington corporation (the “Company”). All references to the “date hereof” shall mean the Effective Date. Other capitalized terms used but not defined in this Agreement have the meanings ascribed thereto in the Merger Agreement.

R E C I T A L S:

WHEREAS, the Company, Parent and Newport Acquisition Corporation, a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), dated as of the Effective Date, providing for, among other things, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, as of the date hereof, Stockholder is the Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of, that number of shares of common stock (the “Company Shares”) of the Company set forth beside Stockholder’s name on Schedule A hereto; and

WHEREAS, concurrently with the effectiveness of the Merger Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement and incur the obligations set forth therein, Parent has required that Stockholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to Stockholder, “Affiliate” shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company. For the avoidance of doubt, no officer or director of the Company shall be deemed an Affiliate of another officer or director of the Company by virtue of his or her status as an officer or director of the Company.

“Alternative Transaction” means (i) any transaction of the type described in the definition of Acquisition Proposal contained in the Merger Agreement other than the transactions contemplated by the Merger Agreement and (ii) any other action, agreement or transaction that would reasonably be expected to hinder, delay, impede, interfere, postpone, discourage, adversely affect or frustrate the consummation of the transaction contemplated by the Merger Agreement.

“Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase “within 60 days” in paragraph (d) (1) (i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. without duplicative counting of the same securities, securities Beneficially Owned by a Person shall include securities Beneficially Owned by (i) all controlled Affiliates of such Person, and (ii) all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

“Beneficial Owner” with respect to any securities means a Person that has Beneficial Ownership of such securities.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any Governmental Entity.

“Subject Shares” means, with respect to Stockholder, without duplication, (i) the Company Shares owned by Stockholder on the date hereof as described on Schedule A, and (ii) any additional Company Shares acquired by Stockholder or over which the Stockholder acquires Beneficial Ownership from and after the date hereof, whether pursuant to existing stock option agreements or otherwise.

“Transfer” means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.

ARTICLE II
COVENANTS OF SHAREHOLDER

Section 2.1   Irrevocable Proxy.   Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the extent provided in Chapter 23B.07.220 of the Washington Business Corporation Act (the “WBCA”), with respect to the Subject Shares referred to therein.

Section 2.2   Agreement to Vote.

(a)   At any meeting of the stockholders of the Company held prior to the Expiration Date (as defined in Section 5.13), however called, and at every adjournment or postponement thereof prior to the Expiration Date, or in connection with any written consent of, or any other action by, the stockholders of the Company given or solicited prior to the Expiration Date, Stockholder shall vote, or provide a consent with respect to, all of the Subject Shares entitled to vote or to consent thereon (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, and any actions required in furtherance thereof and (ii) against any Alternative Transaction and against any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that is intended to impede, interfere with, delay, postpone or attempt to discourage the consummation of the transactions contemplated by the Merger Agreement, including without limitation the Merger.

(b)   Stockholder shall not enter into any agreement with any Person (other than Parent) prior to the Expiration Date (with respect to periods prior to or after the Expiration Date) directly or indirectly to vote, grant any proxy or give instructions with respect to the voting of, the Subject Shares in respect of the matters described in Section 2.2 hereof.

Section 2.3   Revocation of Proxies; Cooperation.   Stockholder agrees as follows:

(a)   Stockholder hereby represents and warrants that any proxies heretofore given in respect of the Subject Shares with respect to the matters described in Section 2.2(a) hereof are not irrevocable, and Stockholder hereby revokes any and all prior proxies with respect to such Subject Shares as they relate to such matters. Prior to the Expiration Date, Stockholder shall not directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.2(a) hereof (other than to Parent), deposit any of the Subject Shares or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares relating to any matter described in Section 2.2(a).

(b)   Stockholder will (i) use all reasonable efforts to cooperate with the Company, Parent and Merger Sub in connection with the transactions contemplated by the Merger Agreement, (ii) promptly take such

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actions as are necessary to consummate such transactions, and (iii) provide any information reasonably requested by the Company, Parent or Merger Sub for any regulatory application or filing sought for such transactions.

Section 2.4   No Solicitation.   Stockholder agrees that:

(a)   Stockholder shall not, and shall cause its Affiliates and its and their Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage any proposal that constitutes, or could reasonably be expected to lead to, an Alternative Transaction, (ii) participate or engage in discussions or negotiations with, or disclose or provide any non-public information relating to Stockholder, the Company, the Company’s Subsidiaries, Parent or Merger Sub or this Agreement or the Merger Agreement and the transactions contemplated hereby and thereby to, or afford access to any of the properties, books or records of Stockholder, the Company or the Company’s Subsidiaries to, any Person with respect to any Alternative Transaction, (iii) approve, endorse, recommend or vote for (or consent to) any Alternative Transaction or (iv) enter into any agreement or agreement in principle with any Person with respect to an Alternative Transaction.

(b)   Notwithstanding anything to the contrary contained in this Agreement, (i) the provisions of this Agreement apply solely to Stockholder when acting in his or its capacity as a stockholder of the Company and not when acting or purporting to act as a representative or an officer or director of the Company (it being understood that the Company has separate and independent obligations to Parent and Merger Sub under the Merger Agreement, including, without limitation, Article VII thereof); and (ii) none of the provisions of this Agreement shall be construed to prohibit, limit or restrict Stockholder from exercising Stockholder’s fiduciary duties to the Company and/or its stockholders by voting or taking any other action whatsoever in Stockholder’s capacity as a director or officer of the Company.

Section 2.5   No Transfer of Subject Shares; Publicity.   Stockholder agrees that:

(a)   Stockholder (i) shall not subject any of the Subject Shares to, or suffer to exist on any of the Subject Shares, any Lien, (ii) shall not Transfer or agree or offer to Transfer any of the Subject Shares or, with respect to any matter described in Section 2.2(a), grant any proxy or power-of-attorney with respect to any of the Subject Shares and (iii) shall take all action reasonably necessary to prevent creditors in respect of any pledge of the Subject Shares from exercising their rights under such pledge.

(b)   Unless required by applicable law, neither Stockholder nor any of its Affiliates or Representatives shall make any press release or public announcement with respect to the business or affairs of the Company, Parent or Merger Sub, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent in each instance.

Section 2.6   No Appraisal.   Stockholder agrees not to make a demand for appraisal in respect of the Subject Shares pursuant to Chapter 23B.13 et seq. of the WBCA, and hereby irrevocably and unconditionally waives any rights of appraisal or any dissenters’ rights pursuant to Chapter 23B.13 et seq. of the WBCA and any similar rights, in each case to the extent relating to the Merger or any related transaction, that Stockholder may have by virtue of the Subject Shares.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF STOCKHOLDER

Stockholder represents, warrants and covenants to Parent and Merger Sub that:

Section 3.1   Ownership.   Stockholder is the sole Beneficial Owner and the record and legal owner of the Subject Shares identified on Schedule A and such shares constitute all of the capital stock of the Company Beneficially Owned by Stockholder. Stockholder has good and valid title to all of such shares,

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free and clear of all Liens, claims, options, proxies, voting agreements and security interests and has the sole right to such Subject Shares and there are no restrictions on rights of disposition or other Liens pertaining to such Subject Shares. None of the Subject Shares is subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Subject Shares.

Section 3.2   Authority and Non-Contravention.

(a)   The Stockholder is an individual, and not a corporation, limited liability company, partnership, trust or other such entity.

(b)   Assuming due authorization, execution and delivery of this Agreement by Parent, this Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Stockholder has all necessary power, authority and legal capacity to execute and deliver this Agreement and to perform its obligations under this Agreement, and no other proceedings or actions on the part of Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(c)   Stockholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the execution, delivery or performance of this Agreement or obtain any permit or approval from any Governmental Entity for any of the transactions contemplated hereby, except to the extent required by Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder.

(d)   Neither the execution and delivery of this Agreement by Stockholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) conflict with, result in any violation of, require any consent under or constitute a default by Stockholder under any mortgage, bond, indenture, agreement, instrument or obligation to which Stockholder is a party or by which it or any of Stockholder’s assets (including the Subject Shares) are bound, or violate any permit of any Governmental Entity, or any Law or order to which such Stockholder, or any of its assets (including the Subject Shares), may be subject, or (ii) result in the imposition or creation of any Lien upon or with respect to any of the assets owned or used by Stockholder (including the Subject Shares) .

Section 3.3   Total Shares.   Except as set forth on Schedule A, Stockholder is not the Beneficial Owner of, and does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, and has no other interest in or voting rights with respect to, any Company Shares or any securities convertible into or exchangeable or exercisable for Company Shares.

Section 3.4   Reliance.   Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT

Parent represents, warrants and covenants to Stockholder that, assuming due authorization, execution and delivery of this Agreement by Stockholder, this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy

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of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Parent has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent.

ARTICLE V
GENERAL PROVISIONS

Section 5.1   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain and belong to Stockholder, and neither Parent nor any of its Affiliates shall have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein or in the Merger Agreement.

Section 5.2   Notices.   All notices, consents, waivers and other communications under this Agreement shall be in writing (including facsimile or similar writing) and shall be given:

(a)   If to Parent, to:

New Wave Group AB (Publ)
Orrekulla Industrigata 61
SE-425 36 Hisings Kärra

SWEDEN
Attention:  Goran Harstedt, dCEO
Facsimile:  46 31 7128999

With a copy to:

Archer & Greiner, P.C.
One Centennial Square
Haddonfield, NJ 08033
Attention:  Terence J. Fox, Esquire

(b)   If to a Stockholder, to Stockholder’s address set forth on Schedule A or such other address or facsimile number as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, consent, waiver or other communication under this Agreement shall be effective only (a) if given by facsimile, when the facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by overnight courier or personal delivery when delivered at the address specified in this Section.

Section 5.3   Further Actions.   Upon the request of any party to this Agreement, the other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement.

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Section 5.4   Entire Agreement and Modifications.   This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter and constitute (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement shall not be amended, supplemented or otherwise modified except by a written document executed by the party against whose interest the modification will operate. The parties shall not enter into any other agreement inconsistent with the terms and conditions of this Agreement and the Proxy, or that addresses any of the subject matters addressed in this Agreement and the Proxy.

Section 5.5   Drafting and Representation.   The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

Section 5.6   Severability.   Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 5.7   No Third-Party Rights.   Stockholder may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Parent. Parent and Merger Sub may not assign any of their rights or delegate any of their obligations under this Agreement with respect to Stockholder without the prior written consent of Stockholder. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of the respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of Stockholder and the successors and permitted assigns of Parent. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section.

Section 5.8   Enforcement of Agreement.   Stockholder acknowledges and agrees that Parent could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Stockholder could not be adequately compensated by monetary damages. Accordingly, Stockholder agrees that, (a) it will waive, in any action for specific performance, the defense of adequacy of a remedy at Law, and (b) in addition to any other right or remedy to which Parent may be entitled, at Law or in equity, Parent will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

Section 5.9   Waiver.   The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement, the Proxy or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Law, (a) no claim or right arising out of this Agreement, the Proxy or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written

6

document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement, the Proxy or the documents referred to in this Agreement.

Section 5.10   Governing Law.   This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed by, construed under and interpreted in accordance with the Laws of the State of Washington, without giving effect to principles of conflicts or choice of law.

Section 5.11   Consent to Jurisdiction.   Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Proxy or the transactions contemplated hereby or thereby shall be brought exclusively in a United States District Court located in the State of Washington or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in a Washington state court, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 5.2 shall be deemed effective service of process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.12   Counterparts.   This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

Section 5.13   Termination.   This Agreement shall terminate upon the earliest of (a) the Merger Effective Time (as defined in the Merger Agreement), (b) the termination of the Merger Agreement in accordance with Article IX thereof, or (c) written notice by Parent to Stockholder of the termination of this Agreement (the date of the earliest of the events described in clauses (a), (b) and (c), the “Expiration Date”) ..

Section 5.14   Expenses.   Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Nothing in this Agreement shall be deemed to limit the obligations of the Company pursuant to Section 9.3 of the Merger Agreement.

Section 5.15   Headings; Construction.   The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) “it” or “its” or words denoting any gender include all genders and (c) the word “including” shall mean “including without limitation,” whether or not expressed.

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IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

NEW WAVE GROUP AB (PUBL)

By:
Name:
Title:

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SCHEDULE A

Name and Address of Stockholder	Shares Beneficially Owned	Shares Under Options

EXHIBIT A
IRREVOCABLE PROXY

From and after the date hereof and until the Expiration Date (as defined below), the undersigned stockholder (“STOCKHOLDER”) of Cutter & Buck Inc. a Washington corporation (the “Company”), hereby irrevocably (to the full extent permitted by Chapter 23B.07.220 of the Washington Business Corporation Act) appoints New Wave Group AB (Publ) (“Parent”), as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights expressly provided herein (to the full extent that the undersigned is entitled to do so) with respect to (i) the outstanding shares of common stock of the Company owned of record by Stockholder as of the date of this Proxy, which shares are specified on the final page of this Proxy, and (ii) any and all other shares of common stock of the Company which Stockholder may own of record after the date hereof. (The shares of the common stock of the Company referred to in clauses “(i)” and “(ii)” of the immediately preceding sentence are collectively referred to as the “Shares”.) Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares relating to the voting rights expressly provided herein are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares relating to such voting rights at any time prior to the Expiration Date.

This Proxy is irrevocable (to the extent permitted by Chapter 23B.07.220 of the Washington Business Corporation Act, is coupled with an interest and is granted pursuant to that certain Voting Agreement (as amended from time to time, the “Voting Agreement”) of even date herewith, by and among Parent and Stockholder, and is granted in consideration of Parent and Newport Acquisition Corporation, a Washington corporation and a wholly owned subsidiary of Parent, entering into the Merger Agreement (as defined in the Voting Agreement). As used herein, the term “Expiration Date” shall have the meaning set forth in the Voting Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Chapter 23B.07.220 of the Washington Business Corporation Act, at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, and any actions required in furtherance thereof and (ii) against any Alternative Transaction and against any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

This Proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of Stockholder (including any transferee of any of the Shares). If any provision of this Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Proxy. Each provision of this Proxy is separable from every other provision of this Proxy, and each part of each provision of this Proxy is separable from every other part of such provision.

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Dated:

(Signature of Stockholder)

(Print Name of Stockholder)
Number of Shares owned of record
as of the date of this Proxy:

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EXHIBIT B

PLAN OF MERGER
of
Newport Acquisition Corporation,
a Washington corporation
into
Cutter & Buck Inc.,
a Washington corporation

1.     The names of the corporations planning to merge are Cutter & Buck Inc., a Washington corporation (“Cutter & Buck”), and Newport Acquisition Corporation, a Washington corporation (“Newport”).  Newport is a wholly owned subsidiary of New Wave Group AB (Publ), a business corporation organized under the laws of Sweden (“New Wave”).

2.     The Board of Directors of each corporation deems it advisable and in the best interests of each respective corporation to merge Newport into Cutter & Buck (the “Merger”), as authorized by the laws of the State of Washington and pursuant to the terms and conditions of this Plan of Merger.

3.     The Merger shall be effective upon the filing of the Articles of Merger with the Secretary of State of the State of Washington (the “Effective Time”).

4.     As of the Effective Time, Newport shall merge with and into Cutter & Buck, with Cutter & Buck being the surviving corporation (the “Surviving Corporation”), and without further act, all other effects of merger as set forth in RCW 23B.11.060.

5.     As of the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety in the form attached hereto as Exhibit A.

6.     As of the Effective Time, by virtue of the Merger, each share of Cutter & Buck common stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive from New Wave $14.38 in cash.

7.     As of the Effective Time, by virtue of the Merger, each share of common stock of Newport issued and outstanding immediately prior to the Effective Time, shall automatically and without any action on the part of the holder thereof be converted into and evidenced by one share of common stock, no par value per share, of the Surviving Corporation.

Dated as of this       day of             2007.

NEWPORT ACQUISITION CORPORATION

Goran Harstedt
Vice President
CUTTER & BUCK INC.

Ernest R. Johnson,
Chief Executive Officer

Exhibit A

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
CUTTER & BUCK INC.

These Amended and Restated Articles of Incorporation are filed pursuant to RCW 23B.10.070 and RCW 23B.11.080:

FIRST:   The name of the corporation is CUTTER & BUCK INC. (the “Corporation”).

SECOND:   The number of shares which the Corporation is authorized to issue is 1,000, all of which are without par value and are of the same class and are to be Common shares.

THIRD:   The purpose of this Corporation is to engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the Washington Business Corporation Act.  This Corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purposes of this Corporation and to exercise any and all powers authorized or permitted under any law that may be now or hereafter applicable or available to this Corporation.

FOURTH:   No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which  the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

FIFTH:   The Board shall have the power to adopt, amend or repeal the Bylaws of this Corporation, subject to the power of the shareholders to amend or repeal such Bylaws.  The shareholders shall also have the power to adopt, amend or repeal the Bylaws of this Corporation.

SIXTH:   The number of directors of this Corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein.

SEVENTH:   The Corporation shall, to the fullest extent permitted by the provisions of the Washington Business Corporation Act, as the  same may be  amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

EIGHTH:   The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of the Washington Business Corporation Act, as the same may be amended and supplemented.

NINTH:   Except as otherwise prescribed by the provisions of Section 23B.07.270 of the Washington Business Corporation Act, with respect to any shareholder action for which the vote  of at least a

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two-thirds proportion of all the votes entitled to be cast by any voting group of shareholders of the  Corporation is otherwise required by the provisions of the Washington Business Corporation Act for the adoption of that action, the vote of at least a majority of all the votes entitled to be cast by such voting group shall be sufficient for the adoption of that action.

TENTH:   Any action required or permitted by the provisions of the Washington Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting or a vote if the action is taken by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted, to the fullest extent and in the manner authorized by the provisions of Section 23B.07.040 of the Washington Business Corporation Act.

ELEVENTH:   Shareholders shall not be entitled to cumulate their votes in the election of directors.

TWELFTH:   The duration of the Corporation shall be perpetual.

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EXHIBIT C

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
CUTTER & BUCK INC.

These Amended and Restated Articles of Incorporation are filed pursuant to RCW 23B.10.070 and RCW 23B.11.080:

FIRST:   The name of the corporation is CUTTER & BUCK INC. (the “Corporation”).

SECOND:   The number of shares which the Corporation is authorized to issue is 1,000, all of which are without par value and are of the same class and are to be Common shares.

THIRD:   The purpose of this Corporation is to engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the Washington Business Corporation Act.  This Corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purposes of this Corporation and to exercise any and all powers authorized or permitted under any law that may be now or hereafter applicable or available to this Corporation.

FOURTH:   No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which  the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

FIFTH:   The Board shall have the power to adopt, amend or repeal the Bylaws of this Corporation, subject to the power of the shareholders to amend or repeal such Bylaws.  The shareholders shall also have the power to adopt, amend or repeal the Bylaws of this Corporation.

SIXTH:   The number of directors of this Corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein.

SEVENTH:   The Corporation shall, to the fullest extent permitted by the provisions of the Washington Business Corporation Act, as the  same may be  amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

EIGHTH:   The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of the Washington Business Corporation Act, as the same may be amended and supplemented.

NINTH:   Except as otherwise prescribed by the provisions of Section 23B.07.270 of the Washington Business Corporation Act, with respect to any shareholder action for which the vote  of at least a two-thirds proportion of all the votes entitled to be cast by any voting group of shareholders of the  Corporation is otherwise required by the provisions of the Washington Business Corporation Act for the adoption of that action, the vote of at least a majority of all the votes entitled to be cast by such voting group shall be sufficient for the adoption of that action.

TENTH:   Any action required or permitted by the provisions of the Washington Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting or a vote if the action is taken by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted, to the fullest extent and in the manner authorized by the provisions of Section 23B.07.040 of the Washington Business Corporation Act.

ELEVENTH:   Shareholders shall not be entitled to cumulate their votes in the election of directors.

TWELFTH:   The duration of the Corporation shall be perpetual.

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Annex B

STRICTLY CONFIDENTIAL

April 12, 2007

The Board of Directors

Cutter & Buck Inc.

701 North 34th Street, Suite 400

Seattle, WA 98103

Members of the Board of Directors:

You have requested our opinion (“Opinion”) as to the fairness, from a financial point of view, to the holders of common stock, no par value (the “Shares”), of Cutter & Buck Inc. (the “Company”) of the $156,526,314.00, or $14.38 per Share, in cash to be received by such shareholders pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into among the Company and New Wave Group AB (“Parent”) and Newport Acquisition Corporation, a Washington corporation and wholly-owned subsidiary of Parent (“Merger Sub”). The Agreement provides for the merger of the Merger Sub with and into the Company pursuant to which, among other things, each share of common stock of the Company will be converted into the right to receive $14.38 in cash (the “Merger”). The terms and conditions of the Merger are more fully set forth in the Agreement.

Kurt Salmon Associates Capital Advisors, Inc. (“KSA CA”), as a customary part of our investment banking business, engages in the valuation of businesses and their securities in connection with mergers and acquisitions. KSA CA has acted as financial advisor to the Company in connection with the Merger and will receive a fee from the Company, the principal portion of which is contingent upon the consummation of the Merger. KSA CA will also receive a fee from the Company for providing this Opinion. The Opinion fee is not contingent upon the consummation of the Merger. The Company has also agreed to reimburse our expenses and indemnify KSA CA against certain liabilities in connection with our services. We have not provided any other investment banking services for the Company in the past, nor have we provided any prior or current investment banking services to Parent; however, we may seek to be engaged in the future to perform investment banking services for the Company or Parent.

In connection with our role as financial advisor to the Company, and in arriving at our Opinion, we have reviewed and analyzed such materials and considered such financial and other factors that we deemed relevant under the circumstances. In addition, we have:

(i)                          reviewed the financial terms and conditions of the draft Agreement provided to us by the Company’s legal counsel on April 9, 2007;

(ii)                      reviewed and analyzed certain financial and other data with respect to the Company, which was publicly available or made available to us from internal records of the Company;

(iii)                  reviewed and analyzed certain internal financial projections for the Company on a stand-alone basis provided to us by the management of the Company (the “Projections”);

(iv)                    compared the financial performance of the Company with that of certain other publicly-traded companies deemed by us to be relatively and reasonably comparable to the Company or otherwise relevant to our inquiry;

The Peachtree • 1355 Peachtree Street NE, Suite 900 • Atlanta, GA 30309

PHONE 404.892.0321 • FAX 404.253.0373

www.ksacapitaladvisors.com

(v)                        reviewed the financial terms, to the extent publicly available, of certain transactions deemed by us to be relatively and reasonably comparable or otherwise relevant to our inquiry;

(vi)                    reviewed and analyzed the reported prices and trading history of the Shares from April 12, 2002 to April 11, 2007;

(vii)                performed a discounted cash flows analysis for the Company on a stand-alone basis; and

(viii)            reviewed other financial studies, analyses and investigations we deemed appropriate, including our assessment of general economic, market and monetary conditions.

In addition, we have had discussions with the management of the Company concerning its business and operations, assets, present condition and future prospects, participated in discussions and negotiations among representatives of the Company and Parent, and undertook such other studies, analyses and investigations as we deemed relevant and appropriate.

In preparing our Opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal. We express no opinion regarding the liquidation value of the Company. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the Projections furnished to or discussed with us by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company’s management as to the expected future financial performance of the Company, and we express no opinion with respect to such forecasts or the assumptions upon which they are based. We have further relied upon the assurances of senior management of the Company that they are not aware of any facts that would make such financial or other information relating to the Company inaccurate or misleading. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or Parent and without reducing the contemplated benefits of the Merger to the Company or its shareholders.

This Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated only as of the date of this letter. It should be understood that subsequent developments may affect this opinion and that we assume no responsibility to update, revise or reaffirm this Opinion based upon events or circumstances occurring after the date hereof. Further, we express no opinions on matters of legal, regulatory, tax or accounting nature relating to or arising out of the proposed Merger, and have relied, with your consent, on the advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement. Without limiting the generality of the foregoing, we have not undertaken any independent analysis of any current, pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our Opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

In rendering this Opinion, we have assumed that the proposed Merger will be consummated on substantially the same terms as described in the draft of the Agreement that was provided to us, without any waiver of any material terms or conditions by the Company. Further, we have assumed that, in all respects material to our analysis, the representations and warranties of the Company and Parent contained in the Agreement are true and correct and that each of the parties to the Agreement will perform all of the covenants and agreements to be performed by it under the Agreement.

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We do not express any opinion as to the price or range of prices at which Cutter & Buck Shares may trade subsequent to the public announcement of the Merger.

This Opinion is for the use and benefit of the Board of Directors of the Company. This Opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any shareholders of the Company as to how such shareholders should vote in connection with the Merger. This Opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner, in whole or in part, without KSA CA’s prior written consent, except that the Company may include the Opinion in its entirety in any disclosure document to be sent to the Company’s shareholders or filed with the United States Securities and Exchange Commission relating to the Merger.

This Opinion addresses only the fairness, from a financial point of view, of the consideration to be received by the Company’s shareholders in the proposed Merger, and we do not express any views on any of the other terms of the proposed Merger. Specifically, this Opinion does not address the Company’s underlying business decision to effect the proposed Merger as compared to any alternative business strategies that might exist for Cutter & Buck, the financing of the Merger or the effects of any other transaction in which the Company might engage.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof and from a financial point of view, the consideration to be received by the Company’s shareholders in the proposed Merger is fair to such shareholders.

Very truly yours,

/s/ KURT SALMON ASSOCIATES CAPITAL ADVISORS, INC.
KURT SALMON ASSOCIATES CAPITAL ADVISORS, INC.

3

Annex C

TITLE 23B. WASHINGTON BUSINESS CORPORATION ACT

CHAPTER 23B.13. DISSENTERS’ RIGHTS

RCW 23B.13.010. Definitions.

As used in this chapter:

(1)   “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2)   “Dissenter” means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

(3)   “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4)   “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5)   “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6)   “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7)   “Shareholder” means the record shareholder or the beneficial shareholder. [1989 c 165 § 140.]

RCW 23B.13.020. Right to dissent.

(1)   A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(a)    Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation, and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

(b)   Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(c)    Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(d)   An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder’s shares in exchange for cash or other consideration other than shares of the corporation; or

(e)    Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2)   A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

(3)   The right of a dissenting shareholder to obtain payment of the fair value of the shareholder’s shares shall terminate upon the occurrence of any one of the following events:

(a)    The proposed corporate action is abandoned or rescinded;

(b)   A court having jurisdiction permanently enjoins or sets aside the corporate action; or

(c)    The shareholder’s demand for payment is withdrawn with the written consent of the corporation.

[2003 c 35 § 9; 1991 c 269 § 37; 1989 c 165 § 141.]

RCW 23B.13.030. Dissent by nominees and beneficial owners.

(1)   A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter’s other shares were registered in the names of different shareholders.

(2)   A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if:

(a)    The beneficial shareholder submits to the corporation the record shareholder’s consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights, which consent shall be set forth either (i) in a record or (ii) if the corporation has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and

(b)   The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

[2002 c 297 § 35; 1989 c 165 § 142.]

RCW 23B.13.200. Notice of dissenters’ rights.

(1)   If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

(2)   If corporate action creating dissenters’ rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after the effective date of such corporate action, shall deliver a notice to all shareholders entitled to assert dissenters’ rights that the action was taken and send them the notice described in RCW 23B.13.220.

[2002 c 297 § 36; 1989 c 165 § 143.]

RCW 23B.13.210. Notice of intent to demand payment.

(1)   If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights must (a) deliver to the corporation before the vote is taken notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

(2)   A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder’s shares under this chapter.

[2002 c 297 § 37; 1989 c 165 § 144.]

RCW 23B.13.220. Dissenters’ rights—Notice.

(1)   If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is authorized at a shareholders’ meeting, the corporation shall deliver a notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

(2)   The notice must be sent within ten days after the effective date of the corporate action, and must:

(a)    State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b)   Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c)    Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d)   Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

(e)    Be accompanied by a copy of this chapter.

[2002 c 297 § 38; 1989 c 165 § 145.]

RCW 23B.13.230. Duty to demand payment.

(1)   A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder’s certificates, all in accordance with the terms of the notice.

(2)   The shareholder who demands payment and deposits the shareholder’s share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

(3)   A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder’s shares under this chapter.

[2002 c 297 § 39; 1989 c 165 § 146.]

RCW 23B.13.240. Share restrictions.

(1)   The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

(2)   The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

[1989 c 165 § 147.]

RCW 23B.13.250. Payment.

(1)   Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder’s shares, plus accrued interest.

(2)   The payment must be accompanied by:

(a)    The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b)   An explanation of how the corporation estimated the fair value of the shares;

(c)    An explanation of how the interest was calculated;

(d)   A statement of the dissenter’s right to demand payment under RCW 23B.13.280; and

(e)    A copy of this chapter.

[1989 c 165 § 148.]

RCW 23B.13.260. Failure to take action.

(1)   If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

(2)   If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters’ notice under RCW 23B.13.220 and repeat the payment demand procedure.

[1989 c 165 § 149.]

RCW 23B.13.270. After-acquired shares.

(1)   A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2)   To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under RCW 23B.13.280.

[1989 c 165 § 150.]

RCW 23B.13.280. Procedure if shareholder dissatisfied with payment or offer.

(1)   A dissenter may deliver a notice to the corporation informing the corporation of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate, less any payment under RCW 23B.13.250, or reject the corporation’s offer under RCW 23B.13.270 and demand payment of the dissenter’s estimate of the fair value of the dissenter’s shares and interest due, if:

(a)    The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

(b)   The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

(c)    The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(2)   A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

[2002 c 297 § 40; 1989 c 165 § 151.]

RCW 23B.13.300. Court action.

(1)   If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2)   The corporation shall commence the proceeding in the superior court of the county where a corporation’s principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3)   The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4)   The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

(5)   The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(6)   Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

[1989 c 165 § 152.]

RCW 23B.13.310. Court costs and counsel fees.

(1)   The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

(2)   The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)    Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

(b)   Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

(3)   If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

[1989 c 165 § 153.]

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR”THE PROPOSALS.	Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

ITEM 1. Approval of the Agreement and plan of Merger, dated as of April 12, 2007 (the “Merger Agreement”), by and among Cutter & Buck Inc, New Wave Group AB and Newport Acquisition Corporation and the transactions contemplated in the Merger Agreement, including the Merger of Newport Acquisition Corporation with and into Cutter & Buck Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

ITEM 2–Approval of the postponement or adjournment of the special meeting to a later date to solicit additional votes, if necessary.

ITEM 3–In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Dated:	, 2007

Signature

Signature if held jointly

Please sign exactly as your name appears on this Voting Form. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the date of the special meeting.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/CBUK Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Proxy Statement on the internet at www.cutterbuck.com

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CUTTER & BUCK INC.

The undersigned hereby appoints Ernest R. Johnson and Michael Gats, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cutter & Buck Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders of the Company to be held           , 2007 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Cutter & Buck Inc. account online.

Access your Cutter & Buck Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Cutter & Buck Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

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